UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                 Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §204.14a-12

WMS INDUSTRIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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800 South Northpoint Boulevard

Waukegan, Illinois 60085

October 27, 2009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Thursday, December 10, 2009

9:00 a.m., Central Time

The Four Seasons Hotel

120 E. Delaware Place

Chicago, Illinois 60611

AGENDA:

1.	To elect a board of ten (10) directors;

2.	To approve the adoption of the WMS Industries Inc. Incentive Plan (2009 Restatement) (the “2009 Restated Incentive Plan”);

3.	To approve an Amendment to the WMS Industries Inc. Certificate of Incorporation to increase our authorized common stock to 200,000,000 shares;

4.	To ratify the appointment of Ernst & Young as our independent registered public accounting firm for our fiscal year ending June 30, 2010; and

5.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Only stockholders of record at the close of business on October 15, 2009 are entitled to notice of and to vote at our Annual Meeting of Stockholders and any adjournments thereof. A list of the stockholders entitled to vote will be available for examination by any of our stockholders for any purpose germane to the Annual Meeting of Stockholders during regular business hours at our principal executive offices for the period beginning ten calendar days prior to the December 10, 2009 meeting until the end of the meeting.

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS 2, 3 and 4.

By Order of the Board of Directors,

Kathleen J. McJohn

Vice President, General Counsel

and Secretary

YOU ARE REQUESTED, WHETHER OR NOT YOU PLAN TO BE PRESENT AT THE

ANNUAL MEETING OF STOCKHOLDERS, TO MARK, DATE, SIGN AND RETURN

PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED PREPAID ENVELOPE.

i

Page
Rate of Grant of Awards under the 2009 Restated Incentive Plan	52
Summary of the 2009 Restated Incentive Plan	52
Federal Income Tax Consequences—Options	56
New Plan Benefits Under the 2009 Restated Incentive Plan	56
Vote Required for Adoption	57
Proposal 3—Approval of an Amendment to the WMS Industries Inc. Certificate of Incorporation to increase our authorized common stock to 200,000,000 shares	57
Amendment	57
Shares Reserved	57
Reasons for Amendment	58
Effect of Amendment	58
Vote Required for Approval	58
Proposal 4—Ratification of Appointment of Independent Registered Public Accounting Firm	59
Vote Required for Ratification	59
Audit and Ethics Committee Report	60
Other Matters	61
Stockholder Proposals	61
Section 16(a) Beneficial Ownership Reporting Compliance	61

Annex A—WMS Industries Inc. Incentive Plan (2009 Restatement)	A-1

ii

ANNUAL MEETING OF STOCKHOLDERS

WMS INDUSTRIES INC.

PROXY STATEMENT

IMPORTANT NOTICE

REGARDING THE AVAILABILITY OF

PROXY MATERIALS FOR THE

STOCKHOLDERS MEETING

TO BE HELD ON DECEMBER 10, 2009

PLEASE NOTE: ALTHOUGH WE HAVE SEPARATELY MAILED THESE DOCUMENTS TO OUR STOCKHOLDERS OF RECORD AS OF OCTOBER 15, 2009, OUR 2009 ANNUAL REPORT, NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND PROXY CARD ARE ALSO AVAILABLE ONLINE AT http://ir.wms.com.

FREQUENTLY ASKED QUESTIONS

1.	WHY DID I RECEIVE THIS PROXY STATEMENT?

The Board of Directors of WMS Industries Inc. is soliciting proxies for our 2009 Annual Meeting of Stockholders and any adjournment of that meeting. We have retained Georgeson Shareholder Communications, Inc., to assist in the distribution of our proxy materials. We will pay the entire cost of this solicitation, including Georgeson’s fee which we expect to be approximately $2,500. When we ask for your proxy, we are required to provide you with a Proxy Statement containing the information specified by law.

This Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and our 2009 Annual Report are being mailed to stockholders beginning on or about October 27, 2009.

2.	WHAT MAY I VOTE ON AT THE MEETING?

You may vote on:

➢	The election of ten (10) directors to serve on our Board of Directors.

➢	The approval of our 2009 Restated Incentive Plan.

➢	The approval of an amendment to our Certificate of Incorporation to increase our authorized common stock to 200,000,000 shares.

➢	The ratification of the appointment of Ernst & Young as our independent registered public accounting firm for our fiscal year ending June 30, 2010.

➢	Other matters properly brought before the Meeting.

3.	HOW DOES THE BOARD RECOMMEND THAT I VOTE ON THE PROPOSALS?

Our Board of Directors recommends that you vote:

➢	FOR each of the director nominees to serve on our Board of Directors.

➢	FOR the approval of our 2009 Restated Incentive Plan.

➢	FOR the approval of an Amendment to our Certificate of Incorporation to increase our authorized common stock to 200,000,000 shares.

➢	FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm for our fiscal year ending June 30, 2010.

4.	WILL ANY OTHER ITEMS BE CONSIDERED AT THE ANNUAL MEETING?

We do not expect any other items of business to be addressed at the Annual Meeting. Nonetheless, if any such items do arise, your proxy will give discretionary authority to the persons named on the proxy to vote on such items. These persons will use their best judgment in voting your proxy.

5.	WHO IS ENTITLED TO VOTE?

Holders of shares of our common stock as of the close of business on October 15, 2009, the Record Date, are entitled to vote on all items properly presented at the Annual Meeting of Stockholders. On the Record Date, 58,723,805 shares of our common stock were outstanding. Every stockholder is entitled to one vote for each share of common stock held. A list of these stockholders will be available during ordinary business hours at our principal place of business, located at 800 South Northpoint Blvd., Waukegan, Illinois 60085, from our Corporate Secretary at least ten calendar days before December 10, 2009. The list of stockholders will also be available at the Annual Meeting of Stockholders.

6.	HOW DO I VOTE?

You may vote in person by attending the Annual Meeting of Stockholders or you may vote by mail by completing and properly signing each proxy card you receive and returning it to us in the prepaid envelope. When received, your proxy will be voted as you direct by one of the individuals indicated on the card (your “proxy”). If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the election of the director nominees, FOR the approval of our 2009 Restated Incentive Plan, FOR the approval of an amendment to our Certificate of Incorporation to increase our authorized common stock to 200,000,000 shares, and FOR the ratification of the appointment of Ernst & Young as our independent registered public accounting firm.

7.	WHO CAN ATTEND THE ANNUAL MEETING OF STOCKHOLDERS?

Only stockholders as of the close of business on October 15, 2009, holders of proxies for those stockholders and other persons invited by us can attend. If your shares are held by your broker in “street name,” you must bring a letter from your broker or a copy of your instruction form from your broker to the meeting showing that you were the direct or indirect (“beneficial”) owner of the shares on October 15, 2009 to attend the meeting.

8.	CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. You may change your vote at any time before the voting concludes at the Annual Meeting of Stockholders by taking any one of the following actions:

➢	Sending in another proxy signed on a later date by mail.

➢	Notifying our Corporate Secretary in writing before the Annual Meeting of Stockholders that you wish to revoke your proxy.

➢	Voting in person at the Annual Meeting of Stockholders.

9.	HOW DO I VOTE MY SHARES IF THEY ARE HELD BY MY BROKER?

If your shares are held by your broker in “street name,” you will receive a form from your broker seeking instruction as to how your shares should be voted. We urge you to complete this form and instruct your broker how to vote on your behalf. You can also vote in person at the Annual Meeting of Stockholders, but you must bring a letter from the broker showing that you were the beneficial owner of your shares on October 15, 2009.

10.	WHAT IS A “QUORUM”?

A “quorum” is a majority of our outstanding shares of common stock. The shares may be present at the Annual Meeting of Stockholders or represented by proxy. There must be a quorum for the Annual Meeting of Stockholders to be held. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum. Broker “non-votes” are also considered a part of the quorum. Broker non-votes occur when a broker holding shares for a beneficial owner does not vote on a particular matter because under the rules of the New York Stock Exchange (NYSE), the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

11.	WHAT IS BROKER “DISCRETIONARY” VOTING?

Under the rules of the NYSE, if you hold your shares through a broker, your broker is permitted to vote your shares on the election of directors and ratification of our independent registered public accounting firm in its discretion if it has transmitted the proxy materials to you and has not received voting instructions from you on how to vote your shares before the deadline set by your broker. Your broker cannot vote your shares without your instruction on how to vote on the approval of our 2009 Restated Incentive Plan or the approval of an Amendment to our Certificate of Incorporation to increase our authorized common stock to 200,000,000 shares, so it is very important that you instruct your broker how to vote on these proposals.

12.	HOW ARE MATTERS PASSED OR DEFEATED AT THE ANNUAL MEETING?

➢

Proposal 1, election of Directors. Under Delaware law, the ten director nominees receiving the highest number of affirmative votes will be elected. Our Board of Directors has adopted a policy requiring any director nominee who receives a greater number of votes “withheld” than votes “for” his or her election to tender his or her resignation to the Board of Directors for consideration by our Nominating and Corporate Governance Committee and our Board. For purposes of this calculation, abstentions will not be counted. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

➢

Proposal 2, approval of our 2009 Restated Incentive Plan. We must receive affirmative votes from more than 50 percent of the shares that are present and entitled to vote, provided that at least a majority of our outstanding shares of common stock vote on the proposal, in order for this proposal to be approved. Broker non-votes are not counted as shares voting on this proposal. An abstention has the same effect as a vote AGAINST this proposal.

➢

Proposal 3, approval of the amendment to our Certificate of Incorporation to increase our authorized common stock to 200,000,000 shares. We must receive affirmative votes from more than 50 percent of our outstanding shares of common stock in order for this proposal to be approved. Broker non-votes and abstentions have the same effect as votes AGAINST this proposal.

➢

Proposal 4, ratification of the appointment of our independent registered public accounting firm. We must receive affirmative votes from more than 50 percent of the shares that are present and entitled to vote in order for this proposal to be approved. An abstention has the same effect as a vote AGAINST this proposal.

13.	WHO WILL COUNT THE VOTES?

Proxies will be tabulated by our transfer agent, American Stock Transfer and Trust Company.

14.	IS MY VOTE CONFIDENTIAL?

Proxy cards, ballots and voting tabulations that identify individual stockholders are mailed or returned directly to American Stock Transfer and Trust Company and handled in a manner that protects your voting privacy. Your vote will not be disclosed except (1) as needed to permit American Stock Transfer and Trust Company to tabulate and certify the vote and (2) as required by law. However, comments written on the proxy card may be forwarded to management. In that case, your identity may not be kept confidential.

15.	DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

If you are the beneficial owner, but not the record holder of our shares, your broker, bank or other nominee may only deliver one copy of our Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and 2009 Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from you or one or more of the other stockholders at the same address. We will deliver promptly, upon written or oral request, a separate copy of our Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and 2009 Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of these documents, now or in the future, should submit this request by writing to American Stock Transfer and Trust Company, 59 Maiden Lane, Plaza Level, New York, NY 10038 or by calling (800) 937-5449 or (718) 921-8124. Beneficial owners sharing an address who are receiving multiple copies of these documents and who wish to receive a single copy in the future will need to contact their broker, bank or other nominee to request that only one copy of each document be mailed to all stockholders at the shared address in the future.

16.	CAN I VIEW THESE PROXY MATERIALS ONLINE?

Yes, although we have mailed these documents to our record stockholders, our 2009 Annual Report, Notice of Annual Meeting, Proxy Statement and Proxy Card are also available online on our Investor Relations Page at http://ir.wms.com.

17.	WHERE CAN I FIND THE VOTING RESULTS FROM THE ANNUAL MEETING?

We will publish the voting results from our Annual Meeting in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2009, which we will file with the SEC on or about February 9, 2010. To view our Quarterly Report on Form 10-Q online, go to our Investor Relations Website at http://ir.wms.com and click on the SEC Filings link.

18.	WHEN ARE STOCKHOLDER PROPOSALS DUE FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS?

We must receive any stockholder proposals of matters to be acted upon at our 2010 Annual Meeting of Stockholders on or before June 25, 2010, in order to consider including them in our proxy materials for that meeting. Except as otherwise permitted under Rule 14a-8 under the Securities Exchange Act of 1934, in order for a matter to be acted upon at an Annual Meeting of Stockholders, notice of stockholder proposals must be delivered to us not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting of Stockholders; provided, however, that in the event that the date of the Annual Meeting of Stockholders is more than 30 days before or more than 70 days after such anniversary date, notice by a stockholder must be delivered to our Corporate Secretary at 800 South Northpoint Blvd., Waukegan, Illinois 60085 not earlier than the 120th day prior to an Annual Meeting of Stockholders and not later than the 10th day following the day on which we first publicly announce the date of the meeting. Next year, provided we do not change our meeting date as described above, the submission period for stockholder notices and director nominations will extend from August 12, 2010 to September 11, 2010, except as otherwise permitted under Rule 14a-8 under the Securities Exchange Act of 1934.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of ten directors. Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated all ten of our current directors, named below, to stand for re-election as directors to serve for a term expiring at our 2010 Annual Meeting of Stockholders or until their respective successors are elected and qualify, except that in accordance with our By-laws such service will terminate immediately if any gaming regulatory authority communicates its determination that such individual is not suitable for being licensed or is not licensable by such authority.

Unless authority to vote for the election of directors is withheld, the proxy holders named in the enclosed proxy will vote all shares represented thereby in favor of the election of each of the nominees named below. If any of the nominees are unable to serve or refuse to serve as directors, an event which the Board does not anticipate, the proxies will be voted in favor of those nominees who do remain as candidates, except as you otherwise specify, and may be voted for substituted nominees designated by the Board.

Name of Nominee (Age)	Position with Company and Principal Occupation	Director Since
Harold H. Bach, Jr. (77)	Director; Retired Chief Financial Officer of Midway Games Inc.	2003
Robert J. Bahash (64)	Director; Executive Vice President and Chief Financial Officer of The McGraw-Hill Companies	2007
Brian R. Gamache (50)	Chairman of the Board; Chief Executive Officer	2001
Patricia M. Nazemetz (59)	Director; Chief Human Resources and Ethics Officer of Xerox Corporation	2007
Louis J. Nicastro (81)	Founding Director; Retired Chairman and Chief Executive Officer of WMS Industries Inc.	1974
Neil D. Nicastro (52)	Director; Retired President and Chief Executive Officer of Midway Games Inc.	1986
Edward W. Rabin, Jr. (62)	Lead Director; Retired President of Hyatt Hotels Corporation	2005
Ira S. Sheinfeld (71)	Director; Partner, Hogan & Hartson, LLP (Attorneys-at-Law)	1993
Bobby L. Siller (64)	Director; Retired Member of the Nevada Gaming Control Board	2008
William J. Vareschi, Jr. (67)	Director; Retired Chief Executive Officer and Vice Chairman of Central Parking Corporation	2004

Harold H. Bach, Jr. joined our Board in 2003. He served as Chief Financial Officer and an Executive Vice President of Midway Games Inc. (OTC; MWYGQ) (“Midway”) for more than five years until his retirement in September 2001. Mr. Bach also served as Vice President – Finance, Chief Financial Officer and Chief Accounting Officer of WMS for over five years until 1999 when he resigned his position with us to devote his full business time to Midway. Mr. Bach is a certified public accountant (retired) and was a partner in the accounting firms of Ernst & Young (1989-1990) and Arthur Young & Company (1967-1989). Mr. Bach is the Chairman of our Audit and Ethics Committee.

Robert J. Bahash joined our Board in 2007. He has served as Executive Vice President and Chief Financial Officer for The McGraw-Hill Companies since 1988. Mr. Bahash has been with McGraw-Hill since 1974 and has held a number of finance-related positions. Mr. Bahash is a member of the American Institute of Certified Public Accountants, the Financial Executives Institute, and the New Jersey Society of Certified Public Accountants. Mr. Bahash is a certified public accountant and a member of our Audit and Ethics Committee and our Compensation Committee.

Brian R. Gamache has served as our Chairman of the Board and Chief Executive Officer since being named Chairman in July 2008. Mr. Gamache originally joined WMS in 1990, when he served in various executive capacities for our former hotel and resort subsidiaries, rising to the position of President and Chief Operating Officer. At the time of WMS’ 1997 spin-off of WHG Resorts & Casinos Inc., Mr. Gamache left WMS to devote his full time to WHG Resorts & Casinos Inc. Subsequent to the 1997 sale of WHG, Mr. Gamache served as President of the Luxury and Resort Division of Wyndham International from 1998 until April 2000. Mr. Gamache then rejoined WMS as President and Chief Operating Officer, and was named President and Chief Executive Officer, concurrently with his appointment to the Board of Directors, in June 2001. Mr. Gamache is a director of KapStone Paper and Packaging Corporation (NASDAQ: KPPC). Mr. Gamache is also a member of the Board of the American Gaming Association serving as the Chair of its Finance Committee, and is a Trustee of Lake Forest Academy.

Patricia M. Nazemetz joined our Board in 2007. She has served as Chief Human Resources and Ethics Officer for Xerox Corporation since 2007. Ms. Nazemetz has also served as a Vice President for Xerox Corporation since January 1999. Ms. Nazemetz has been with Xerox since 1979 and has held a number of human resource related positions. She is also a trustee of Fordham University. Ms. Nazemetz is a member of our Compensation Committee and our Nominating and Corporate Governance Committee.

Louis J. Nicastro has served as a director since our incorporation in 1974. Mr. Nicastro served as our Chairman of the Board from 1974 until 2008. Mr. Nicastro is designated as our Founding Director in recognition of his contributions to our company. Additionally, he was our Chief Executive Officer from 1998 until June 2001 and was also President from 1998 to April 2000. Mr. Nicastro also served as our Chief Executive Officer or Co-Chief Executive Officer from 1974 to 1996 and as President during the periods 1985-1988 and 1990-1991, among other executive positions. Mr. Nicastro is Neil D. Nicastro’s father.

Neil D. Nicastro has served on our Board since 1986. He has also served in various executive positions for us, including President, Chief Executive Officer and Chief Operating Officer, beginning in 1986 until his resignation from all executive positions with us in 1998. Mr. Nicastro served as Midway’s President from 1991 until May 2003 and Chief Executive Officer from 1996 to May 2003. He also served as Midway’s Chairman of the Board from 1996 until June 2004. Mr. Nicastro is Louis J. Nicastro’s son. Mr. Nicastro is a member of our Gaming Compliance Committee.

Edward W. Rabin, Jr. joined our Board in 2005 and became our Lead Director in July 2008. Mr. Rabin served as the President of Hyatt Hotels Corporation from 2003 until his retirement in January 2006. Between 1989 and 2003, Mr. Rabin served as Executive Vice President for Hyatt Hotels Corporation, and was named Chief Operating Officer in 2000. Mr. Rabin is a director of PrivateBancorp, Inc. (NASDAQ-PVTB), Sally Beauty Holdings (NYSE: SBH), and Oneida Ltd. Mr. Rabin serves as Chairman of our Compensation Committee, and is a member of our Audit and Ethics Committee.

Ira S. Sheinfeld joined our Board in 1993. He has been a member of the law firm of Hogan & Hartson, LLP and a predecessor law firm, Squadron, Ellenoff, Plesent & Sheinfeld LLP, New York, New York, for more than five years.

Bobby L. Siller joined our Board in 2008. He was one of three members of the Nevada State Gaming Control Board serving for eight years from January 1999 until December 31, 2006. Prior to his appointment to the Nevada State Gaming Control Board, he served for 25 years with the Federal Bureau of Investigation (FBI). At the FBI, he was Special Agent-in-Charge of the Las Vegas Division for three years, as well as at bureau offices in Dayton, Ohio and Dallas, Texas, and as an administrator with the FBI Academy in Quantico, Virginia. Mr. Siller is a member of our Gaming Compliance Committee and our Nominating and Corporate Governance Committee.

William J. Vareschi, Jr. joined our Board in 2004. He was the Chief Executive Officer and Vice Chairman of the Board of Central Parking Corporation from April 2001 until his retirement in May 2003. Before joining Central Parking Corporation in April 2001, his prior business career of more than 35 years was spent with the General Electric Company, which he joined in 1965. He held numerous financial management positions within GE, including Chief Financial Officer for GE Plastics Europe (in the Netherlands), GE Lighting (Cleveland, Ohio), and GE Aircraft Engines (Cincinnati, Ohio). In 1996, Mr. Vareschi became President and Chief Executive

Officer of GE Engine Services, a position he held until July 2000. Mr. Vareschi also serves as lead director, chairman of the executive committee and a member of the audit committee of WESCO International Inc. (NYSE: WCC). Mr. Vareschi serves as Chairman of our Nominating and Corporate Governance Committee and is a member of our Audit and Ethics Committee.

Vote Required to Elect Nominees

Under Delaware law, the affirmative vote of a plurality of the shares present in person or by proxy at the Annual Meeting of Stockholders is required to elect directors, meaning that the ten director nominees receiving the highest number of votes will be elected. Our Board of Directors has adopted a policy requiring any director nominee who receives a greater number of votes “withheld” than votes “for” his or her election to tender his or her resignation to the Board of Directors for consideration by our Nominating and Corporate Governance Committee and our Board. For purposes of this calculation, abstentions will not be counted.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS

AND EXECUTIVE OFFICERS

Principal Stockholders

The following table sets forth information as of the dates noted in the footnotes about persons that, to our knowledge, as of October 15, 2009 beneficially owned more than 5% of our outstanding shares of common stock, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Common Stock
FMR LLC 82 Devonshire Street Boston, MA 02109	5,095,204	(1)	8.5%

(1)	Based upon an Amendment to Schedule 13G dated March 9, 2009, filed with the Securities and Exchange Commission by FMR LLC (“FMR”). FMR reported that it has sole voting power over 132,471 shares and sole dispositive power over 5,095,204 shares as a result of acting as investment advisor to various investment companies holding shares, including 515,673 shares of common stock resulting from the assumed conversion of $6,800,000 principal amount of our convertible notes 2.75% due July 15, 2010 and also including 4,962,733 shares over which Edward C. Johnson 3rd, Chairman of FMR, FMR and the funds have the sole power to dispose.

Security Ownership of Directors, Nominees and Executive Officers

The following table sets forth, as of October 15, 2009, information about the beneficial ownership of our common stock by each of our directors (all of whom are nominees) and our executive officers named in the Summary Compensation Table below and by all of our directors and executive officers as a group, determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934. Unless otherwise indicated, all shares shown as beneficially owned are held with sole voting and investment power. All persons listed beneficially own less than 1% of our outstanding shares, except our Directors and Executive Officers as a group beneficially own 2.5% of our outstanding shares.

Name of Beneficial Owner	Total Beneficially Owned (1)		Number of Vested Options (1)	Number of Shares of Restricted Stock or Units		Number of Deferred Units (2)
Harold H. Bach, Jr.*	20,528		—	15,550		4,978
Robert J. Bahash*	55,083		25,000	8,914		—
Orrin J. Edidin	107,174		54,486	39,320	(3)	—
Brian R. Gamache*	377,157		231,693	69,563	(3)	—
Kenneth Lochiatto	96,874		80,518	16,356	(3)	—
Patricia M. Nazemetz*	37,747		25,000	8,914		—
Louis J. Nicastro*	31,853		11,325	15,550		4,978
Neil D. Nicastro*	58,177		33,960	15,550		4,978
Larry J. Pacey	129,280		101,634	27,646	(3)	—
Edward W. Rabin, Jr.*	68,969	(4)	15,000	15,550		—
Scott D. Schweinfurth	269,212		228,492	22,429	(3)	—
Ira S. Sheinfeld*	58,028		37,500	15,550		4,978
Bobby L. Siller *	33,914		25,000	8,914		—
William J. Vareschi, Jr.*	61,989		26,460	15,550		4,978

Directors and Executive Officers as a group (16 persons)	1,506,947		977,813	310,425		24,890

*	Nominee for Director
(1)	Includes shares subject to options that are currently exercisable or will become exercisable within 60 days. These shares are deemed outstanding for purposes of calculating the percentage of outstanding common stock owned by a person individually and by all directors and executive officers as a group but are not deemed outstanding for the purpose of calculating the individual ownership percentage of any other person.
(2)	Deferred units are non-voting interests which represent the right to receive, upon departure from the Board, one share of our common stock for each deferred unit granted.
(3)	Includes restricted stock units which are non-voting interests: Mr. Edidin (35,106 units), Mr. Gamache (68,401 units), Mr. Lochiatto (18,038 units), Mr. Pacey (18,910 units) and Mr. Schweinfurth (14,546 units).
(4)	Includes 32,168 shares held by the Edward Rabin Trust and 3,750 shares held by Mr. Rabin’s wife. Mr. Rabin disclaims beneficial ownership of the securities held by his wife.

CORPORATE GOVERNANCE

The following corporate governance materials are available and can be viewed and downloaded from the Corporate Governance section of the Investor Relations section of our website at http://ir.wms.com: (1) our Amended and Restated Certificate of Incorporation; (2) our Amended and Restated By-laws; (3) our Corporate Governance Guidelines; (4) our Code of Conduct applicable to our directors, officers and employees; (5) our Whistleblower Policy; and (6) the Charters of our Audit and Ethics, Compensation, and Nominating and Corporate Governance Committees. We will provide a copy of these documents to our stockholders, without charge, upon written request addressed to us at 800 South Northpoint Boulevard, Waukegan, Illinois 60085, attention: Treasurer.

Board of Directors	Ten (10) meetings in fiscal year 2009

Our Board of Directors is our ultimate decision-making body, responsible for overseeing our affairs, except with respect to those matters reserved to the stockholders by law or under our By-laws.

Each of our directors attended at least 75% of the aggregate number of meetings of the Board and all Committees on which he or she served during the fiscal year. Our non-employee directors hold regular executive sessions without management being present. During fiscal year 2009, our Board met in executive session without management being present at four (4) meetings. Our Lead Director, who is not an executive officer, presides at executive sessions of the Board of Directors.

Role of the Lead Director

In July 2008, our Board determined to combine the position of Chairman and Chief Executive Officer in order to unify the leadership of our company in one person, Mr. Gamache. At that time, our Board also created a Lead Director position to provide our Board with leadership that is independent of management. Mr. Edward W. Rabin, Jr. has served as our Lead Director since July 1, 2008.

As Chief Executive Officer, Mr. Gamache will focus on our strategic direction, global expansion, customer and employee satisfaction, leadership development and corporate culture. In his role as Chairman, Mr. Gamache will be responsible for presiding at meetings of the Board (other than executive sessions of non-employee directors) and, in consultation with our Lead Director, setting schedules for meetings, developing agendas and indicating the information to be provided to the directors.

Our Board has set the following criteria for our Lead Director: (i) independent in accordance with our standards for independence, (ii) no service as our full-time employee at any time, (iii) not a provider of professional services to us within the past five years, (iv) appointed by a majority vote of the independent members of the Board, and (iv) served on the Board for at least one year.

Our Board has determined that our Lead Director has the following responsibilities:

➢

Participate with the Chairman of the Board in establishing and approving Board meeting schedules, the agenda for Board meetings, the time allotted for agenda items, and the information to be sent to the Board.

➢	Convene and preside at executive sessions of the non-employee and independent members of the Board of Directors.

➢	Serve as liaison between the Chairman of the Board and the non-employee directors.

➢	Preside at all Board meetings at which the Chairman of the Board is not present.

➢	Facilitate communications between Board members and our officers, without in any way limiting the access of any Board member to such officers through other means.

➢	Be available, if requested by any stockholder owning 3% or more of our outstanding stock, for consultation and direct communication with such stockholder.

➢	Such other responsibilities as our Board may specify from time to time in order to better serve us and our stockholders.

Governance Principles

Our Board has adopted Corporate Governance Guidelines and a Code of Conduct. Under our Code of Conduct, only the Board of Directors or a Committee of the Board of Directors may grant a waiver of this code to an executive officer or director. Any waiver will be promptly disclosed to our stockholders and as required by law or NYSE regulations. We have established a whistleblower hotline for use by our employees and other interested parties to report suspected violations of our Code of Conduct or other complaints directly to executive management and our Audit and Ethics Committee. Quarterly, our internal audit department and General Counsel report any suspected violations of our Code of Conduct and any activity on our whistleblower hotline to our Audit and Ethics Committee and our Board of Directors. All employees and our directors are required to receive ethics training at least annually on our Code of Conduct.

Our Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, Code of Conduct, charters and key policies and practices as warranted.

Stock Ownership Guidelines

Our Board of Directors has adopted stock ownership guidelines for our directors. Under these guidelines each of our Board members is expected to own 5,000 shares. Deferred units and restricted stock held by our Board members count toward meeting the requirements but unexercised stock options do not. The guidelines were adopted in September 2006 and have been reviewed and updated periodically. Under the policy, newly appointed or elected directors will have four years from joining our board to comply with these guidelines. All directors currently comply with these guidelines.

Director Independence

It has been our policy, and it is a requirement of the listing standards of the NYSE, that a majority of the members of our Board qualify as “independent” directors who have no material relationship with us, other than serving as a director. Our Board has adopted the following categorical standards, as permitted by Section 303A.02 of the NYSE Listed Company Manual. A director who is not disqualified from being independent under Section 303A.02 of the NYSE Listed Company Manual and who meets all of the following categorical standards is presumed to be independent:

➢

The director does not directly or indirectly (as a partner, stockholder or officer of another company) provide consulting, legal or financial advisory services to us or our auditors for compensation exceeding (i) for direct services, $120,000 or (ii) for indirect services, the greater of $1 million or 2% of such other company’s revenues.

➢	The director does not own 5% or more of our common stock or convertible subordinated notes.

➢	The director does not serve as an executive officer or director of an organization that receives significant financial contributions from us.

Our Board has determined that the following members of our Board are independent in accordance with our policies: Messrs. Bach, Bahash, Rabin, Sheinfeld, Siller and Vareschi and Ms. Nazemetz.

In addition, in order to be nominated for election to our Board, our directors must possess a number of skills and other qualifications, as discussed below under the heading “Nominating and Corporate Governance Committee Policies.”

Evaluation of Board Performance

In 2009, as required by the Corporate Governance Standards of the NYSE, our Board, led by the Nominating and Corporate Governance Committee, conducted its annual evaluation of the Board’s performance as a whole. Each standing Committee of the Board conducted a separate evaluation of its own performance and the adequacy of its charter. Each Committee then reported the results of its self-evaluation to the Board as a whole. The Nominating and Corporate Governance Committee considers these evaluations during the nominating process.

Director Education

We require our directors to participate in continuing education periodically. Over the last two fiscal years, seven of our directors participated in third-party provided continuing education programs on corporate governance and other topics pertinent to the responsibilities of the Board and its Committees. Additionally, in fiscal year 2009, our Audit and Ethics Committee participated in regular quarterly educational sessions provided by our Finance Department covering critical accounting policies, new accounting principles and accounting trends.

COMMITTEES OF THE BOARD OF DIRECTORS

To assist it in carrying out its duties, our Board has delegated specific authority to three standing Committees: Audit and Ethics Committee; Nominating and Corporate Governance Committee; and Compensation Committee. Our Board of Directors has determined that all of the members of these Committees are independent directors in accordance with our policies and standards of independence. In addition to these standing committees, our Board has selected a Gaming Compliance Committee to oversee our gaming regulatory compliance program.

Audit and Ethics Committee	Eleven (11) meetings in fiscal year 2009

The Audit and Ethics Committee is currently composed of four independent directors: Messrs. Bach (Chairman), Bahash, Rabin and Vareschi. Our Board has determined that each member of our Audit and Ethics Committee is financially literate and that Messrs. Bach, Bahash and Vareschi are audit committee financial experts. Our Audit and Ethics Committee:

➢	Reviews our annual and quarterly financial statements, including our quarterly earnings releases.

➢	Engages our independent registered public accounting firm and approves their fees.

➢	Reviews the reports of our independent registered public accounting firm and the independence and performance of such accounting firm.

➢	Reviews and discusses our critical accounting policies with our independent registered public accounting firm.

➢	Reviews and discusses the effectiveness of our internal control over financial reporting with our independent registered public accounting firm.

➢	Monitors investigations of any reports of violations of our Code of Conduct and oversees any investigations relating to accounting controls, financial reporting or potential fraud.

➢	Supervises and oversees our internal audit department.

➢	Pre-approves any non-audit related services to be provided by our independent registered public accounting firm and all related fees.

➢	Reviews with our internal audit department and independent registered public accounting firm the scope of, plans for and results of their respective audits.

The Audit and Ethics Committee also performs the other functions described in its charter. The Audit and Ethics Committee met in executive session with our independent registered public accounting firm without management being present four (4) times in fiscal year 2009. Please also see the “Audit and Ethics Committee Report” beginning on page 60 below.

Compensation Committee	Nine (9) meetings in fiscal year 2009

The Compensation Committee is currently composed of three independent directors: Messrs. Rabin (Chairman) and Bahash and Ms. Nazemetz. Our Compensation Committee:

➢	Reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and our other senior officers.

➢

Makes recommendations to the independent members of the Board with respect to compensation of our Chief Executive Officer, including bonus amounts, bonus metrics, and salary increases, and to the full Board with respect to compensation of our other senior officers.

➢	Evaluates the Chief Executive Officer’s performance.

➢	Recommends to the Board of Directors the timing, pricing and the amount of equity grants to our non-employee directors and senior officers under the provisions of our equity compensation plans.

➢	Administers, approves and ratifies equity grants to other employees and consultants under the provisions of our equity compensation plans.

Our Compensation Committee also performs the other functions described in its charter. Please also see the “Compensation Discussion and Analysis” and “Compensation Committee Report” beginning on page 32 below.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee is or ever was an employee or officer of our company or any of its subsidiaries. None of our executive officers serves as a member of the board of directors or the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or our Compensation Committee.

Nominating and Corporate Governance Committee	Four (4) meetings in fiscal year 2009

The Nominating and Corporate Governance Committee is currently composed of three independent directors: Messrs. Vareschi (Chairman) and Siller and Ms. Nazemetz. Our Nominating and Corporate Governance Committee:

➢	Identifies individuals qualified to become Board members and makes recommendations about the nomination of candidates for election to the Board, as discussed in greater detail below.

➢	Makes recommendations regarding corporate governance policies and procedures.

➢	Oversees the annual evaluation of the Board.

Our Nominating and Corporate Governance Committee also performs the other functions described in its charter.

Selection of Nominees for Election at the Annual Meeting of Stockholders

All of the nominees listed on the accompanying proxy card are currently serving on our Board of Directors.

Nominating and Corporate Governance Committee Policies

Qualifications of Directors.    Under our By-laws, each director must be at least 21 years of age and will not be qualified to serve as a director if any gaming authority has communicated their determination that such individual is not suitable for being licensed or not licensable by such authority. Further, under a policy formulated by our Nominating and Corporate Governance Committee, we require that all candidates for director (1) be persons of integrity, sound ethical character and judgment; (2) have no interests that materially impair their independent judgment or their ability to discharge their fiduciary duties to us and our stockholders; (3) have demonstrated business, governmental or technical achievement and acumen; and (4) have adequate time to devote to service on the Board and have committed to serve on no more than two other boards of directors of publicly traded companies. We also require that a majority of our directors be independent, as described above under “Director Independence.” In addition, at least three of our directors must have the financial literacy necessary for service on our Audit and Ethics Committee, and at least one of our directors must qualify as an audit committee financial expert.

Required Resignation under Certain Circumstances.    Our Nominating and Corporate Governance Committee has adopted a policy that each director must offer to tender his or her resignation to the Board in the event a director changes his or her principal employment.

Majority Voting.    Our Corporate Governance Guidelines contain a majority voting policy. The policy provides that in an uncontested election of directors, any nominee who receives a greater number of votes “withheld” than votes “for” his or her election must tender his or her resignation to the Board of Directors for consideration by our Nominating and Corporate Governance Committee and our Board. For purposes of this calculation, abstentions will not be counted. When considering a resignation, the Nominating and Corporate Governance Committee will take into account the following factors:

➢	Any stated reasons why votes were withheld and any available methods for curing such issues.

➢	The tenure and qualifications of the director.

➢	The director’s past and expected future contributions.

➢	The overall composition of the Board, our director criteria and our, the NYSE’s and the Securities and Exchange Commission’s requirements for board composition.

Based on this analysis, the Nominating and Corporate Governance Committee will recommend that the Board (1) accept the resignation, (2) decline the resignation but address the underlying cause of the withheld votes, (3) decline the resignation but determine that the director will not be nominated again or (4) decline the resignation. The independent members of the Board of Directors, excluding any director who has submitted his or her resignation, will have 90 days following the stockholders meeting when the election occurred to consider the resignation and the Nominating and Corporate Governance Committee’s recommendation, and we will promptly disclose any decision with respect to the tendered resignation on a current report on Form 8-K filed with the Securities and Exchange Commission.

In accordance with this policy, each nominee for director is expected to submit his or her resignation upon his or her acceptance of the nomination which resignation will only be effective upon the occurrence of both of the following events:

➢	A greater number of votes are withheld or voted against the election of such director than are voted for such director.

➢	Such director’s resignation is accepted by the Board of Directors.

Stockholder Recommendations of Candidates for Election as Directors.    The Nominating and Corporate Governance Committee will consider recommendations for director nominations submitted by stockholders that individually or as a group have beneficial ownership of at least 3% of our common stock, but only when an incumbent is not being nominated for the position and the recommended nominee satisfies the minimum qualifications prescribed by the Nominating and Corporate Governance Committee for all nominees as described above. For each Annual Meeting of Stockholders, the Nominating and Corporate Governance Committee will accept for consideration only one recommendation from any stockholder or affiliated group of stockholders. Submissions must be made in accordance with the Nominating and Corporate Governance Committee’s procedures, as outlined below.

Procedures for Stockholder Submission of Nominating Recommendations.    A stockholder wishing to recommend to the Nominating and Corporate Governance Committee a candidate for election as a director must submit the recommendation, in writing, addressed to the Nominating and Corporate Governance Committee in care of our Corporate Secretary at 800 South Northpoint Boulevard, Waukegan, Illinois 60085. The submission must be made by mail, courier or personal delivery. E-mail submissions will not be considered.

The submission must be made in accordance with the provisions of Article I, Section 14 of our By-laws. Our By-laws are filed with the Securities and Exchange Commission and are incorporated by this reference from an exhibit to our Current Report on Form 8-K, filed on May 10, 2007 and can be viewed and downloaded from the Corporate Governance section of the Investor Relations section of our website at http://ir.wms.com. Under Section 14, among other requirements, the submission must generally be delivered no later than 90 days nor earlier than 120 days prior to the anniversary of the prior year’s Annual Meeting of Stockholders. This year, that period was from August 13, 2009 to September 12, 2009, and we did not receive any submissions from stockholders. Next year, provided we do not change our meeting date, the submission period will extend from August 12, 2010 to September 11, 2010. The submission must include information about the proposed nominee, including his or her age, business and residence addresses, principal occupation, the class and number of shares beneficially owned and such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee, and information about the stockholder recommending the nomination of that person. Submissions from our stockholders must also include information about the stockholder making the submission such as (1) the stockholder’s name and address, (2) the class and number of shares held by the stockholder, (3) a representation that the stockholder is entitled to vote at the meeting in person or by proxy and (4) a representation concerning the stockholder’s plan to solicit proxies in support of the proposal. Our stockholders should refer to the By-laws for a complete description of the requirements.

Under the Nominating and Corporate Governance Committee’s policy, the recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated, to be identified in the proxy statement and to be interviewed by the Nominating and Corporate Governance Committee, if it chooses to do so. The submission must include the proposed nominee’s contact information for this purpose. It must also describe all relationships between the proposed nominee and (1) any of our competitors, customers, suppliers or other persons with interests regarding us and (2) the recommending stockholder, as well as any agreements or understandings between the recommending stockholder and the proposed nominee regarding the recommendation. Furthermore, the submission must state the basis for the recommender’s views that the proposed nominee (1) possesses the minimum qualifications prescribed by the Nominating and Corporate Governance Committee for nominees, briefly describing the contributions that the nominee would be expected to make to our Board and to our governance and (2) would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency. The submission, if by a holder of over 5% of our common stock, must state whether or not the stockholder submitting the recommendation consents to be identified in the proxy statement.

The Process of Identifying and Evaluating Candidates for Directors.    Our directors’ terms on the Board expire annually. We are of the view that the continuing service of a substantial number of qualified incumbents promotes stability and continuity in the boardroom. In selecting candidates for nomination for election to our Board at our Annual Meetings of Stockholders, the Nominating and Corporate Governance Committee begins by determining whether the incumbent directors desire to continue their service on the Board. The Nominating and Corporate Governance Committee then considers whether our incumbent directors who desire to remain on our Board continue to satisfy the qualifications for director candidates described above. The Nominating and Corporate Governance Committee also considers our director succession plan and assesses the directors’ performance during the preceding term.

If there are Board positions for which the Nominating and Corporate Governance Committee will not be re-nominating an incumbent, the Committee will solicit recommendations for nominees from persons whom the Committee believes are likely to be familiar with qualified candidates, including members of our Board and our senior officers. The Nominating and Corporate Governance Committee may also engage a search firm to assist in identifying qualified candidates. The Nominating and Corporate Governance Committee will evaluate candidates recommended by stockholders in the same manner as candidates recommended by other persons, except that the Committee may consider, as one of the factors in its evaluation of stockholder-recommended candidates, the size and duration of the interest of the recommending stockholder or stockholder group in our equity securities.

The Nominating and Corporate Governance Committee will review and evaluate each candidate whom it believes merits serious consideration, assemble and review the available relevant information concerning the candidate, the qualifications for Board membership established by the Committee, the contribution that the candidate can be expected to make to the overall functioning of the Board and other factors that it deems relevant. The Nominating and Corporate Governance Committee may solicit the views of management and other members of the Board. Every candidate who, in the Nominating and Corporate Governance Committee’s opinion, merits serious consideration will be interviewed by members of the Board.

Gaming Compliance Committee	Four (4) meetings in fiscal year 2009

In addition to the standing Board Committees, we also have a Gaming Compliance Committee that is composed of Messrs. Neil Nicastro, Bobby Siller, and Steve DuCharme (Chairman). Mr. DuCharme, who is not a member of our Board of Directors, has served on our Gaming Compliance Committee since December 2004 and has served as a gaming compliance consultant to us since January 2002. Mr. DuCharme previously served as a member of the Nevada State Gaming Control Board for ten years (from 1991 to 2001), including two years as Chairman. Mr. DuCharme holds a degree in Criminal Justice from the University of Nevada Las Vegas and served 20 years on the Las Vegas Metropolitan Police Department, including as Commander of the Crime Prevention Bureau, prior to his appointment to the Nevada Gaming Control Board in January 1991. Mr. DuCharme also serves as Chairman of the Compliance Committee for Penn National Gaming, Inc. and the Hard Rock Casino in Las Vegas, Nevada, and is the Chairman of the Pokagon Band Gaming Commission in Michigan. He serves as a member of the Compliance Committee for Isle of Capri Casinos, Inc., Whitehall Managers (Las Vegas Hilton Casino), Oaktree Capital Management (Cannery Casino Resorts) and American Casino & Entertainment Properties LLC (the Stratosphere) and is a former Gaming Commissioner for the St. Regis Mohawk Tribal Gaming Commission.

Our Gaming Compliance Committee identifies and evaluates potential situations, among other things, arising in the course of our business that may cause regulatory concern to gaming authorities. The Gaming Compliance Committee is governed by the WMS Industries Inc. General Gaming Compliance Review and Reporting Plan that has been approved by certain of our gaming regulators such as the Nevada State Gaming Control Board, as required from time to time.

ADDITIONAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

Communications with Directors

Stockholders and other interested parties may communicate with our Board of Directors, our Lead Director, our non-employee directors as a group, or with specified individual directors by mail addressed to WMS Industries Inc., 800 South Northpoint Boulevard, Waukegan, Illinois 60085.

Communications will be opened and screened for security purposes. Advertisements, solicitations, form letters, personal grievances and the like, or communications that appear to be intimidating, threatening, illegal or similarly inappropriate will be forwarded only upon the request of our directors.

Director Attendance at Annual Meetings of Stockholders

Directors are expected to attend our Annual Meetings of Stockholders. At last year’s Annual Meeting of Stockholders, all of our directors attended in person.

Director Compensation

During 2009, our Compensation Committee retained the services of Steven Hall & Partners to review the compensation paid to our non-employee directors which, for our past two fiscal years, consisted of an annual retainer of $50,000 and an annual grant of restricted stock valued at $225,000 on the date of grant and vesting equally over two years. As an employee director, Mr. Gamache abstained from discussions and determinations of compensation for non-employee director compensation. For the service of our non-employee directors during fiscal year 2009, the Compensation Committee recommended and the Board approved a grant of equity compensation in the form of restricted stock valued at $225,000 on the date of grant and vesting 50% on each of the first and second anniversaries of the date of grant, subject to acceleration as described below. For future fiscal year compensation, based on these discussions and input from Steven Hall & Partners, the Compensation Committee recommended that the total value of our non-employee director compensation remain the same at $275,000 per year. The Compensation Committee proposed changes to the ratio of cash compensation to equity compensation and the type of securities issued. In June and September 2009, based on the recommendation of our Compensation Committee with the advice of Steven Hall & Partners, our Board of Directors set future annual non-employee director compensation as follows:

➢	Effective September 1, 2009, an annual cash retainer of $125,000 will be paid in equal monthly installments.

➢

Commencing September 2010, for service as a director during fiscal year 2010, the annual non-employee director grant of equity compensation for directors serving on the date of grant will be valued at $150,000 and will consist of two components:

1)	An annual option grant with a Black Scholes value of $75,000 on the date of grant. These options will vest 100% on the second anniversary of the grant date and expire after seven years. The exercise price of any options granted to non-employee directors has been and will continue to be 100% of the fair market value of the shares measured at the closing trading price on the grant date.

2)	An annual restricted stock grant valued at $75,000 on the date of grant vesting 100% on the second anniversary of the date of grant.

The vesting of the restricted stock and options described above is subject to acceleration in the event of (a) a director’s death or permanent or total disability, (b) a “Change in Control” of our company as defined in the WMS Industries Inc. Amended and Restated Incentive Plan (our “Amended and Restated Incentive Plan”), (c) the retirement from the Board by a director with the Board’s approval and six months’ prior notice or such shorter period as approved by the majority of the remaining directors, and (d) involuntary termination of service with our company, other than by reason of (i) willful refusal of a director to perform his or her duties, (ii) violation of our policies, (iii) failure to meet the director qualification requirements set forth in our By-Laws, or (iv) failure of the Board of Directors to re-nominate him or her, or failure to meet our suitability requirements due to any of the reasons described in clauses (i) through (iii) above.

The additional cash fees paid to our committee members and committee chairmen remained unchanged. Annual committee fees, including additional fees for a director serving as a chairman of a committee, vary from $5,000 to $25,000 per year and are paid monthly for each month during which the director serves on such committee. In recognition of his additional responsibility, our Lead Director receives an additional annual retainer of $50,000 payable in monthly installments.

Newly elected non-employee directors will receive an option to purchase 25,000 shares of our common stock; such option is granted on the effective date of his or her initial election or appointment to the Board of Directors and becomes exercisable upon the first anniversary of its grant date.

Non-employee Director Compensation

The following table and accompanying narrative provide compensation information for our non-employee directors for fiscal year 2009 that was recorded by us as an expense in our fiscal year 2009 Statements of Income in our Annual Report on Form 10-K. Mr. Gamache, our Chairman, is our sole employee director and receives no separate compensation for serving as our Chairman or a director. For information concerning Mr. Gamache’s compensation as our Chief Executive Officer see “Executive Compensation” beginning on page 21.

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Option Awards (3)	All Other Compensation (4)	Total
	($)	($)	($)	($)	($)
Harold H. Bach, Jr.	80,000	211,647	3,390	11,545	306,582
Robert J. Bahash	80,000	200,406	43,906	372	324,684
Patricia Nazemetz	60,000	88,216	117,376	372	265,964
Louis J. Nicastro	50,000	211,647	3,390	450,372	715,409
Neil D. Nicastro	60,000	211,647	3,390	16,833	291,870
Edward W. Rabin, Jr.	135,000	200,406	3,390	372	339,168
Ira S. Sheinfeld	50,000	211,647	3,390	372	265,409
Bobby L. Siller	65,000	88,216	140,992	16,883	311,091
William J. Vareschi, Jr.	82,500	211,647	3,390	11,598	309,135

(1)	Fees Earned or Paid in Cash: This column reflects annual cash fees paid in monthly installments to directors while they serve as a director. Non-employee directors serving in committee positions receive additional annual cash compensation, with the chairman of the committee receiving fees at a higher annual rate. All such annual fees are paid in monthly installments as services are rendered. The annual rates for such services for fiscal year 2009 are set forth below:

Position	Audit and Ethics Committee Fees	Compensation Committee Fees	Nominating and Corporate Governance Committee Fees	Gaming Compliance Committee Fees
Chairman	$30,000	$10,000	$7,500	N/A
Member	$25,000	$5,000	$5,000	$10,000

(2)	Stock Awards: The amounts shown in this column reflect the dollar amount recognized as an expense for financial statement reporting purposes for fiscal year 2009, in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004) “Share Based Payment” (“SFAS 123R”), and thus include expenses relating to grants made prior to as well as during fiscal year 2009, consisting of (a) a grant of 7,666 shares of restricted stock made on September 18, 2008 with a grant date fair value of $225,000, (b) a grant of 7,336 shares of restricted stock grant made on September 18, 2007 and (c) a grant of 4,978 deferred units made on June 16, 2005 to each director serving on such dates. Deferred units are non-voting interests that represent the right to receive, on departure from our Board, one share of our common stock for each deferred unit granted. Mr. Rabin joined our Board in late 2005, Mr. Bahash joined in 2007, Ms. Nazemetz joined in late 2007, and Mr. Siller joined in 2008. Accordingly, the SFAS 123R expense for Messrs. Bahash and Rabin does not include the 2005 deferred units and for Ms. Nazemetz and Mr. Siller does not include the 2005 deferred units or the 2007 restricted stock. Information about our SFAS 123R calculations is provided in Notes 2 and 12 to our financial statements for the fiscal year ended June 30, 2009 included in our report on Form 10-K filed with the Securities and Exchange Commission. As of June 30, 2009, our non-employee directors held the following stock awards:

Name	Restricted Stock	Deferred Units
Harold H. Bach Jr.	17,970	4,978
Robert J. Bahash	11,334	—
Patricia Nazemetz	7,666	—
Louis J. Nicastro	17,970	4,978
Neil D. Nicastro	17,970	4,978
Edward W. Rabin, Jr.	17,970	—
Ira S. Sheinfeld	17,970	4,978
Bobby L. Siller	7,666	—
William J. Vareschi, Jr.	17,970	4,978

(3)	Option Awards: The amounts shown in this column reflect the dollar amount recognized as an expense for financial statement reporting purposes for fiscal year 2009, in accordance with SFAS 123R, and thus include expenses relating to grants of stock options made prior to fiscal year 2009. There were no options granted to directors in fiscal year 2009. Most of the directors received the same stock option grants at the same time and therefore the expense under SFAS 123R is the same. Because Messrs. Bahash and Siller and Ms. Nazemetz joined our Board after the other directors listed above, they did not receive the stock option grants for which SFAS 123R expense is recognized for the other directors, but each received an initial grant of stock options to acquire 25,000 shares upon joining our Board, for which the SFAS 123R expense is reflected above. As of June 30, 2009, our non-employee directors held the following options:

Name	Options
Harold H. Bach Jr.	11,325
Robert J. Bahash	25,000
Patricia Nazemetz	25,000
Louis J. Nicastro	11,325
Neil D. Nicastro	63,960
Edward W. Rabin, Jr.	27,000
Ira S. Sheinfeld	37,500
Bobby L. Siller	25,000
William J. Vareschi, Jr.	26,460

(4)	All Other Compensation: Amounts shown in this column consist of (a) amounts reimbursed under a medical reimbursement plan made available to our directors and their spouses at our expense that is supplementary to their primary medical insurance (and, in the case of Mr. Neil Nicastro and his spouse, also includes amounts paid as primary insurance), (b) life insurance premiums, (c) travel and entertainment expenses of directors’ spouses and family members in connection with Board meetings and company-sponsored events and (d) for Mr. Louis Nicastro, also includes $450,000 paid to him in fiscal year 2009 under his Advisory Services Agreement described under “Transactions with Related Persons.”

Director Emeritus Program

We implemented a Director Emeritus program in 2004 as part of our director succession planning. The program provides that new directors elected after August 2004 will be subject to mandatory retirement from our Board at age 75 or after 20 years of service on our Board, provided that our Board may waive a director’s mandatory retirement by action of 75% of the other directors. Members of the Board who were members when the program was adopted and who have reached the age of 75 or have served for at least 20 years will gradually be replaced by new directors in order to maintain continuity and avoid losing the benefit of valuable experience.

Each director leaving our Board for any reason who has reached at least 75 years of age, or who has served for at least 20 years on our Board, will be designated a Director Emeritus for four years after leaving our Board if the individual (1) is willing to assist our Board from time to time upon request by our Board, (2) agrees not to use our trade secrets or confidential information and (3) agrees not to solicit our employees on behalf of competitors. For each year or partial year of service on our Board or as an executive officer of ours or our predecessors (up to a maximum of 25 years), a Director Emeritus will receive each of the following:

➢	A fee of $1,500 per year of service, paid in each of the first two years after leaving the Board.

➢	A fee of $750 per year of service, paid in each of years three and four after leaving the Board.

➢	Three months of continuing supplemental health coverage per year of service.

➢	A fully vested five year option to purchase 1,500 shares per year of service exercisable at 100% of the market price on the day the director leaves the Board.

TRANSACTIONS WITH RELATED PERSONS

The rules and regulations of the Securities and Exchange Commission require us to disclose in our proxy statement any and all material transactions with our company in which “related persons” have a direct or indirect material interest. “Related persons” include our directors, nominees for director, executive officers, and any immediate family members of such persons. Immediate family members are defined by the Securities and Exchange Commission to consist of a person’s spouse, parents, children, siblings, mothers or fathers-in-law, sons or daughters-in-law, or brothers or sisters-in-law. “Transactions” include any financial transaction, arrangement or relationship, including any indebtedness transaction.

We review all relationships and transactions in which our company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our policy and procedure regarding related person transactions is contained within our Code of Conduct. Our legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether our company or a related person has a direct or indirect material interest in the transaction. Our Code of Conduct provides that no related person transaction may be undertaken by an employee, officer or director without full disclosure of the terms of such transaction in writing to our General Counsel and the approval of our General Counsel of the transaction. Our legal staff is also responsible for presenting any significant related person transactions to our Audit and Ethics Committee for their review in accordance with their Charter.

Based on the information available to us and provided to us by our directors and executive officers, we do not believe that any transactions with a related person were entered into during fiscal year 2009, except that we entered into an Advisory Agreement with Mr. Louis J. Nicastro, dated May 5, 2008. Under that agreement Mr. Nicastro agreed to provide business advisory services to us as requested from time to time by our Board, Lead Director, Chairman or the Chairmen of any of our committees of the Board of Directors. In exchange for such services, we pay Mr. Nicastro $450,000 per year in equal monthly installments for the three-year period beginning July 1, 2008 through June 30, 2011. Mr. Neil Nicastro, a member of our Board of Directors, is the son of Mr. Louis J. Nicastro.

EXECUTIVE OFFICERS

The following individuals have been elected by our Board of Directors to serve in the capacities set forth below until the next Annual Meeting of our Board of Directors and until their respective successors are elected and qualify.

Name	Age	Position
Brian R. Gamache	50	Chairman and Chief Executive Officer
Orrin J. Edidin	48	President
Scott D. Schweinfurth	55	Executive Vice President, Chief Financial Officer and Treasurer
Larry J. Pacey	45	Executive Vice President, Global Products and Chief Innovation Officer
Kenneth Lochiatto	46	Executive Vice President and Chief Operating Officer
Kathleen J. McJohn	50	Vice President, General Counsel and Secretary
John P. McNicholas, Jr.	56	Vice President, Controller and Chief Accounting Officer

Brian R. Gamache—The principal occupation and employment experience of Mr. Gamache during the last five years is described under “Proposal 1—Election of Directors” above.

Orrin J. Edidin—Orrin J. Edidin began serving as our President in July 2008. Mr. Edidin joined WMS in 1997 and served as our Vice President, Secretary and General Counsel until September 2001, when he became our Executive Vice President, General Counsel, Secretary, and Chief Operating Officer. In January 2003, he resigned as General Counsel and in February 2003, he resigned as Secretary, continuing to serve as our Executive Vice President and Chief Operating Officer until he was named President. Prior to joining WMS, Mr. Edidin was Associate General Counsel for Fruit of the Loom, Inc. and Farley Industries. From 1986 through 1992, he was Senior Attorney with the Chicago law firm of Katten Muchin Zavis Rosenman. Mr. Edidin is a Trustee of the International Association of Gaming Attorneys and is Vice President of the Association of Gaming Equipment Manufacturers.

Scott D. Schweinfurth—Scott D. Schweinfurth joined us in April 2000, assuming the offices of Executive Vice President, Chief Financial Officer and Treasurer. He is a certified public accountant and was, from 1996 until March 2000, Senior Vice President, Chief Financial Officer and Treasurer of the company now known as Bally Technologies, a diversified gaming company. Mr. Schweinfurth also acted as Managing Director of Bally’s Germany-based Bally Wulff subsidiary from November 1999 to March 2000. Bally acquired Bally Gaming International in 1996, where Mr. Schweinfurth had served as Senior Vice President, Chief Financial Officer and Treasurer since 1995. Prior to that time, he was employed by Ernst & Young for 18 years, the last six as a partner. Mr. Schweinfurth serves on the Accountancy Advisory Group of Miami University and is a Trustee of the International Association of Gaming Associates.

Larry J. Pacey—Larry J. Pacey has served as our Executive Vice President, Global Products and Chief Innovation Officer since July 2008. Mr. Pacey joined our subsidiary, WMS Gaming Inc., in 2001 as Executive Director of Games. In 2002, he was promoted to Vice President of Game Development and then, in 2005, he was promoted to Senior Vice President of Product Development with additional responsibilities for engineering and game development. He has an extensive background in the interactive entertainment and video gaming industry, joining WMS after previously having been Executive Producer with n-Space, Segasoft (a division of Sega) and Atari.

Kenneth Lochiatto—Kenneth Lochiatto began serving as our Executive Vice President and Chief Operating Officer in July 2008. Mr. Lochiatto joined our subsidiary, WMS Gaming Inc., in April 2006 as Senior Vice President of Sales Operations. He joined WMS after 22 years with the General Electric Company, where he held a number of progressively more responsible positions in general management, sales, marketing and corporate audit. At General Electric, Mr. Lochiatto served as Americas Commercial Leader—Fluids and Coatings in the GE Silicones sector from 2001 through 2003 and then as Business Leader—Advanced Communication Systems within the GE Transportation segment until his departure in 2006.

Kathleen J. McJohn—Kathleen J. McJohn joined us in January 2003, assuming the offices of Vice President, General Counsel and Secretary in February 2003. Previously, Ms. McJohn served in the law department of Sears, Roebuck and Co. (NASDAQ: SHLD) for more than five years, most recently as Vice President, Law – Merchandising, in which she served as their primary counsel for all merchandise businesses and was responsible for all commercial, regulatory and general legal counseling for the merchandise businesses. Ms. McJohn also served as corporate attorney for Amoco Corporation from 1993 to 1996 and began her career as an associate at Latham & Watkins, a global law practice.

John P. McNicholas, Jr.—John P. McNicholas, Jr. joined us in September 2003, as Executive Director—Finance. He was promoted to Chief Accounting Officer in November 2005 and to Vice President, Controller and Chief Accounting Officer in August 2006. He is a certified public accountant and was, from 2001 to 2003, an independent accounting consultant. From 1999 to 2001 he was Vice President—Finance, Treasurer and Chief Financial Officer of ForeFront Education, Inc., a private company which acquired and operated for-profit colleges. Mr. McNicholas was Senior Vice President, Controller and Chief Accounting Officer of Information Resources, Inc. a NASDAQ market research and software company from 1995 to 1999. From 1985 to 1995, Mr. McNicholas held the position of Vice President, Controller and Chief Accounting Officer of ITEL Corporation, a NYSE diversified holding company. Prior to that time, he was employed by Ernst & Young for 9 years, the last four as an audit manager.

EXECUTIVE COMPENSATION

The rules of the Securities and Exchange Commission require us to disclose information regarding the compensation of our “named executive officers” who are our principal executive officer, principal financial officer and our three other most highly compensated executive officers serving at the end of our most recent fiscal year. For our fiscal year ended June 30, 2009, our named executive officers were Brian R. Gamache (our principal executive officer), Orrin J. Edidin, Scott D. Schweinfurth (our principal financial officer), Larry J. Pacey and Kenneth Lochiatto.

Compensation Discussion and Analysis

Introduction

The purpose of this compensation discussion and analysis section of our proxy statement is to explain how and why we made the decisions that resulted in the types and amount of compensation provided to our named executive officers. We will discuss, among other matters, the goals of our executive compensation program, how our executive compensation program was developed, the resources used by our Compensation Committee and the components of our executive compensation program.

Goals of our Executive Compensation Program.    The goals of our Compensation Committee in developing compensation packages for our named executive officers include the following:

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Provide competitive compensation:    Our executive compensation program is designed to help us attract and retain talented individuals by providing compensation in amounts and structure competitive with compensation paid to individuals in similar positions at comparable businesses with similar performance.

➢	Foster teamwork: We conduct an internal compensation comparison to ensure compensation levels within our company are fair and reasonable for the roles and responsibilities of our executive team.

➢

Align the interests of our executive officers with our stockholders:    We use long-term incentives such as stock options, restricted stock and equity-based performance units to encourage our executive team to build long-term value for our stockholders.

➢

Reward corporate performance:    Our compensation packages for our highest compensated named executive officers are designed to motivate them to devote their full energies to our success by rewarding them primarily for company-wide achievements against pre-determined goals.

➢	Reward individual performance: Compensation packages for certain of our executive team also have components linked to individual performance goals.

➢

Provide a mix of long-term and short-term compensation to promote both long-term and short-term goals:    Our executive team is encouraged to focus on both long-term and short-term goals by receiving compensation in the form of both equity compensation as a long-term incentive and cash compensation as a short-term incentive.

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Provide a mix of fixed compensation and variable compensation:    We use fixed compensation to provide our executive officers with a competitive base compensation, such as salary, while encouraging peak performance with other compensation that is variable based on company-wide performance and individual performance.

Development of our Executive Compensation Program.    As described under “Committees of the Board of Directors—Compensation Committee” on page 11, the Compensation Committee is charged with developing compensation programs for our executive officers. The Compensation Committee presents its recommendations to our Board of Directors for approval. Although Mr. Gamache also serves as Chairman of our Board, he abstains from voting on compensation matters before our Board when such matters relate to non-employee directors or himself.

For compensation to be paid in fiscal year 2008 and 2009, our Compensation Committee retained Steven Hall & Partners to review our compensation practices and to assist the Committee in assessing whether our compensation program was meeting our goals, including analyzing whether the amounts and structure of our executives’ compensation was appropriate relative to compensation provided by comparable companies and relative to various management positions within our company. Steven Hall & Partners also advised the Compensation Committee concerning changes to Compensation packages to reflect the promotions and increased responsibilities of certain of our executive officers. Steven Hall provided the Committee with data concerning a comparator group consisting of (i) game manufacturing and casino supply companies: Aristocrat Leisure Limited, Bally Technology Inc., Global Cash Access Holdings, Inc., International Game Technology, Scientific Games Corporation and Shuffle Master, Inc., (ii) video game companies: Atari, Inc., Marvel Entertainment, Inc. and THQ, Inc. and (iii) casino companies: Ameristar Casinos Inc., Isle of Capri Casinos, Inc. and Pinnacle Entertainment, Inc. After reviewing the Steven Hall & Partners report and meeting with Mr. Hall, our Compensation Committee recommended to our Board, and our Board adopted, our executive compensation packages for such fiscal years.

Resources Utilized by the Compensation Committee.    Our Compensation Committee has retained independent compensation consulting firms to research the marketplace, suggest new forms of compensation and evaluate the individual elements and total compensation packages for our executive officers and directors. The independent consulting firm utilized by the Compensation Committee is selected by the Compensation Committee and performs no other services for us. Beginning in 2007, for compensation payable in fiscal years 2008 and 2009, the Compensation Committee retained Steven Hall & Partners to provide compensation advice. Pearl Meyer & Partners provided advice to the Compensation Committee for prior years, including fiscal year 2007.

Additionally, the Compensation Committee invites our Chief Executive Officer and Chief Financial Officer to provide their perspectives on compensation alternatives and seeks input from the Chief Financial Officer on the accounting and tax ramifications of different compensation structures.

Components of our Executive Compensation Program.    Our compensation packages for our named executive officers consist of four components:

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Salary—we pay a salary to provide our named executive officers, like our other employees, with financial stability, and that salary acts as a base upon which performance-based compensation may be calculated;

➢	Cash Bonus—we provide an opportunity to earn an annual cash bonus in order to provide our named executive officers, like our other employees, with short-term performance incentives;

➢	Equity Compensation—we use equity compensation to provide our named executive officers with long-term performance incentives; and

➢

Change-in-Control, Termination, Retirement or Other Post-Employment Benefits—we provide deferred compensation plans for our named executive officers to allow them to plan for retirement and certain named executive officers have employment agreements which contain change-in-control, termination, retirement and/or other severance provisions in order to:

•	Provide them with a retirement package at the end of their service to us;

•	Provide them with a transition package in the case of termination by us without cause or by them with good reason;

•	Address the needs of their families in the event of death or disability;

•	Compensate them for the continuing non-competition and non-solicitation provisions in such agreements; and

•	Retain our executives and ensure their objectivity in the event of a potential change-in-control.

Allocation Among Selected Forms of Compensation.

Our Compensation Committee, with the assistance of its compensation consultants, has recommended, and our Board has approved the forms of compensation for our executive team and the amounts allocated to each form. The forms of compensation were chosen from among those generally used by other public companies that also fit, in the views of our Compensation Committee and our Board, the needs of our company. The amounts that could be earned in total and as allocated among the forms of compensation were considered by our Compensation Committee and our Board appropriate to incent our named executive officers to perform at a high level and to align their interests with the interests of our stockholders.

Each of our named executive officers has a high degree of influence on our performance and therefore has a lower percentage of compensation that is fixed or short term and a greater percentage that is variable or longer-term based on growth of our stock price and/or dependent on individual performance or our company’s performance compared to other members of our executive team.

The following table divides the total compensation expense of our named executive officers that we recorded as an expense in our fiscal year 2009 Statements of Income in our Annual Report on Form 10-K as set forth in the Summary Compensation Table appearing on page 33 between variable compensation consisting of “bonus,” “stock awards,” “option awards,” and “non-equity incentive plan compensation awards” versus fixed compensation consisting of “salary.”

		Variable Compensation		Fixed Compensation
Name	Total Compensation*	$ Amount	% of Total	$ Amount	% of Total
Brian R. Gamache	$4,737,175	$3,848,316	81	$888,859	19
Orrin J. Edidin	2,764,428	2,165,589	78	598,839	22
Scott D. Schweinfurth	2,042,025	1,523,561	75	518,464	25
Larry J. Pacey	2,074,291	1,575,552	76	498,739	24
Kenneth Lochiatto	1,488,318	1,114,702	75	373,616	25

*	Excludes “change in pension value” and “all other compensation.”

Salary

For our 2007 and 2008 fiscal years, increases in annual base salaries for our named executive officers were made on a calendar year basis by our Board of Directors pursuant to the recommendations of our Compensation Committee and were effective January 1, 2007 and 2008. 80% of each such officer’s salary increase was calculated in accordance with performance goals relating to revenue, earnings per share, cash conversion cycle, inventory turns and return on equity. 20% of each such officer’s salary increase was based on individual performance pursuant to certain pre-established personal goals set for each named executive officer by the Chief Executive Officer, or, in the case of Mr. Gamache, by the independent members of our Board based on the recommendation of the Compensation Committee.

To provide more Compensation Committee control over base salary increases, for our 2009 fiscal year, with the advice of Steven Hall & Partners, the Compensation Committee recommended to our Board that rather than specific performance matrices being used to determine future salary increases, the Committee would assess base salary increases from year-to-year on a discretionary basis with a view toward rewarding individual performance and making adjustments for marketplace conditions.

Effective July 1, 2008, Mr. Edidin was promoted to President, Mr. Pacey to Executive Vice President, Global Products and Chief Innovation Officer and Mr. Lochiatto to Executive Vice President and Chief Operating Officer. In connection with these promotions, the Compensation Committee retained its advisor, Steven Hall & Partners, to provide benchmarking of these positions to a comparison group of other companies and comparable positions. Based upon the recommendation of our Compensation Committee with input from

Steven Hall & Partners, our Board increased the salaries of Messrs. Edidin, Pacey and Lochiatto effective concurrently with their promotions. Such salary increases were greater than our customary merit increases to reflect these executive officers’ new roles and increased responsibilities.

For Messrs. Gamache and Schweinfurth, the Board determined that their merit increases should coincide with merit increases awarded to all employees generally and were therefore effective on September 29, 2008. Generally, merit increases for all employees, including the named executive officers, are tied to our annual performance review cycle which our company undertakes each year at the end of our fiscal year. Individual performance is evaluated in a review process which compares individual performance against our core values, leadership criteria and individual fiscal year goals. Based on each individual’s performance in the prior fiscal year, he or she is given a salary increase reflecting his or her individual contributions. Mr. Gamache’s performance is reviewed by the Compensation Committee and the Board of Directors; Messrs. Schweinfurth’s and Edidin’s performance is reviewed by Mr. Gamache; and Messrs. Lochiatto’s and Pacey’s performance is reviewed by Mr. Edidin. Mr. Gamache then makes recommendations to the Compensation Committee concerning the merit increases for all named executive officers, excluding himself. Due to the salary increases made in connection with their promotions, Messrs. Edidin, Pacey and Lochiatto did not receive any additional increase when merit increases were made to the salaries of our other executive officers and employees in September 2008.

The following table sets forth the annual salaries for each of our named executive officers at the end of the fiscal year ending June 30, 2008 and the increased annual salaries set by our Board of Directors during fiscal year 2009.

Name	June 30, 2008 Salary	Increased Salary*	Total % Increase
Brian R. Gamache	$863,615	$898,160	4.0%
Orrin J. Edidin	549,685	600,000	9.2
Scott D. Schweinfurth	503,739	523,889	4.0
Larry J. Pacey	445,370	500,000	12.3
Kenneth Lochiatto	315,019	375,000	19.0

*	The salary increases for Messrs. Edidin, Pacey and Lochiatto were effective July 1, 2008 and for Messrs. Gamache and Schweinfurth were effective September 29, 2008.

Following our performance review process for fiscal year 2009, effective with the merit increases awarded to all employees generally on September 28, 2009, our Board, with the recommendation of the Compensation Committee, approved merit increases of Messrs. Gamache’s, Edidin, Schweinfurth’s, Pacey’s and Lochiatto’s salaries to $925,500; $621,000; $542,500; $520,000 and $400,000, respectively.

Cash Bonus

Annual cash bonuses are intended to provide short-term incentives to our executive officers to attain and potentially exceed certain pre-established performance goals. Cash bonuses are paid from a bonus pool for distribution to all employees, including our named executive officers. The bonus pool accrues over the fiscal year based on our actual financial performance compared to our budget which has been previously approved by our Board. After the close of the fiscal year, the accrued bonus pool is allocated first to pay contractual, guaranteed by law and non-discretionary bonuses, including the bonuses due to each of our named executive officers pursuant to the Board-approved corporate financial performance objectives. The residual is then allocated to pay bonuses to all employees, including the discretionary component of the bonuses payable to certain of our executive officers. In order for our employees to achieve their maximum bonus potential, the employees would have to perform in an outstanding manner as to each of their individual performance objectives and our company would have to significantly exceed its financial performance goals.

For fiscal year 2009, we paid cash bonuses to our named executive officers which were calculated pursuant to financial performance matrices based on corporate financial performance compared to pre-established goals relating to (a) earnings per share with a threshold of $1.10, a target of $1.38 and a maximum of $1.63 and (b) revenues with a threshold of $614 million, a target of $722 million and a maximum of $852 million, which goals were set by our Board of Directors based on the recommendation of the Compensation Committee. Mr. Gamache’s bonus was entirely determined based on the corporate financial performance goals and set as a percentage of his base salary ranging from 0% if either of the thresholds was not met, 73% if the threshold goals were met, 100% if the target goals were met, and up to 280% if the maximum goals were met or exceeded. For Messrs. Edidin, Schweinfurth, Pacey and Lochiatto, their potential bonuses were entirely determined based on the corporate financial performance goals and set as a percentage of salary ranging from 0% if either of the thresholds was not met, 50% if the threshold goals were met, 85% for Mr. Edidin and 75% for the others if the target goals were met, and up to 225% if the maximum goals were met or exceeded. Our Compensation Committee and our Board of Directors approved the calculation of the matrix-based bonuses awarded to our named executive officers based on our fiscal year corporate financial performance as reported to our stockholders. Such bonuses were paid to our named executive officers when bonuses were paid to our employees generally in August 2009.

The dollar amount of the cash bonuses awarded to our named executive officers for fiscal year 2009, reflected as a dollar amount and a percentage of their base salaries, were as follows:

Name	Bonus Amount	Percentage of Salary
Brian R. Gamache	$1,822,372	203%
Orrin J. Edidin	995,304	166
Scott D. Schweinfurth	707,094	135
Larry J. Pacey	674,851	135
Kenneth Lochiatto	506,138	135

In September 2009, our Compensation Committee recommended and our Board approved corporate financial performance goals and a bonus matrix for fiscal year 2010 that will used to calculate the bonus awarded to Mr. Gamache. Additionally, the Board approved the Compensation Committee’s recommendation that Messrs. Edidin, Schweinfurth, Pacey and Lochiatto be eligible to receive bonuses for fiscal year 2010 under two distinct programs:

➢

Similar to Mr. Gamache’s bonus and our bonus program in previous years, a bonus entirely dependent upon achievement of corporate financial performance goals for fiscal year 2010 and various bonus matrices, which corporate financial performance bonus will constitute up to 75% of the named executive officer’s total potential bonus.

➢

A bonus entirely dependent upon the individual named executive officer’s achievement of personal performance goals, which individual performance bonus will constitute up to 25% of the named executive officer’s total potential bonus. Under this program, our Chief Executive Officer will set each named executive officer’s individual performance goals and will make recommendations to our Compensation Committee regarding the amount of this bonus based on each named executive officer’s achievements of these goals. Our Compensation Committee will make its recommendation to the Board of Directors who will then determine the amount of this bonus based on such recommendations.

Neither bonus is contingent on the achievement or payout of the other bonus. Determination of the individual performance bonus for our named executive officers will be made by our Board of Directors, with the recommendation of our Compensation Committee and Chief Executive Officer concurrently with the determination of bonus amounts for our employees generally as part of our performance review process at fiscal year end. Determination of the amount of the corporate financial performance bonus for our named executive officers including Mr. Gamache will be made by our Board of Directors with the recommendation of our Compensation Committee based on our fiscal year 2010 financial results when released to our stockholders in August 2010.

For fiscal year 2010, Mr. Gamache may receive a cash bonus of up to 280% of his base salary, and Messrs. Edidin, Schweinfurth, Pacey and Lochiatto may receive total cash bonuses up to 225% of their base salaries in the aggregate. All cash bonus payouts based on corporate financial performance will be based on revenue and earnings per share performance goals for the fiscal year ending June 30, 2010 compared to the pre-established goals set by our Board of Directors with the recommendation of our Compensation Committee.

Equity Compensation

We have implemented a long-term incentive program consisting of equity compensation covering rolling three-year periods to coincide with our three-year business plans. Long-term incentives to our executive officers are granted under our Amended and Restated Incentive Plan and, in the future, will be made under our 2009 Restated Incentive Plan, if approved by our stockholders. We use various types of long-term incentives to align the interests of our executives with our stockholders’ interests, reward future performance and encourage retention. We have granted the following types of awards as long-term incentives:

➢	Stock options, which typically vest over 3 or 4 years, increase in value only if our common stock increases in value and may terminate within 90 days if an executive leaves our employ.

➢

Restricted stock and restricted stock unit grants, which typically vest over 3 or 4 years, provide greater value if our common stock increases in value and may be forfeited if an executive voluntarily leaves our employ before vesting.

➢

Equity-based performance units, which are only payable following the performance measurement date set at the time of grant to be, typically three years in the future, provide a payout which varies based on our company’s actual performance against certain pre-established financial goals, increase in value as our stock increases in value and may be forfeited if an executive leaves our employ before the performance measurement date. Equity-based performance units are payable in stock in an amount equal to a percentage of the number of units granted, which payout may range from: (1) nothing to the extent certain minimum threshold goals are not met, (2) a percentage from 10% to 99% for the achievement and surpassing of the threshold goals up to but not including achievement of the target goals, (3) 100% of the granted amount if the target goals are met, to (4) a percentage more than 100% and up to 200% of the granted amount to the extent the target goals are exceeded. The Compensation Committee may in its discretion elect to settle any payout under the equity-based performance units in cash based on the value of our stock on the date shares would otherwise be issued in payout thereunder.

Prior to fiscal year 2008, the Compensation Committee determined, with the advice of its compensation consultants, that annual long-term incentive grants made to our key management team, including our executive officers, would consist of 50% stock options vesting equally over three years and 50% equity-based performance units with financial performance goals related to revenues and cash flow over a three year period. For fiscal year 2008, after considering the advice of Steven Hall & Partners, our Compensation Committee recommended, and our Board approved, (a) an increase of the maximum potential value of the plan for each participant based on data with respect to our comparator group, (b) changes to the payout thresholds and (c) a division of the value being granted into (1) one third in stock options vesting one-third each year over three years, (2) one-third in equity-based performance units with a performance measurement date of June 30, 2010 and performance goals which were based on earnings per share and revenues and (3) one-third in restricted stock vesting 25% each year over four years. Compared to our compensation programs prior to fiscal year 2008, this structure is intended to:

➢	Increase the overall percentage of executive compensation represented by performance related and time-vesting equity;

➢	Increase the target of executive compensation to a range more appropriate in relationship to comparable companies; and

➢	Increase the retention value of the plan.

For fiscal year 2009, the Board, based on the recommendation of the Compensation Committee, continued with this structure. In September 2008, our Board of Directors acting upon the recommendation of the Compensation Committee, awarded options, restricted stock and equity-based performance units to the named executive officers equal in value to a percentage of his respective current salary, which percentage was dependent on the individual’s position and level of responsibility, as set forth in the following table. The amounts of compensation provided under our long-term incentive plan are determined by our Board, pursuant to recommendations of our Compensation Committee and compensation consultants, taking into account the same factors used to establish our cash bonuses. We used the Black-Scholes option pricing model based on the closing trading price of our common stock on the grant date to calculate the number of options and the closing trading price of our common stock on the date of grant to calculate the number of shares of restricted stock and the number of equity-based performance units equal to the approved grant value.

The following table sets forth information with respect to the grants made to our named executive officers under our long-term incentive plan in fiscal year 2009 (at target for the equity-based performance units). See also “Grants of Plan-Based Awards” below.

	Equity-Based Performance Units		Stock Options		Restricted Stock		Total
Name	# of Units	$ Value	# of Shares	$ Value	# of Shares	$ Value	Total $ Value	% of Salary
Brian R. Gamache	20,401	598,769	57,134	598,769	20,401	598,769	1,796,307	200
Orrin J. Edidin	11,925	349,999	33,397	349,999	11,925	349,999	1,049,997	175
Scott D. Schweinfurth	8,627	253,202	24,161	253,202	8,627	253,202	759,606	145
Larry J. Pacey	8,234	241,668	23,060	241,668	8,234	241,668	725,004	145
Kenneth Lochiatto	6,175	181,236	17,295	181,236	6,175	181,236	543,708	145

In August 2009, the equity-based performance units with a three-year measurement period ending June 30, 2009 paid out in accordance with the performance matrix approved at grant in 2006. While our performance was less than the target goals of revenues of $1.925 billion and free cash flow of $241 million, the threshold goals of revenue of $1.347 billion and free cash flow of $121 million for such period were exceeded by our actual revenues of $1.896 billion and free cash flow of $180.7 million. In accordance with the grant agreements, we issued shares of common stock equal to 73.3% of the number of units granted as adjusted for our three-for-two stock split in June 2007. Free cash flow is a non-GAAP financial measure that we calculate as earnings before interest, taxes, depreciation and amortization, plus equity compensation cost, less income taxes paid, less capital expenditures and plus or minus changes in working capital.

In fiscal year 2009, we recorded a $3.4 million provision for equity-based performance units outstanding with three-year performance measurement periods ending June 30, 2009, 2010 and 2011 based on our current assessment of achievement of the performance goals. The revenue and earnings per share performance goals for the three-year periods ended June 30, 2010 and 2011, were established based upon our three-fiscal year business plans prepared by our management and reviewed and approved by our Board of Directors.

For the equity-based performance units with three-year performance measurement periods ending June 30, 2010 and 2011, shares of common stock equal to 60% of the units issued will be issued in shares paid out if the threshold goals are met for each period. Greater performance will result in a greater percentage payout. Based on historical performance and our current forecast, we believe that for the equity-based performance units with the measurement period ending June 30, 2010, the target goals are likely to be met and exceeded to result in a 140% to 158% payout, but that the maximum goals will only be achieved by extraordinary performance. For the equity-based performance units with the measurement period ending June 30, 2011, based on historical performance and our current forecast, we believe the target goals are likely to be met and exceeded to cause a 115% to 130% payout, but that the maximum potential value available under these plans for participants will only be achieved by extraordinary performance.

In September 2009, with the recommendation of our Compensation Committee, the Board of Directors granted fiscal year 2010 long-term incentive plan awards consisting of stock options, restricted stock units and equity-based performance units to our key management, including the named executive officers, equal in value to a percentage of each individual’s respective salary, which percentage is dependent on the individual’s position and level of responsibility. This grant was consistent with the fiscal year 2008 and 2009 approach. For the equity-based performance units issued in September 2009, the three year performance measurement period will end June 30, 2012 and 60% of the units issued will be paid out if the threshold goals are met.

Executive Succession Grants

In September 2008, in connection with our executive succession planning efforts, our Board, acting on the recommendation of its Compensation Committee with the advice of Steven Hall & Partners, determined to make one-time equity grants to certain executive officers, including each of our named executive officers. The grants consisted of a combination of stock options and/or performance-based restricted stock units as detailed below:

Name	Options	Performance-based Restricted Stock Units	Restricted Stock Units
Brian R. Gamache	—	34,072	—
Orrin J. Edidin	50,000	15,000	—
Scott D. Schweinfurth	25,000	—	—
Larry J. Pacey	25,000	5,000	—
Kenneth Lochiatto	25,000	—	7,500

The stock options granted will vest equally over three years. The vesting of the performance-based restricted stock units is conditioned on both continued employment for a designated period and the achievement of specific performance criteria. The performance-based restricted stock units awarded to Mr. Gamache will vest equally over two years, and the performance-based restricted stock units awarded to Messrs. Edidin and Pacey will vest equally over four years, if any one performance criteria relating to revenue growth, increased earnings per share, or improvements in customer or employee satisfaction is met in the first two years. The goal related to customer satisfaction was met in late 2008. We believe that the continued employment requirement for vesting which is designed to promote executive retention is the material element of these performance-based restricted stock unit grants.

Policy Regarding Grant of Stock Options

Our Board, acting on the recommendation of its Compensation Committee, has adopted the following policy governing the grant of stock options to help the Board and the Compensation Committee in the exercise of their responsibilities and to promote the efficient and accurate grant of stock options under our equity compensation plan.

➢

All grants of stock options are made only at a meeting, which may be held in person or by telephone, and not by unanimous written consent. Our counsel will attend all meetings where stock options are granted and will promptly prepare minutes of the meeting.

➢

Except for grants of stock options which may be made in connection with hiring or promoting an employee or when deemed necessary by the Compensation Committee for retention purposes, grants to employees (other than the chief executive officer, president, chief operating officer or chief financial officer as provided below) will not be made more frequently than quarterly and will be made within a short period of time after the release of quarterly financial results.

➢

Except for grants of stock options which may be made when deemed necessary by the Compensation Committee for retention purposes or to a newly hired or newly promoted chief executive officer, president, chief operating officer or chief financial officer, or to a new director, grants to such executive officers and directors will be made annually within a short period of time after the release of annual financial results.

➢

No grants of stock options will be made when the Compensation Committee or Board is advised by our General Counsel that our executives are in possession of material favorable non-public information concerning our company.

➢

Stock option agreements evidencing grants will be sent to recipients within two weeks of the date of grant for prompt return. Any stock option grant not accepted within the deadline set for such grant will be cancelled.

Policy Regarding Adjustment of Awards or Payments

We have not made any adjustments to any performance criteria for cash bonuses or equity-based performance units. We have not repriced any stock options. When the impact of unforeseen market conditions, as occurred with the impact of Hurricane Katrina and the unanticipated regulatory challenges in Russia, became apparent, our Compensation Committee evaluated what action should be taken as a result of the impact of these conditions on our performance. Rather than adjust the impacted equity-based performance units, our Board determined to grant additional equity-based performance units in the fiscal year 2007 long-term incentive plan grant to provide our executive officers with an opportunity to earn additional compensation based on future performance.

All of our equity awards are subject to adjustment to reflect the impact of certain corporate events, such as the three-for-two stock-split effected in June 2007. Our equity-based performance units also provide for adjustment for any changes to our accounting policies that would otherwise impact the measurement of the predetermined financial performance criteria.

Stock Ownership Guidelines

In order to keep our most senior executive officers’ interests aligned with our stockholders, our Board has adopted stock ownership guidelines for our Chief Executive Officer, President and Chief Financial Officer. These guidelines provide:

➢	Our Chief Executive Officer is expected to own stock equal in value to his base annual salary.

➢	Our President and Chief Financial Officer are each expected to own stock equal in value to 50% of their respective base salaries.

Under the guidelines, restricted stock, restricted stock units and performance-based restricted units count toward meeting the requirements, but unexercised stock options and equity-based performance units do not. The guidelines were adopted in September 2006. Based on the closing trading price of our stock on October 15, 2009, our Chief Executive Officer, President and Chief Financial Officer each currently comply with these guidelines:

	Shares Owned		Required Ownership
Name	Number of Shares	Value of Shares*	Value	Percent of Salary
Brian R. Gamache	145,464	$7,018,638	$925,000	100%
Orrin J. Edidin	52,688	$2,542,196	310,500	50
Scott D. Schweinfurth	40,720	$1,964,740	271,250	50

*	Closing trading price was $48.25 on October 15, 2009.

The guidelines allowed these officers four years to become compliant. In accordance with a policy set by our Board of Directors, no executive officer may trade in our common stock without first notifying our General Counsel.

Change-in-Control, Termination, Retirement or Other Post-Employment Benefits

We offer our named executive officers post-employment benefits in order to provide these individuals with security and reasonable compensation upon a termination of employment, and to ensure the continued commitment of employees in the event of a potential or actual change-in-control. In connection with its evaluation of executive compensation, Steven Hall & Partners delivered to our Compensation Committee and our Board an analysis of the severance arrangements provided by the comparator companies listed above under “Development of our Executive Compensation Program.”

We have entered into the following types of post-termination arrangements with our named executive officers:

Deferred Compensation Plans.    As part of our compensation package, we allow our executive officers to participate in a qualified 401(k) deferred compensation plan that is available to all of our employees generally and a supplemental non-qualified deferred compensation plan that is available to our highly compensation employees, both of which provide for post-employment benefits. See “All Other Compensation” under “Executive Compensation” below.

Prior to Mr. Pacey’s promotion in July 2008, upon the recommendation of the Compensation Committee, the Board approved a special compensation arrangement designed to retain Mr. Pacey as an employee for at least 10 years. Mr. Pacey and our company have entered into a ten-year Deferred Compensation Agreement, dated January 27, 2008, which is subject to the terms of our Non-Qualified Deferred Compensation Plan. Under this Agreement, rather than deferring and matching income Mr. Pacey is earning currently, we make additional employer contributions for the benefit of Mr. Pacey, in the amount of $100,000 per year, which contributions are deposited into a separate employer contribution account. Mr. Pacey will not vest in these contributions unless he remains continuously in our employ until at least until February 1, 2018; provided however, if Mr. Pacey’s employment is terminated prior to the vesting date as a result of death, disability or termination by our company, other than for cause, he will become 100% vested in the amounts then in the separate employer contribution account and our obligation to make contributions shall cease on the date of any such termination. See “Non-Qualified Deferred Compensation Table” under “Executive Compensation” below.

Potential Payments upon Termination of Mr. Gamache.    Effective July 1, 2008, in connection with our Chief Executive Officer becoming Chairman of the Board of Directors, the independent members of the Board of Directors, upon the recommendation of the Compensation Committee, approved an amendment to Mr. Gamache’s employment agreement in order to, among other things, eliminate certain limitations relating to termination benefits payable to Mr. Gamache upon termination of his employment under certain circumstances. Previously, Mr. Gamache’s termination benefits, although based on years of service, would not increase after he achieved 10 years of service. Under his employment agreement prior to amendment, Mr. Gamache would have received annual payments equal to fifty percent (50%) of his annual base salary, but not more than $500,000 per year for a period of time equal to the number of years he was employed by us up to 10 years (or a total of $5,000,000). As Mr. Gamache was approaching 10 years of service with our company since his return from one of our spun-off subsidiaries in 2000 and in light of his promotion to Chairman and Chief Executive Officer, the Board of Directors, with the approval of the Compensation Committee, determined that the 10-year, $500,000 per year, and $5,000,000 total benefit limitations were no longer appropriate and these limitations were eliminated. In exchange for this increased potential benefit, Mr. Gamache has agreed not to compete with us for a period of four years following termination of his employment. Additionally, he has agreed not to solicit our employees for employment elsewhere for a period of the greater of four years following termination of his employment or during the period he is receiving termination benefits from us. See “Employment Agreements” and “Pension Benefits” below.

For our Chief Executive Officer, President, Chief Financial Officer and Executive Vice President, Global Products and Chief Innovation Officer under certain circumstances such as disability, death, termination without cause and/or termination with good reason, we also provide severance payments and accelerated vesting of equity compensation awards. In exchange, such executive officers have agreed not to compete with us. “See Employment Agreements” below.

Potential Change-in-Control Payments.    Additionally, our Board of Directors, upon the recommendation of our Compensation Committee, has approved employment agreements which provide that a change-in-control may trigger certain benefits to certain of our executive officers. It is our belief that providing benefits to our executive officers in the face of a change-in-control will help us retain these executives and ensure their objectivity in connection with any potential transaction. Certain of our equity compensation plans and related grant agreements provide for accelerated vesting of equity compensation awards in the event of a change-in-control. Furthermore, pursuant to our employment agreements with our Chief Executive Officer, President, Chief Financial Officer and Executive Vice President, Global Products and Chief Innovation Officer as a result of a change-in-control, we may accelerate their equity compensation awards and make certain payments to them. Additionally, for our Chief Executive Officer, President and Chief Financial Officer we may make certain income tax gross up payments as a result of a change in control and termination of their employment. These payments and benefits are described in more detail under “Potential Payments Upon Termination or Change-in-Control” beginning on page 45.

Tally Sheets

Steven Hall & Partners prepared executive compensation tally sheets for each of Messrs. Gamache, Edidin and Schweinfurth in connection with our Compensation Committee’s review of their fiscal year 2009 compensation. These tally sheets set forth total remuneration granted and realized, special benefits, severance costs and values of stock holdings, and also provide a comparative tally sheet analysis for the Chief Executive Officers, Chief Operating Officers and Chief Financial Officers of Bally Technologies, Inc. and International Game Technology. The Committee considered the tally sheet information as part of the data available to it in determining its compensation recommendations.

Other Considerations

When determining the types and amount of compensation awarded to our executive officers, our Compensation Committee and our Board of Directors considers not only the needs of the employees and our goals as a company, but also the accounting and tax ramifications of such compensation on our company.

Accounting Ramifications

The impact of accounting for equity-based compensation is considered by the Compensation Committee when evaluating our compensation plans. Beginning on July 1, 2005, we began accounting for equity-based payments, including awards granted under our Amended and Restated Incentive Plan, in accordance with the requirements of SFAS 123R.

Tax Ramifications

Section 162(m) of the Internal Revenue Code generally provides that publicly-held corporations will only be able to deduct, for income tax purposes, compensation paid to the chief executive officer or other named executive officers (excluding our chief financial officer) in excess of one million dollars per year if it is paid under qualifying performance-based compensation plans approved by stockholders. Compensation as defined by Section 162(m) includes, among other things, base salary, incentive compensation not provided under our Amended and Restated Incentive Plan, time-based restricted stock or restricted stock units and gains on stock option transactions when the exercise price on the grant date is below the fair market value of the underlying stock on that date. Under our Amended and Restated Incentive Plan, which has been approved by our stockholders, equity-based performance units and performance-based incentive compensation including cash bonuses based entirely on achievement of corporate financial performance that have been granted or paid to our executive officers under the plan should qualify under Section 162(m) and be fully deductible by us. All stock options granted to date have an exercise price at least equal to 100% of the fair market value of the underlying stock at the date of grant, and all equity-based incentive awards, except time-vested restricted stock and restricted stock units, have been conditioned on achievement of performance goals intended to qualify as performance-based compensation. In addition, we believe the corporate financial performance-based annual cash bonus for Messrs. Gamache, Edidin, Schweinfurth, Pacey and Lochiatto also should qualify as performance-based compensation as granted under our Amended and Restated Incentive Plan. However, compensation of some of our officers, including the fiscal year 2010 personal performance-based annual cash bonuses established in September 2009, may be paid under plans or agreements that have not been approved by stockholders, or may not meet the Internal Revenue Code’s definition of performance-based compensation and in the aggregate may exceed one million dollars in a particular fiscal year. We will not be able to deduct the portion of these payments which exceed one million dollars for income tax purposes.

The Compensation Committee considers, on a case-by-case basis, how Section 162(m) will affect our compensation plans and contractual and discretionary cash compensation. The Compensation Committee also considers it important to retain flexibility to design compensation programs that recognize a full range of criteria important to our success, even where compensation payable under the programs may not be fully deductible.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that appear herein. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated into our Annual Report on Form 10-K for fiscal year 2009.

This report is respectfully submitted by the Compensation Committee of the Board of Directors:

Edward W. Rabin, Jr., Chairman

Robert J. Bahash

Patricia M. Nazemetz

SUMMARY COMPENSATION TABLE

The Summary Compensation Table below and accompanying narrative disclosures provide compensation information for our named executive officers for fiscal years 2009, 2008 and 2007 that we recorded as an expense in our fiscal year 2009, 2008 and 2007 Statements of Income in our Annual Reports on Form 10-K for those fiscal years:

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation Awards ($) (3)	Change in Pension Value ($) (4)	All Other Compensation ($) (5)	Total ($)
Brian R. Gamache	2009	$888,859	—	$1,473,008	$552,936	$1,822,372	$2,365,770	$140,032	$7,242,977
Chairman and Chief	2008	835,257	—	1,197,695	608,052	1,614,027	161,715	107,775	4,524,521
Executive Officer	2007	803,668	—	698,931	987,321	1,046,441	161,715	115,383	3,813,459

Orrin J. Edidin	2009	598,839	—	630,125	540,160	995,304	—	92,994	2,857,422
President	2008	530,637	—	547,737	261,841	770,859	—	76,008	2,187,082
	2007	508,899	—	321,302	333,740	584,492	—	59,034	1,807,467

Scott D. Schweinfurth	2009	518,464	—	458,338	358,129	707,094	—	67,817	2,109,842
Executive Vice President	2008	486,740	—	502,777	242,159	706,426	—	67,474	2,005,576
and Chief Financial Officer	2007	467,293	—	295,359	313,215	536,639	—	71,304	1,683,810

Larry J. Pacey* Executive Vice President, Global Products and Chief Innovation Officer	2009	498,739	—	581,486	319,215	674,851	—	178,038	2,252,329

Kenneth Lochiatto* Executive Vice President and Chief Operating Officer	2009	373,616	—	252,424	356,140	506,138	—	65,257	1,553,575

*	Messrs. Pacey and Lochiatto became executive officers effective July 1, 2008 and therefore only information for fiscal year 2009 appears above.
(1)	Stock Awards: Amounts shown do not reflect compensation actually received by the individuals named above nor do these amounts reflect only stock awards granted in such fiscal years. This column reflects the dollar amount recognized for financial statement reporting purposes for stock awards including restricted stock and equity-based performance units for such fiscal years in accordance with SFAS 123R, and thus include amounts relating to awards made prior to and during such fiscal years. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The restricted stock and equity-based performance units reflected above are described in greater detail for fiscal year 2009 under “Additional Information Concerning Summary Compensation and Grants of Plan-Based Awards Tables—Stock Awards” below.
(2)	Option Awards: Amounts shown do not reflect compensation actually received by the individuals named above nor do these amounts reflect only stock option awards granted in such fiscal years. The amounts listed above reflect the dollar amount recognized for financial statement reporting purposes for such fiscal years, in accordance with SFAS 123R, and thus include amounts relating to stock option grants made prior to and during such fiscal years. Pursuant to Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The fair value of these stock options has been calculated using the Black-Scholes option pricing method in accordance with SFAS 123R, as further described in Note 2— “Principal Accounting Policies”—to our Consolidated Financial Statements in our Annual Report on Form 10-K for fiscal year 2009. These stock option awards are described in greater detail under “Additional Information Concerning Summary Compensation and Grants of Plan-Based Awards Tables—Option Awards” below.
(3)	Non-Equity Incentive Plan Compensation Awards: This column reflects cash bonuses awarded under our Amended and Restated Incentive Plan to Messrs. Gamache, Edidin, Schweinfurth, Pacey and Lochiatto in accordance with previously approved bonus matrices and calculated based on our financial performance for such fiscal years as described in greater detail for fiscal year 2009 under “Additional Information Concerning Summary Compensation and Grants of Plan-Based Awards Tables—Bonus” below.

(4)	Change in Pension Value: This column represents the change from June 30, 2008 to June 30, 2009; June 30, 2007 to June 30, 2008, and June 30, 2006 to June 30, 2007 in the present value of the benefits to which Mr. Gamache will become entitled upon termination of his employment in accordance with his employment agreement. For fiscal year 2009, amendments to Mr. Gamache’s employment agreement effective July 1, 2008 eliminated certain limitations on the amount of this benefit which significantly increased the present value of this potential termination benefit. See “Pension Benefits” below.
(5)	All Other Compensation: See “Additional Information Concerning Summary Compensation and Grants of Plan-Based Awards Tables—All Other Compensation” below.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth each grant made to the named executive officers in fiscal year 2009 under our Amended and Restated Incentive Plan.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh) (4)	Grant Date Fair Value of Stock and Option Awards ($) (5)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Brian R. Gamache	9/18/2008	655,657	898,160	2,514,848
	9/18/2008				12,241	20,401	40,802				1,197,539
	9/18/2008							54,473	57,134	29.35	2,197,547

Orrin J. Edidin	9/18/2008	300,000	510,000	1,147,500
	9/18/2008				7,155	11,925	23,850				699,998
	9/18/2008							26,925	83,397	29.35	1,664,249

Scott D. Schweinfurth	9/18/2008	261,945	392,917	884,063
	9/18/2008				5,176	8,627	17,254				506,405
	9/18/2008							8,627	49,161	29.35	768,410

Larry J. Pacey	9/18/2008	250,000	375,000	843,750
	9/18/2008				4,940	8,234	16,468				483,336
	9/18/2008							13,234	48,060	29.35	892,087

Kenneth Lochiatto	9/18/2008	187,500	281,250	632,813
	9/18/2008				3,705	6,175	12,350				362,473
	9/18/2008							13,675	42,295	29.35	844,613

(1)	Consists of cash bonuses that were awarded under Amended and Restated Incentive Plan to Messrs. Gamache, Edidin, Schweinfurth, Pacey and Lochiatto that were determined in accordance with bonus matrices approved by our Board of Directors based on our corporate financial performance for fiscal year 2009. The actual payout of this award is included under “Non-Equity Incentive Plan Awards” in the Summary Compensation Table above and is further described under “Additional Information Concerning Summary Compensation and Grants of Plan-Based Awards Tables—Bonus” below.
(2)	Consists of equity-based performance units, which grants are discussed in more detail under “Additional Information Concerning Summary Compensation and Grants of Plan-Based Awards Tables—Equity-Based Performance Units” below.
(3)	Consists of restricted stock units and restricted stock units with a performance component, which grants are discussed in more detail under “Additional Information Concerning Summary Compensation and Grants of Plan-Based Awards Tables—Stock Awards” below.
(4)	The exercise price is the closing trading price of our common stock on the date of grant.
(5)	The grant date fair value has been calculated in accordance with SFAS 123R and for the Equity Incentive Plan Awards is calculated using the maximum number of shares issuable.

ADDITIONAL INFORMATION CONCERNING

SUMMARY COMPENSATION AND GRANTS OF PLAN-BASED AWARDS TABLES

The following additional information concerning our named executive officers’ compensation, including plan-based awards, is furnished to supplement the information provided in the Summary Compensation and Grants of Plan-Based Awards Tables.

Employment Agreements

We employ Brian R. Gamache under the terms of an agreement dated December 27, 2004, as amended from time to time. The agreement is subject to automatic rolling extensions so that the term of Mr. Gamache’s employment will at no time be less than two years. Effective September 28, 2009, our Board of Directors, upon the recommendation of the Compensation Committee, increased Mr. Gamache’s annual salary to $925,500. For fiscal year 2009, Mr. Gamache had the opportunity to earn a cash bonus of up to 280% of his base salary pursuant to an annual financial performance-based program. Mr. Gamache may participate in all benefit plans and perquisites generally available to our executive officers, including our long-term performance-based incentive program.

We employ Orrin J. Edidin under the terms of an agreement dated as of February 14, 2005, as amended from time to time. The agreement is subject to automatic rolling extensions so that the term of Mr. Edidin’s employment will at no time be less than two years. Effective September 28, 2009, our Board of Directors, upon the recommendation of the Compensation Committee, increased Mr. Edidin’s annual salary to $621,000. For fiscal year 2009, Mr. Edidin had the opportunity to earn a cash bonus of up to 225% of his base salary pursuant to an annual financial performance-based program. Mr. Edidin may participate in all benefit plans and perquisites generally available to our executive officers, including long-term performance-based incentive programs, and he will be provided with life insurance coverage in the amount of $1,400,000 during the term of the agreement. In the event such coverage is not available for an annual premium of no more than $3,000, we will provide Mr. Edidin with whatever lesser amount of life insurance is available for such annual premium or permit Mr. Edidin to pay the portion of the annual premium in excess of $3,000.

We also employ Scott D. Schweinfurth under the terms of an agreement dated as of February 14, 2005, as amended from time to time. The agreement is subject to automatic rolling extensions so that the term of Mr. Schweinfurth’s employment will at no time be less than two years. Effective September 28, 2009, our Board of Directors, upon the recommendation of the Compensation Committee, increased Mr. Schweinfurth’s annual salary to $542,500. For fiscal year 2009, Mr. Schweinfurth had the opportunity to earn a cash bonus of up to 225% of his base salary pursuant to an annual financial performance-based program. Mr. Schweinfurth may participate in all benefit plans and perquisites generally available to our executive officers, including long-term performance-based incentive programs, and he will be provided with life insurance coverage in the amount of $1,400,000 during the term of the agreement. In the event such coverage is not available for an annual premium of no more than $3,000, we will provide Mr. Schweinfurth with whatever lesser amount of life insurance is available for such annual premium or permit Mr. Schweinfurth to pay the portion of the annual premium in excess of $3,000.

We employ Larry J. Pacey under the terms of an agreement, dated September 7, 2005, with an initial term of two years, subject to automatic rolling extensions so that the term of Mr. Pacey’s employment will at no time be less than two years. Effective September 28, 2009, our Board of Directors, upon the recommendation of the Compensation Committee, increased Mr. Pacey’s annual salary to $520,000. For fiscal year 2009, Mr. Pacey had the opportunity to earn a cash bonus of up to 225% of his base salary pursuant to an annual financial performance-based program. Under his employment agreement, Mr. Pacey’s aggregate annual cash bonus may be no less than thirty-seven and one half percent (37.5%) of his base salary for any fiscal year in which we are profitable. Mr. Pacey may participate in all benefit plans and perquisites generally available to our executive officers.

Bonuses

Because the bonuses paid to our named executive officers are made pursuant to a plan approved by our stockholders, the rules of the Securities and Exchange Commission require us to report bonuses under “Non-Equity Incentive Plan Compensation Awards”. The bonuses awarded to Messrs. Gamache, Edidin, Schweinfurth, Pacey and Lochiatto for fiscal year 2009 performance included in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation Awards” were made pursuant to our Amended and Restated Incentive Plan and bonus matrices approved by our Board and our Compensation Committee in September 2008, which matrices set the respective bonus amounts based on achievement of the revenues and earnings per share targets set forth therein. The potential threshold, target and maximum amounts of the cash bonuses are also included under “Estimated Future Payout Under the Non-Equity Incentive Plan Awards” column in the Grants of Plan-Based Awards Table. This award is reported in both tables in accordance with the rules of the Securities and Exchange Commission because the award was granted and earned in the same fiscal year. The matrices, goals and bonus amounts for fiscal year 2009 for Messrs. Gamache, Edidin, Schweinfurth, Pacey and Lochiatto are described in more detail in our Compensation Discussion and Analysis above.

Stock Awards

The Stock Awards column in the Summary Compensation Table discloses the portion of the fair value of shares of restricted stock and equity-based performance units that was recognized as an expense for financial accounting purposes in accordance with FAS123R for fiscal year 2009 and also includes value relating to awards made in prior fiscal years. For both the restricted stock and equity-based performance units in accordance with SFAS 123R, the expense reported in the Summary Compensation Table was calculated using the closing trading price of our common stock on the date of grant and the number of shares or units.

Restricted Stock

The following table provides additional information as of June 30, 2009, including the closing trading price of our common stock on the date of each grant and the vesting schedules of each grant, concerning the shares of restricted stock which are reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table. All of these shares were granted under our Amended and Restated Incentive Plan.

Grant Date	Grant Date Price Per Share	Recipients	# of shares		Vesting Schedule
			Granted	Unvested
September 18, 2008	$29.35	Brian R. Gamache	20,401	20,401	Vesting equally over four years, as long as the holder remains employed with WMS.
		Orrin J. Edidin	11,925	11,925
		Scott D. Schweinfurth	8,627	8,627
		Larry J. Pacey	8,234	8,234
		Kenneth Lochiatto	13,675	13,675

September 18, 2008	$29.35	Brian R. Gamache	34,072	34,072	Vesting equally over two years, subject to achieving any one of four performance criteria in such two years.

September 18, 2008	$29.35	Orrin J. Edidin Larry J. Pacey	15,000 5,000	15,000 5,000	Vesting equally over four years, subject to achieving any one of four performance criteria in the first two years.

September 20, 2007	$31.19	Larry J. Pacey	15,000	10,000	Vesting equally over three years, as long as the holder remains employed with WMS.

September 19, 2007	$30.55	Brian R. Gamache	17,654	13,241	Vesting equally over four years, as long as the holder remains employed with WMS.
		Orrin J. Edidin	8,116	6,087
		Scott D. Schweinfurth	7,452	5,589
		Larry J. Pacey	5,089	3,817
		Kenneth Lochiatto	3,474	2,606

June 7, 2007	$27.95	Brian R. Gamache	28,941	14,471	Vesting equally over four years, as long as the holder remains employed with WMS.
		Orrin J. Edidin	13,773	6,887
		Scott D. Schweinfurth	12,628	6,314

June 16, 2005	$22.60	Larry J. Pacey	22,500	4,500	Vesting equally over five years, as long as the holder remains employed with WMS.

Equity-Based Performance Units

As of June 30, 2009, three grants of equity-based performance units were outstanding, units with performance measurement periods of (1) three years ending June 30, 2009, (2) three years ending June 30, 2010 and (3) three years ending June 30, 2011. At the time of grant, our Board based upon the recommendation of the Compensation Committee set performance goals for these equity-based performance units dependent on total revenue and free cash flow for the grants with the measurement period ending June 30, 2009 and dependent on total revenue and earnings per share for the grants with the measurement periods ending June 30, 2010 and June 30, 2011. In August 2009, for the equity-based performance units with a measurement period ending June 30, 2009, we issued shares of common stock equal to 73.3% of the number of units granted based on our actual revenues of $1.896 billion and free cash flow of $180.7 million, which exceeded the threshold goals for the grant but did not meet the target goals. Achieving the target goals would have resulted in a 100% payout for such units. Free cash flow is a non-GAAP financial measure that we calculate as earnings before interest, taxes, depreciation and amortization, plus equity compensation cost, less income taxes paid, less capital expenditures and plus or minus changes in working capital.

The final determination of the number of shares of stock awarded to participants under our equity-based performance unit grants is dependent upon the extent the specified financial performance goals during the three-

year performance period are achieved or exceeded. As indicated above under Grants of Plan-Based Awards, our equity-based performance units have a minimum threshold performance level which must be achieved before any shares are issued. Under the performance matrix in our agreements, a variable amount of shares equal to a percentage of the number of units granted will be issued after the performance measurement date, depending on the goal achieved and the extent to which such goal is exceeded:

Goal	Shares Issued
Threshold	60 to 99%
Target	100 to 199%
Maximum	200%

The equity-based performance units with a three-year performance measurement period ending June 30, 2011 were granted in fiscal year 2009 and are reflected under Estimated Future Payouts Under Equity Incentive Plan Awards column in the Grants of Plan-Based Awards Table. The following table provides additional information, including the closing trading price of our common stock on the date of each grant and the vesting schedules of each grant, concerning the equity-based performance units which are reflected in the Summary Compensation Table and the Grants of Plan-Based Awards Table. All of these units were granted under our Amended and Restated Incentive Plan.

	Equity-based Performance Units
Grant Date	Grant Date Price Per Share		# of units
		Recipients	Granted	Unvested	Vesting Schedule
September 18, 2008	$29.35	Brian R. Gamache Orrin J. Edidin Scott D. Schweinfurth Larry J. Pacey Kenneth Lochiatto	20,401 11,925 8,627 8,234 6,175	20,401 11,925 8,627 8,234 6,175	Vesting if performance goals are met as of the performance measurement date of June 30, 2011, as long as the holder remains employed with WMS.

September 19, 2007	$30.55	Brian R. Gamache Orrin J. Edidin Scott D. Schweinfurth Larry J. Pacey Kenneth Lochiatto	17,654 8,116 7,452 5,089 3,474	17,654 8,116 7,452 5,089 3,474	Vesting if performance goals are met as of the performance measurement date of June 30, 2010, as long as the holder remains employed with WMS.

Option Awards

The Option Awards column in the Summary Compensation Table discloses the amount of the fair value of the following stock option grants under our Amended and Restated Incentive Plan that was recognized as an expense for financial reporting purposes in fiscal year 2009. The grants awarded in fiscal year 2009 are also included under “All Other Option Awards: Number of Securities Underlying Options” in the Grants of Plan-Based Awards Table above.

Name	Grant Date	Term in Years	Vesting Schedule	Option Exercise Price	Number of Options Granted	Fiscal Year 2009 SFAS 123R Expense
Brian R. Gamache	8/14/2006	10	1/3 each year over 3 years	$16.95	78,195	$76,514
	9/19/2007	7	1/3 each year over 3 years	30.55	49,434	189,136
	9/18/2008	7	1/3 each year over 3 years	29.35	57,134	287,287

Orrin J. Edidin	8/14/2006	10	1/3 each year over 3 years	16.95	34,608	33,864
	9/19/2007	7	1/3 each year over 3 years	30.55	22,727	86,952
	9/18/2008	7	1/3 each year over 3 years	29.35	33,397	167,929
	9/18/2008	7	1/3 each year over 3 years	29.35	50,000	251,415

Scott D. Schweinfurth	8/14/2006	10	1/3 each year over 3 years	16.95	31,782	31,099
	9/19/2007	7	1/3 each year over 3 years	30.55	20,866	79,835
	9/18/2008	7	1/3 each year over 3 years	29.35	24,161	121,489
	9/18/2008	7	1/3 each year over 3 years	29.35	25,000	125,706

Larry J. Pacey	8/14/2006	10	1/3 each year over 3 years	16.95	23,542	23,035
	9/19/2007	7	1/3 each year over 3 years	30.55	14,250	54,521
	9/18/2008	7	1/3 each year over 3 years	29.35	23,060	115,953
	9/18/2008	7	1/3 each year over 3 years	29.35	25,000	125,706

Kenneth Lochiatto	6/30/2006	10	1/4 each year over 4 years	18.26	75,000	90,415
	8/14/2006	10	1/3 each year over 3 years	16.95	16,185	15,837
	9/19/2007	7	1/3 each year over 3 years	30.55	9,727	37,217
	9/18/2008	7	1/3 each year over 3 years	29.35	17,295	86,964
	9/18/2008	7	1/3 each year over 3 years	29.35	25,000	125,706

Change in Pension Value

The Change in Pension Value column in the Summary Compensation Table discloses the change in present value, between June 30, 2008 and June 30, 2009; June 30, 2007 and June 30, 2008; and between June 30, 2006 and June 30, 2007, of the death, disability and termination benefits (“retirement benefits”) payable to Mr. Gamache under his employment agreement. For fiscal years 2007 and 2008, the present value of these benefits is based upon an assumed termination of employment date of June 20, 2023, and a maximum termination benefit of $5,000,000 to be paid out over 10 years, using a discount rate of 5.75%.

Effective July 1, 2008, amendments to Mr. Gamache’s employment agreement revised the terms of his retirement benefit to eliminate certain of the limits previously imposed on this benefit. Therefore, for fiscal year 2009, the present value of these benefits, using a discount rate of 3.8%, is based on an assumed termination of employment date of November 28, 2020, a calculated termination benefit of $11,880,438 (based on 20 years of service), and a payment period of four years and one month after which Mr. Gamache will receive a lump sum payment determined by discounting each monthly installment that would have been paid to Mr. Gamache had the equal monthly installments continued to be paid for a period of time equal to the period of time after March 21, 2000 that Mr. Gamache was employed full time by us. See “Pension Benefits” on page 43 below.

All Other Compensation

The rules of the Securities and Exchange Commission require us to disclose more details about any perquisite included in the All Other Compensation column in the Summary Compensation Table which amounts to more than $25,000 for an individual. The amounts shown in the All Other Compensation Column of the Summary Compensation Table include matching employer contributions to our named executive officers’ deferred compensation plan accounts. Our executive officers may participate in two company-sponsored deferred compensation plans. The first plan, the WMS Industries Inc. 401(k) Plan (the “401(k) Plan”), is a tax qualified deferred compensation plan available to all employees. Because the amount some of our employees, including our named executive officers, may contribute to the 401(k) may be limited by Section 415 of the Internal Revenue Code, we offer a second plan, the WMS Industries Non-Qualified Deferred Compensation Plan, to provide them with the same benefits offered under the 401(k) Plan to our other employees. Through these two plans, each year, we match 100% of the first 3% of annual compensation contributed by our employees, including our named executive officers, and 50% of the second 3% contributed by our employees, including our named executive officers, to these plans. The company match contributions for fiscal year 2009 for our named executive officers were as follows:

Name	401(k) Plan Company Match	Non-Qualified Deferred Compensation Plan Company Match
Brian R. Gamache	$11,025	$99,075
Orrin J. Edidin	11,025	51,010
Scott D. Schweinfurth	11,025	45,718
Larry J. Pacey	11,065	32,217
Kenneth Lochiatto	11,739	18,961

For Mr. Pacey, the All Other Compensation column also includes a supplement deferred compensation benefit provided to Mr. Pacey pursuant to a Deferred Compensation Agreement, dated January 27, 2008. Pursuant to this agreement, we agreed to make an additional employer contribution of $100,000 each year for a maximum of ten (10) years to a separate employer contribution account under the WMS Industries Inc. Nonqualified Deferred Compensation Plan. Mr. Pacey will vest in such separate employer contribution account only if he remains continuously employed with us until February 1, 2018. In addition, if Mr. Pacey’s employment is terminated prior to the vesting date as a result of death, disability or termination by our company, other than for cause, he will become 100% vested in the separate employer contribution account and our obligation to make future contributions shall cease on the date of any such termination. Mr. Pacey’s Deferred Compensation Agreement is subject to the terms and conditions of the WMS Industries Inc. Nonqualified Deferred Compensation Plan. In fiscal year 2009, we contributed $100,000 to this plan for Mr. Pacey’s account.

The All Other Compensation column in the Summary Compensation Table also includes the aggregate incremental costs to our company of personal and spousal travel and entertainment which we consider appropriate business expenses of our named executive officers under our corporate policies, cash payments for vacation days not used in accordance with our corporate policies, health expense reimbursements, life insurance premiums for certain of our named executive officers and other such expenses.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth all outstanding equity awards held by the named executive officers at June 30, 2009. The following awards listed in the table below are also listed in the Grants of Plan-Based Equity Awards Table on page 34: (1) stock option awards with an expiration date of September 18, 2015, (2) certain of the unvested stock awards (see “Additional Information Concerning Summary Compensation and Grants of Plan-Based Awards Tables—Stock Awards” above), and (3) certain of the unearned shares, units or other rights that have not vested (see “Additional Information Concerning Summary Compensation and Grants of Plan-Based Awards Tables Equity-based Performance Units” above).

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(5)
Brian R. Gamache	—	57,134	—	29.35	9/18/2015	82,185	2,589,649	17,654	333,767
	16,478	32,956	—	30.55	9/19/2014			20,401	385,701
	52,130	26,065	—	16.95	8/14/2016
	52,852	—	—	22.60	6/16/2015	—	—	—	—
	48,646	—	—	21.67	1/7/2015	—	—	—	—
	297,549	—	—	20.33	12/9/2014	—	—	—	—
	11,250	—	—	18.98	5/10/2014	—	—	—	—
	37,500	—	—	16.55	9/18/2013	—	—	—	—
	37,500	—	—	9.52	5/8/2012	—	—	—	—
	8,000	—	—	13.01	8/9/2011
	112,500	—	—	15.00	5/14/2011	—	—	—	—

Orrin J. Edidin	—	83,397	—	29.35	9/18/2015	39,899	1,257,217	8,116	153,441
	7,576	15,151	—	30.55	9/19/2014			11,925	225,454
	23,072	11,536	—	16.95	8/14/2016
	23,784	—	—	22.60	6/16/2015	—	—	—	—
	21,048	—	—	21.67	1/7/2015	—	—	—	—
	55,566	—	—	20.33	12/9/2014	—	—	—	—
	7,500	—	—	18.98	5/10/2014	—	—	—	—

Scott D. Schweinfurth	—	49,161	—	29.35	9/18/2015	20,530	646,900	7,452	140,888
	6,955	13,911	—	30.55	9/19/2014			8,627	163,102
	21,188	10,594	—	16.95	8/14/2016
	21,669	—	—	22.60	6/16/2015
	19,177	—	—	21.67	1/7/2015
	55,566	—	—	20.33	12/9/2014
	7,500	—	—	18.98	5/10/2014
	62,500	—	—	11.54	11/15/2010

Larry J. Pacey		48,060	—	29.35	9/18/2015	31,551	994,172	5,089	96,213
	4,750	9,500	—	30.55	9/19/2014			8,234	155,672
	15,695	7,847	—	16.95	8/14/2016
	3,750	—	—	18.98	5/10/2014
	14,496	—	—	22.60	6/16/2015
	20,000	—	—	13.73	5/9/2011
	14,326	—	—	21.67	1/7/2015

Kenneth Lochiatto	—	42,295	—	29.35	9/18/2015	16,281	513,014	3,474	656,797
	43,750	18,750	—	18.26	6/30/2016			6,175	116,745
	3,242	6,485	—	30.55	9/19/2014
	10,790	5,395	—	16.95	8/14/2016

(1)	The unexercisable options listed above will vest as follows, assuming continued employment by the named executive officer:

Expiration Date	Grant Date	Vesting Schedule
9/18/2015	9/18/2008	1/3 each year over 3 years
9/19/2014	9/19/2007	1/3 each year over 3 years
8/14/2016	8/14/2006	1/3 each year over 3 years
6/30/2016	6/30/2006	1/4 each year over 4 years

(2)	Consists of the unvested portion of the restricted stock listed under “Additional Information Concerning Summary Compensation and Grants of Plan-Based Awards Tables—Restricted Stock” above.
(3)	Value is based on the closing trading price of our common stock on June 30, 2009, the last trading date in our 2009 fiscal year, $31.51.
(4)	Consists of the equity-based performance units listed under “Additional Information Concerning Summary Compensation and Grants of Plan-Based Equity Tables—Equity-based Performance Units” above.
(5)	Value is based on the closing trading price of our common stock on June 30, 2009, the last trading day in our 2009 fiscal year, $31.51, and vesting of 60% for the units with June 30, 2010 and June 30, 2011 measurement dates, based upon the assumption of the achievement of the threshold goal.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2009

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Brian R. Gamache	—	—	41,663	1,318,096
Orrin J. Edidin	—	—	18,793	594,632
Scott D. Schweinfurth	50,000	1,215,000	17,237	545,399
Larry J. Pacey	25,000	459,500	19,678	615,334
Kenneth Lochiatto	—	—	6,073	192,046

(1)	The “value realized” for the option awards in the chart above equals the difference between the stock option exercise price and the fair market value of the common stock on the date of exercise, multiplied by the number of shares for which the stock option was exercised for the following stock options:

Name	Grant Date	Number of Shares	Exercise Price	Market Price
Scott D. Schweinfurth	11/15/2000	50,000	$11.54	$35.84
Larry J. Pacey	5/9/2001	25,000	13.73	32.11

(2)	Includes restricted stock and equity-based performance units which vested in fiscal year 2009. The “value realized” for the restricted common stock in the chart above equals the fair market value of the restricted common stock on the vesting date multiplied by the number of shares vesting for the restricted stock set forth below:

Name	Grant Date	Number of Shares	Market Price on Vesting Date
Brian R. Gamache	6/7/2007	7,235	$31.76
	9/19/2007	4,413	32.30
Orrin J. Edidin	6/7/2007	3,443	31.76
	9/19/2007	2,029	32.30
Scott D. Schweinfurth	6/7/2007	3,157	31.76
	9/19/2007	1,863	32.30
Larry J. Pacey	6/16/2005	4,500	29.36
	9/19/2007	1,272	32.30
	9/20/2007	5,000	32.30
Kenneth Lochiatto	9/19/2007	868	32.30

The “value realized” for the equity-based performance units in the chart above is calculated pursuant to the SEC rules by multiplying (i) the fair market value of the common stock to be issued under the performance units as of the vesting date, June 30, 2009, by (ii) the number of shares vesting. The payout factor for these equity-based performance units was 73.3%, meaning a number of shares equal to 73.3% of the equity-based performance units vested and were later issued in shares. Although these equity-based performance units vested on June 30, 2009, because the number of shares to be issued was based on our performance through June 30, 2009, the shares were actually not issued until August 7, 2009 after our earnings and performance for fiscal year 2009 was finalized. The market price on the date the shares were issued was $40.01. Additional information regarding the equity-based performance units for each named executive officer that vested in fiscal year 2009 is contained in the chart below:

Name	Grant Date	Number of Shares	Market Price on Vesting Date
Brian R. Gamache	8/14/2006	30,015	$31.51
Orrin J. Edidin	8/14/2006	13,321	31.51
Scott D. Schweinfurth	8/14/2006	12,217	31.51
Larry J. Pacey	8/14/2006	8,906	31.51
Kenneth Lochiatto	8/14/2006	5,205	31.51

PENSION BENEFITS

None of our named executive officers received any benefits in fiscal year 2009 under defined pension plans. As of June 30, 2009, we agreed to provide Mr. Gamache with certain retirement benefits pursuant to his employment agreement consisting of four annual payments equal to fifty percent (50%) of his annual base salary at the time of termination of his employment, but not less than $432,000, payable in equal monthly installments. Such monthly payments will continue for four years, at the conclusion of which we will pay Mr. Gamache a lump sum payment determined by discounting each monthly installment that would have been paid to Mr. Gamache had the equal monthly installments continued for a period of time equal to the period of time after March 21, 2000 that Mr. Gamache was employed full time by us. The value of those benefits is listed below. The present value of these benefits is based upon an assumed termination of employment date of November 28, 2020 at age 62, using a discount rate of 3.80%.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Brian R. Gamache	Termination benefits pursuant to Employment Agreement	9.25	$3,713,395	—

NON-QUALIFIED DEFERRED COMPENSATION TABLE

We offer our named executive officers the opportunity to participate in two plans: (1) the WMS Industries Inc. 401(k) Plan, a tax qualified deferred compensation plan available to all employees and (2) the WMS Industries Non-Qualified Deferred Compensation Plan which is available to certain employees, including our named executive officers. These plans allow our named executive officers and other WMS employees to voluntarily defer receipt of a portion of his salary and all or a portion of any bonus received, until the date or dates selected by the participant. The participant is able to select from a range of mutual funds for investment of these deferred funds. There is no selection available under either plan which would allow investment in our securities. Below is a table providing additional information about our named executive officers’ participation in the Non-Qualified Deferred Compensation Plan. For the company-match contributions provided to our named executive officers under the 401(k) Plan, please see the Summary Compensation Table and “Additional Information Concerning the Summary Compensation and Plan-Based Awards Table—All Other Compensation” on page 33 above.

Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals or Distributions ($) (1)	Aggregate Balance at Last Fiscal Year-End ($)
Brian R. Gamache	132,100	99,075	4,606	97,021	363,240
Orrin J. Edidin	68,013	51,010	1,157	—	148,017
Scott D. Schweinfurth	60,957	45,718	2,051	—	211,503
Larry J. Pacey (2)	107,391	132,217	3,049	—	362,972
Kenneth Lochiatto	36,365	18,961	1,414	—	57,931

(1)	Under the terms of the Non-Qualified Deferred Compensation Plan, three years ago, Mr. Gamache elected to have a distribution made to him from his account during fiscal year 2009.
(2)	Includes contributions made to a separate employer contribution account pursuant to a Deferred Compensation Agreement, dated January 27, 2008 which is subject to the terms of the Non-Qualified Deferred Compensation Plan. The activity in this separate employer contribution account during fiscal year 2009 was:

Name	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals or Distributions ($) (1)	Aggregate Balance at Last Fiscal Year-End ($)
Larry J. Pacey	100,000	1,009	—	180,135

Our named executive officers may borrow from their accounts or withdraw funds under the 401(k) Plan on the same terms and subject to the same conditions as all other employees. Under the 401(k) Plan, distribution may occur upon termination of employment, death of the employee or retirement at the normal retirement age under the Plan.

Under the Non-Qualified Deferred Compensation Plan, participants, including our named executive officers, elect the date for distribution of deferred contributions made in any year prior to the commencement of that year and subject to the requirement that the distribution occur no earlier than January 15th of the third plan year following the plan year for which the deferral election is made. Distribution of participant account balances under the Non-Qualified Deferred Compensation Plan will occur upon the earliest to occur of: (i) the date elected by such participant; (ii) the date of separation of service (as defined under the Internal Revenue Code) of the participant from our company; or (iii) the date we terminate the Plan. For all participants, distribution of account balances will accelerate upon a change-in-control of our company.

Mr. Pacey will vest in his separate employer contribution account under his Deferred Compensation Agreement, dated January 27, 2008 only if he remains continuously employed with us until February 1, 2018; provided however, if Mr. Pacey’s employment is terminated prior to the vesting date as a result of death, disability or termination by our company, other than for cause, he will become 100% vested in the separate employer contribution account, however, our obligation to make contributions shall cease on the date of any such termination.

POTENTIAL PAYMENTS UPON TERMINATION

OR CHANGE-IN-CONTROL

The rules of the Securities and Exchange Commission require us to provide quantitative disclosure concerning potential payments upon termination or change in control assuming termination as of the last business day of our last completed fiscal year, June 30, 2009.

Mr. Brian R. Gamache, Chairman and Chief Executive Officer

As of June 30, 2009, upon the termination of Mr. Gamache’s employment for any reason, whether by us or Mr. Gamache, he would have received the retirement benefits, payable in installments, specified under his employment agreement which would consist of four annual payments equal to fifty percent (50%) of his annual base salary at the time of termination of his employment, but not less than $432,000, payable in equal monthly installments. Such monthly payments would continue for four years, at the conclusion of which we would pay Mr. Gamache a lump sum payment determined by discounting each monthly installment that would have been paid to Mr. Gamache had the equal monthly installment continued for a period of time equal to the period of time after March 21, 2000 that Mr. Gamache was employed by us.

If Mr. Gamache were disabled for more than 90 consecutive days or 6 months in any 12-month period during the term of his employment agreement and was not able to resume his duties within 30 days of notice of disability, Mr. Gamache’s employment would terminate, and he would receive the retirement benefits specified under his employment agreement which are described under “Pension Benefits” above. In the event of Mr. Gamache’s death, his designated beneficiaries would continue to receive salary payments for a period of six months after the date of his death and would receive the retirement benefits that would otherwise have been paid to Mr. Gamache. In addition, in the case of Mr. Gamache’s death or disability, all of Mr. Gamache’s unvested stock options and stock equity grants would immediately vest, and he and his wife would continue to receive health benefits for life while his son will continue to receive health benefits until he reaches the age of 18, or while he remains a full-time student after the age of 18 but in no event past the age of 23.

We may terminate Mr. Gamache’s employment agreement “for cause,” which includes dishonesty or failure to follow the reasonable direction of our Board. Upon any termination for cause, Mr. Gamache would receive the retirement benefits, payable in installments, specified under his employment agreement and Mr. Gamache, his wife and son would continue to receive health benefits for five years after termination if such termination were to be effective on or before June 30, 2012; and for life if such termination were to be effective after June 30, 2012 provided the health benefits provided to Mr. Gamache’s son would discontinue if he earlier reached the age of 18, or if he remained a full-time student after the age of 18 until he reached the age of 24.

Mr. Gamache may terminate his employment agreement for “good reason” upon the occurrence of: (1) a material breach by us of any material provision of his employment agreement, (2) the placement of Mr. Gamache in a position of lesser status, (3) the assignment to Mr. Gamache of duties inconsistent with his current position, (4) the reduction of the compensation to which he is entitled under his employment agreement, (5) his removal from the Board or (6) the relocation of our headquarters to a location more than 40 miles farther from his current place of residence than the present location of our headquarters.

Upon any termination by Mr. Gamache for good reason, or by us without cause, we would be obligated to pay Mr. Gamache: (w) a lump sum payment equal in amount to Mr. Gamache’s base salary through the date of termination, less any payments previously made; (x) the pro rata bonus which would have been payable for the current fiscal year; (y) an amount equal to three times the sum of (1) his base salary and (2) a bonus amount equal to the average annual cash bonus earned by Mr. Gamache over the immediately preceding two fiscal years; and (z) the retirement benefits which would have been payable in the event of termination on the date of termination. In addition, all of Mr. Gamache’s unvested stock options and stock equity grants would immediately vest and Mr. Gamache and his wife would continue to receive health benefits for life while his son will continue to receive health benefits until he reaches the age of 18, or while he remains a full-time student after the age of 18 but in no event past the age of 23.

Mr. Gamache also may terminate his employment agreement if either of the following change-in-control events occurs: (1) the individuals who presently constitute our Board of Directors, or successors approved by these Board members or their successors, cease for any reason to constitute at least a majority of the Board or (2) both of the following occur (a) any person or entity or group of affiliated persons or entities who are not the owner of at least 15% of our outstanding voting securities on December 27, 2004, acquire more than 50% of our outstanding voting securities and (b) Mr. Gamache remains employed by us for a period of 180 days thereafter. As of June 30, 2009, if either such a change-in-control event had occurred and Mr. Gamache had given timely notice: (a) all of Mr. Gamache’s unvested stock options and stock equity grants would have immediately vested; (b) we would have been required to pay him a lump sum of three times the sum of (1) his base salary and (2) a bonus amount equal to the average annual cash bonus earned by Mr. Gamache over the immediately preceding two fiscal years; (c) all of his retirement benefits would have been payable as if he had retired on the date of such change-in-control; and (d) Mr. Gamache, his wife and son would continue to receive health benefits for five years after termination if such termination were to be effective on or before June 30, 2012; and for life if such termination were to be effective after June 30, 2012 provided the health benefits provided to Mr. Gamache’s son would discontinue if he earlier reached the age of 18, or if he remained a full-time student after the age of 18 until he reached the age of 24.

If payments made to Mr. Gamache under his employment agreement after a change-in-control were considered “excess parachute payments” under Section 280G of the Internal Revenue Code, additional compensation would be required to be paid to Mr. Gamache to the extent necessary to eliminate the economic effect on him of the resulting excise tax. Under Section 4999 of the Internal Revenue Code, in addition to income taxes, the recipient of “excess parachute payments” is subject to a 20% nondeductible excise tax on these payments. An excess parachute payment is a payment in the nature of compensation which is contingent on a change of ownership or effective control and which exceeds the portion of the base amount (i.e., the average compensation for the five-year period prior to the change-in-control) allocable to the payment. These rules apply only if the present value of all payments of compensation contingent on the change-in-control (including non-taxable fringe benefits) is at least equal to three times the base amount. Excess parachute payments are not tax deductible by us.

The following table provides quantitative disclosure of the incremental payments and value that Mr. Gamache would have received or realized as a result of the employment termination events described below pursuant to agreements or arrangements that apply to him only and not to employees of the company generally. The calculations (1) assume a termination date of June 30, 2009 and (2) for the valuation of shares underlying stock options, restricted stock and shares issued under equity-based performance units for which vesting would have been accelerated, use the closing trading price of our common stock on June 30, 2009, the last trading day in our fiscal year, $31.51. Information concerning Mr. Gamache’s benefits under the Non-Qualified Deferred Compensation Plan is set forth above in the Non-Qualified Deferred Compensation Table.

Termination Event	Salary and/or Bonus (1)		Termination Benefits		Accelerated Options		Accelerated Restricted Stock		Accelerated Equity-based Performance Units(2)		Other Benefits		Total
Retirement or Expiration of Employment Agreement			$3,713,394	(3)							$130,874	(4)	$3,844,268
Disability			3,713,394	(3)	$534,408	(5)	$2,589,649	(5)	$1,199,113	(5)	725,128	(6)	8,761,693
Death	$449,080	(7)	3,713,394	(3)	534,408	(5)	2,589,649	(5)	1,199,113	(5)	667,390	(8)	9,153,035
For Cause			3,713,394	(3)							130,874	(4)	4,438,522
Without Cause or For Good Reason	7,849,079	(9)	3,713,394	(3)	534,408	(5)	2,589,649	(5)	1,199,113	(5)	725,128	(6)	16,610,771
Change-In-Control	7,849,079	(9)	3,713,394	(3)	534,408	(5)	2,589,649	(5)	1,199,113	(5)	4,644,391	(10)	20,530,034

(1)	By assuming that such termination occurs at the end of the fiscal year, we also assume that all base salary through the date of termination and bonus amounts payable for fiscal year 2009 have been previously paid on the termination date.
(2)	Assuming achievement of the target, triggering 100% payout.
(3)	Payable over 4 years and one month as described above.
(4)	Consists of continuing health benefits for Mr. Gamache, his spouse and his son for 5 years post termination.
(5)	Mr. Gamache’s employment agreement provides for accelerated vesting of equity grants upon death, disability, termination of employment with good reason or without cause and a “change-in-control.” Certain equity grants made to other employees may also accelerate upon a change-in-control under the terms of the Amended and Restated Incentive Plan or the related equity grant agreements. Because the definition of the term “change-in-control” may differ in these documents, Mr. Gamache’s equity grants may accelerate upon a “change-in-control” while those of other employees do not.
(6)	Consists of continuing health benefits for life for Mr. Gamache (29 years); his spouse (33 years) and his son (11 years).
(7)	Payable over 6 months.
(8)	Consists of continuing health benefits for life for Mr. Gamache’s spouse (33 years) and his son (11 years).
(9)	Payable in a lump sum.
(10)	Consists of (a) $130,874 of continuing health benefits for Mr. Gamache; his spouse and his son for 5 years post termination and (b) the cost to our company of a gross up for taxes of $4,513,517.

Mr. Orrin J. Edidin, President, and Mr. Scott D. Schweinfurth, Executive Vice President, Chief Financial Officer and Treasurer

We may terminate either Mr. Edidin’s or Mr. Schweinfurth’s employment agreement upon 30 days written notice for “cause”, which includes dishonesty or failure to follow a reasonable direction of our Chief Executive Officer or our Board of Directors. Both Mr. Edidin’s and Mr. Schweinfurth’s employment agreements may be terminated by either party upon two years notice.

Mr. Edidin and Mr. Schweinfurth may also terminate their respective employment agreements upon 30 days written notice for “good reason,” which means the occurrence of a material breach by us of any material provision of the applicable employment agreement, including a material diminution of responsibility or base salary, or, in the event of a change-in-control, the relocation of his primary office to a location more than 40 miles farther from his current place of residence than the present location of our Waukegan and Chicago, Illinois offices.

Upon any termination by Mr. Edidin or Mr. Schweinfurth for good reason, or by us without cause, under each employment agreement, we would be obligated to pay: (a) a lump sum payment equal in amount to their base salary through the date of termination less any payments previously made, (b) within 30 days after the end of the fiscal year in which such termination occurred, a pro rata amount of the bonus payable for the fiscal year in which such termination occurs to the extent not already paid, (c) base salary and one year’s bonus over the next twelve months at normal payroll intervals and (d) within 30 days after the first anniversary of such termination, a lump sum payment equal in amount to two times the sum of (1) his base salary and (2) one year’s bonus. Each of their employment agreements defines “one year’s bonus” as the average annual cash bonus paid to such officer over the immediately preceding two fiscal years. Effective July 1, 2008, Messrs. Edidin’s and Schweinfurth’s employment agreements were amended to revise the timing of certain termination benefits in order to satisfy exemptions available under Internal Revenue Code Section 409A or otherwise satisfy the requirements of Section 409A.

As of June 30, 2009, if the applicable employment agreement terminated by reason of the officer’s death or his absence from his duties on a full-time basis for 90 consecutive business days as a result of incapacity due to mental or physical illness which was determined to be total and permanent by a physician, we would be required to pay the officer or his legal representatives: (a) a lump sum payment equal in amount to their base salary through the date of termination less any payments previously made, (b) the pro rata bonus which would have been payable during the current year had he remained employed; and (c) a lump sum equal to one-half the sum of (1) his base salary and (2) one year’s bonus.

Mr. Edidin’s or Mr. Schweinfurth’s employment agreement may also be terminated if either of the following change-in-control events occurs: (1) the individuals who presently constitute our Board of Directors, or successors approved by these Board members, cease for any reason to constitute at least a majority of the Board, and the officer gives written notice of his election to terminate his employment within sixty days of such event or (2) any person or entity or group of affiliated persons or entities who were not the owners of at least 15% of the outstanding shares of our voting securities as of January 1, 2005, acquires more than 25% of our outstanding shares, and the officer gives written notice of his election to terminate his employment for “good reason” or we terminate his employment not for cause, death or disability within 180 days of such acquisition. In the event of such a termination of Mr. Edidin’s or Mr. Schweinfurth’s employment agreement, then in lieu of any other rights under his employment agreement, we will be required to pay him (a) any accrued base salary and the pro rata bonus to the extent not already paid; and (b) a lump sum of three times the sum of (1) his base salary and (2) one year’s bonus. If payments made to Mr. Edidin or Mr. Schweinfurth under their respective employment agreements after a change-in-control are considered “excess parachute payments” under Section 280G of the Internal Revenue Code, additional compensation is required to be paid to them to the extent necessary to eliminate the economic effect on him of the resulting excise tax.

In addition, upon a change-in-control event, all of Mr. Edidin’s and Mr. Schweinfurth’s unexpired unvested options and stock equity grants will immediately vest.

With respect to “excess parachute payments” made to either Mr. Edidin or Mr. Schweinfurth, under Section 4999 of the Internal Revenue Code, in addition to income taxes, the recipient of “excess parachute payments” is subject to a 20% nondeductible excise tax on these payments. An excess parachute payment is a payment in the nature of compensation which is contingent on a change of ownership or effective control and which exceeds the portion of the base amount (i.e., the average compensation for the five-year period prior to the change-in-control) allocable to the payment. These rules apply only if the present value of all payments of compensation contingent on the change-in-control (including non-taxable fringe benefits) is at least equal to three times the base amount. Excess parachute payments are not tax deductible by us.

Mr. Edidin

The following table provides quantitative disclosure of the incremental payments and value that Mr. Edidin would have received or realized as a result of the employment termination events described below pursuant to agreements or arrangements that apply to him only and not to employees of the company generally. The calculations (1) assume a termination date of June 30, 2009 and (2) for the valuation of shares underlying stock options, restricted stock and shares issued under equity-based performance units for which vesting would have been accelerated, use the closing trading price of our common stock on June 30, 2009, the last trading day in our fiscal year, $31.51. Information concerning Mr. Edidin’s benefits under the Non-Qualified Deferred Compensation Plan is set forth above in the Non-Qualified Deferred Compensation Table.

Termination Event	Salary and/or Bonus (1)		Accelerated Options		Accelerated Restricted Stock		Accelerated Equity-based Performance Units		Other Benefits	Total
Disability or Death	$741,541	(2)	—		$1,257,217	(3)	—		—	$1,998,758
Without Cause or For Good Reason	4,449,245	(4)	—		1,257,217	(3)	—		—	5,707,462
Change-In-Control	4,449,245	(2)	$362,647	(3)	1,257,217	(3)	631,492	(3)	—	6,700,601

(1)	By assuming that such termination occurs at the end of the fiscal year, we also assume that all base salary through the date of termination and any bonus amounts payable for fiscal year 2009 have been paid previously or on the termination date.
(2)	Payable in a lump sum.
(3)	Mr. Edidin’s employment agreement provides for acceleration of vesting of certain equity grants upon a “change-in-control.” Certain equity grants made to other employees may also accelerate under the terms of the Amended and Restated Incentive Plan or the related equity grant agreements. Because the definition of the term “change-in-control” may differ in these documents, Mr. Edidin’s equity grants may accelerate upon a “change-in-control” while those of other employees do not.
(4)	For 12 months following termination, salary and bonus amounts are paid in regular payroll installments; on the first anniversary of the termination date, a lump sum payment equal to two times the sum of (1) one year’s salary and (2) one year’s bonus will be paid.

Mr. Schweinfurth

The following table provides quantitative disclosure of the incremental payments and value that Mr. Schweinfurth would have received as a result of the employment termination events described below pursuant to agreements or arrangements that apply to him only and not to employees of the company generally. The calculations (1) assume a termination date of June 30, 2009 and (2) for the valuation of shares underlying stock options, restricted stock and shares issued under equity-based performance units for which vesting would have been accelerated, use the closing trading price of our common stock on June 30, 2009, the last trading day in our fiscal year, $31.51. Information concerning Mr. Schweinfurth’s benefits under the Non-Qualified Deferred Compensation Plan is set forth above in the Non-Qualified Deferred Compensation Table.

Termination Event	Salary and/or Bonus (1)		Accelerated Options		Accelerated Restricted Stock		Accelerated Equity-based Performance Units		Other Benefits	Total
Disability or Death	$615,325	(2)	—		$646,900	(3)	—		—	$1,262,225
Without Cause or For Good Reason	3,691,947	(4)	—		646,900	(3)	—		—	4,338,847
Change-In-Control	3,691,947	(2)	$273,791	(3)	646,900	(3)	$506,649	(3)	—	5,119,288

(1)	By assuming that such termination occurs at the end of the fiscal year, we also assume that all base salary through the date of termination and any bonus amounts payable for fiscal year 2009 have been paid previously or on the termination date.
(2)	Payable in a lump sum.
(3)	Mr. Schweinfurth’s employment agreement provides for acceleration of vesting of certain equity grants upon a “change-in-control.” Certain equity grants made to other employees may also accelerate under the terms of the Amended and Restated Incentive Plan or the related equity grant agreements. Because the definition of the term “change-in-control” may differ in these documents, Mr. Schweinfurth’s equity grants may accelerate upon a “change-in-control” while those of other employees do not.
(4)	For 12 months following termination, salary and bonus amounts are paid in regular payroll installments; on the first anniversary of the termination date, a lump sum payment equal to two times the sum of (1) one year’s salary and (2) one year’s bonus will be paid.

Mr. Larry J. Pacey, Executive Vice President, Global Products and Chief Innovation Officer and Mr. Kenneth Lochiatto, Executive Vice President and Chief Operating Officer

We may terminate Mr. Pacey’s employment agreement for “cause”, which includes failure to perform his duties, death or disability for a period of three months, violations of our Code of Conduct or a violation of a criminal law or other action which might be reasonably likely to result in the loss of gaming license held by one of our operating entities. Upon any termination of the employment agreement by us, other than for cause, we would be obligated to pay him twenty-four months of base salary. Additionally, we would be obligated to pay him twenty-four months of base salary if Mr. Pacey terminates his employment within 60 days after either of these change-in-control events: (a) individuals who presently constitute our Board of Directors, or who have been recommended for election to such Board by two-thirds of such Board consisting of individuals who are either presently on such Board or such recommended successors, cease for any reason to constitute at least a majority of our Board or (b) both of the following occur (i) any person or entity or group of affiliated persons or entities who are not owners of at least 15% of the outstanding shares of voting securities of WMS Industries Inc. on the effective date of his employment agreement acquire more than 25% of the outstanding shares of our voting securities and (ii) within 180 days of such acquisition of 25% of the outstanding shares of voting securities we terminate Mr. Pacey’s employment for any reason other than for cause, death or disability. Upon a change-in-control event involving an acquisition of the our voting stock, all of Mr. Pacey’s unexpired unvested options and stock equity grants will immediately vest.

Mr. Lochiatto is not contractually entitled to any payments that would differ from what other employees may receive if his employment had been terminated. We may terminate Mr. Lochiatto’s employment at any time with or without cause.

Mr. Pacey

The following table provides quantitative disclosure of the incremental payments and value that Mr. Pacey would have received or realized as a result of the employment termination events described below pursuant to agreements or arrangements that apply to him only and not to employees of the company generally. The calculations (1) assume a termination date of June 30, 2009 and (2) for the valuation of shares underlying stock options, restricted stock and shares issued under equity-based performance units for which vesting would have been accelerated, use the closing trading price of our common stock on June 30, 2009, the last trading day in our fiscal year, $31.51. Information concerning Mr. Pacey’s benefits under the Non-Qualified Deferred Compensation Plan is set forth above in the Non-Qualified Deferred Compensation Table.

Termination Event	Salary and/or Bonus (1)		Accelerated Options		Accelerated Restricted Stock		Accelerated Equity-based Performance Units		Other Benefits (2)	Total
Disability or Death									$180,135	$180,135
Without Cause	$1,000,000	(3)	—		—		—		180,135	1,180,135
Change-In-Control	1,000,000	(3)	$227,182	(4)	$994,172	(4)	$419,808	(4)		2,641,162

(1)	By assuming that such termination occurs at the end of the fiscal year, we also assume that all base salary through the date of termination and any bonus amounts payable for fiscal year 2009 have been paid previously or on the termination date.
(2)	Payable under Mr. Pacey’s Deferred Compensation Agreement, dated January 27, 2008, consisting of the vested balance as of June 30, 2009.
(3)	Payable in regular payroll intervals.
(4)	Mr. Pacey’s employment agreement provides for acceleration of vesting of certain equity grants upon a “change-in-control.” Certain equity grants made to other employees may also accelerate under the terms of the Amended and Restated Incentive Plan or the related equity grant agreements. Because the definition of the term “change-in-control” may differ in these documents, Mr. Pacey’s equity grants may accelerate upon a “change-in-control” while those of other employees do not.

Non-Competition, Non-Solicitation, Confidentiality and Non-Disparagement

Under his employment agreement, as amended effective July 1, 2008, Mr. Gamache has agreed not to compete with us for a period of four years following termination of his employment. Additionally, he has agreed not to try to solicit our employees for employment elsewhere for a period of the greater of four years following termination of his employment or during the period he is receiving termination benefits from us. Under their respective employment agreements, each of Messrs. Edidin, Schweinfurth and Pacey have agreed not to compete with us for a period of two years from termination of their employment by our company for cause or by them without good reason and for a period of one year if they terminate their employment with us for good reason. Each has agreed not to solicit our employees for a period of two years following termination of his employment for any reason. Pursuant to his equity compensation agreements, Mr. Lochiatto has agreed not to compete with us for a period of one year following termination of his employment. Our named executive officers have also agreed not to disclose or misuse our confidential information. Under their employment agreements, Messrs. Gamache, Edidin, Schweinfurth and Pacey have agreed to not disparage or make statements detrimental to us.

Equity Compensation Plan Table

The following table summarizes the securities authorized for issuance pursuant to our equity compensation plans as of October 15, 2009:

EQUITY COMPENSATION PLAN TABLE

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding those reflected in the first column)
Equity compensation plans approved by stockholders	3,881,024	(1)	$25.66	486,083
Equity compensation plans not approved by stockholders	260,642	(2)	$13.29	—	(3)

Total	4,141,666			486,083

(1)	Consists of options granted under our 1991, 1994, 2000 and 2002 stock option plans and our Amended and Restated Incentive Plan. Does not include 231,254 restricted stock units or shares of Restricted Stock, 284,265 Equity-based Performance Units, 32,036 Performance-based Restricted Units or 24,890 Deferred Units issued under our Amended and Restated Incentive Plan.
(2)	Consists of options granted under our 1998 and 2000 Non-Qualified Stock Option Plans.
(3)	No additional awards can be made under our 1998 and 2000 Non-Qualified Stock Option Plans.

PROPOSAL 2 — APPROVAL OF OUR 2009 RESTATEMENT OF THE

WMS INDUSTRIES INC. AMENDED AND RESTATED INCENTIVE PLAN

General

We are seeking stockholder approval of the 2009 Restatement to the WMS Industries, Inc. Amended and Restated Incentive Plan (the “2009 Restated Incentive Plan”), which was adopted by our Board of Directors on October 20, 2009, subject to stockholder approval. All Board members, employees and consultants will continue to be eligible to participate in the 2009 Restated Incentive Plan. Compared to our existing plan, the 2009 Restated Incentive Plan, among other things:

➢	Increases the number of shares available for grant by 3,800,000 shares; and

➢	Provides that each share granted as a “full-value award” after stockholder approval of the 2009 Restated Incentive Plan will reduce the shares available for grant by 1.6 shares.

The 2009 Restated Incentive Plan will become effective upon stockholder approval.

Reasons for Stockholder Ratification

We seek stockholder approval of the 2009 Restated Incentive Plan for the following reasons:

➢

To continue to implement a compensation program with a broad range of equity-based incentives for motivating our employees, directors and consultants and encouraging them to use their best efforts on our behalf. These awards are an important element of compensation because they enable the grantees to acquire or increase their proprietary interest in us or directly benefit from our success and thereby promote a closer alignment of interests between the grantees and our stockholders.

➢

To satisfy certain exchange and statutory requirements such as the NYSE requirement that equity compensation plans be submitted to stockholders for their approval and to meet the performance-based exception requirements under section 162(m) of the Internal Revenue Code of 1986, as amended.

Predecessor to the 2009 Restated Incentive Plan

The 2009 Restated Incentive Plan was preceded by the 2005 Incentive Plan, which was originally adopted by our Board of Directors on October 15, 2004 and by our stockholders on December 9, 2004. The 2005 Incentive Plan replaced our existing plans, namely, our 2002, 2000, 1994, and 1991 Stock Option Plans, the 2000 and 1998 Non-Qualified Stock Option Plans and the Treasury Share Bonus Plan. (Such predecessor plans are referred to collectively as the “Preexisting Plans”). Awards previously issued under any Preexisting Plan remain in effect and remain subject to the terms of the applicable plan. Our Amended and Restated Incentive Plan was adopted by our Board of Directors, subject to stockholder approval, on October 24, 2006 and by our Stockholders on December 14, 2006. The shares subject to any awards under the Preexisting Plans that are subsequently terminated or forfeited will become available for awards under the 2009 Restated Incentive Plan.

Rate of Grant of Awards under the 2009 Restated Incentive Plan

Equity grants are a key component of our incentive compensation program for key employees and non-employee directors. In implementing these programs, we have carefully balanced the need to attract and retain talented individuals in a highly competitive business with efforts to closely monitor the use of equity grants. Our Board of Directors will limit the three-year average usage rate of equity grants for fiscal years 2010, 2011 and 2012 to 3.32% of the average of our outstanding shares at June 30, 2010, 2011 and 2012. The usage rate will be calculated for each fiscal year and then averaged for the three year period. The usage rate for each year is (i) the number of shares granted in each fiscal year pursuant to (a) stock options, (b) stock-settled stock appreciation rights, (c) restricted stock, and (d) deferred stock units and (ii) the number of shares issued pursuant to equity-based performance units upon payout divided by (iii) the fiscal year-end shares outstanding. Stock appreciation rights or full value shares settled in cash will not be included in the determination of the usage rate. For the purpose of this calculation, each full value share will be counted as one and one-half shares.

Summary of the 2009 Restated Incentive Plan

The following provides a brief summary of the principal features of the 2009 Restated Incentive Plan. A copy of the 2009 Restated Incentive Plan is attached to this proxy statement as Appendix A.

Types of Awards

The 2009 Restated Incentive Plan authorizes a broad range of awards, including:

➢	Nonqualified stock options.

➢	Stock appreciation rights.

➢	Restricted stock (a grant of actual shares subject to a risk of forfeiture and restrictions on transfer).

➢	Deferred stock units or restricted stock units (a contractual commitment to deliver shares at a future date).

➢	Bonus stock.

➢	Annual incentive awards tied to achievement of specific performance objectives.

➢	Other equity-based performance awards (a contractual commitment to deliver shares or cash at a future date) which may also be subject to time-based vesting.

Shares Available for Grant under the 2009 Restated Incentive Plan

As of October 15, 2009, approximately 4,714,111 awards were outstanding under the Amended and Restated Incentive Plan and the Preexisting Plans and approximately 486,083 shares were available for grant under the Amended and Restated Incentive Plan. There are no shares available for grant under the Preexisting Plans. If our stockholders approve the 2009 Restated Incentive Plan, there will be 3,800,000 additional shares available for a total of approximately 4,286,083 shares available for grant under the 2009 Restated Incentive Plan. In addition, shares that are released from outstanding awards by expiration, termination or forfeiture of awards under the Preexisting Plans will become available for grant under the 2009 Restated Incentive Plan and may be reissued as new awards. Outstanding awards under the Amended and Restated Incentive Plan and the Preexisting Plans consist of:

➢	Nonqualified stock options to acquire 4,141,666 shares with a weighted average exercise price of $24.88 and a weighted average remaining term of 5.51 years.

➢	231,254 shares of restricted stock or restricted stock units.

➢	284,265 equity-based performance units.

➢	24,890 deferred stock units.

➢	32,036 Performance-based Restricted Units.

After stockholder approval of the 2009 Restated Incentive Plan, each share granted as a “full-value award” will reduce the shares available for grant by 1.6 shares. Under the 2009 Restated Incentive Plan, shares will not become available again for new awards if shares are withheld or separately surrendered to pay the exercise price of an option or to satisfy tax withholding obligations relating to an award. However, shares will become available again for new grants if equity-based performance units payout at a percentage less than 100%, if an award is settled in cash or if awards are forfeited including shares that had been issued as restricted stock. After stockholder approval of the 2009 Restated Incentive Plan, each share made available again in connection with the cancellation, forfeiture or cash settlement of full-value Awards shall increase the shares available for grant by 1.6 shares. Shares delivered under the 2009 Restated Incentive Plan may be either newly issued or treasury shares.

Per-Person Award Limitations

The 2009 Restated Incentive Plan includes limitations on the amount of awards that may be granted to a participant in a given year in order to qualify awards as “performance-based” compensation not subject to the limitation on deductibility under Section 162(m) of the Internal Revenue Code. Under this annual per-person limitation, a participant may not be granted awards in excess of his or her “Annual Limit.” The Annual Limit for share-based awards equals 750,000 shares plus the amount of the participant’s unused Annual Limit relating to share-based awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. The Annual Limit for non share-based awards is $3 million, plus the amount of the participant’s unused Annual Limit relating to non share-based awards as of the close of the previous year. These limits apply only to awards under the 2009 Restated Incentive Plan and do not limit our ability to enter into compensation arrangements outside of the 2009 Restated Incentive Plan.

Eligibility

Our directors, officers, employees and key consultants are eligible to be granted awards under the 2009 Restated Incentive Plan. In addition, a prospective employee may be granted an award, but no value may be realized under it if such person does not become an employee. We estimate the total number of persons currently eligible for awards to be approximately 1,400 persons including our nine non-employee directors and our seven executive officers.

Stock Options and SARs.

The Compensation Committee is authorized to grant non-qualified stock options and stock appreciation rights. The exercise price of an option and the base price of a SAR are determined by the Compensation Committee, but may not be less than the fair market value of the shares on the date of grant. The maximum term of each option or SAR is seven years. Subject to this limit, the times at which each option or stock appreciation right will be exercisable and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events generally are fixed by the Compensation Committee. Options may be exercised by payment of the exercise price in cash, shares or other property (which may include through broker-assisted cashless exercise procedures). SARs are exercisable for shares or for cash, as determined by the Compensation Committee.

Restricted Stock and Deferred Stock Units

The Compensation Committee is authorized to grant restricted stock and deferred stock units. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Compensation Committee will establish the length of the restricted period for awards of restricted stock. If the granting or vesting of the awards is tied to performance conditions, the minimum vesting period of such awards shall be no less than one year. If neither the granting nor vesting is tied to performance conditions, then such awards shall have a minimum vesting period of no less than three years; provided up to 10% of the shares of stock authorized under the 2009 Incentive Plan may be issued without such minimum vesting requirements. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of WMS, including the right to vote the shares and to receive dividends, unless otherwise determined by the Compensation Committee. A deferred stock unit gives a participant the right to receive shares at the end of a specified deferral period. The Compensation Committee will establish the vesting requirements for deferred stock units. Prior to settlement, deferred stock units carry no voting or dividend rights or other rights associated with stock ownership.

Annual Incentive Awards

The Compensation Committee may grant annual incentive awards, settleable in cash or in shares upon achievement of pre-established performance objectives achieved during a specified period of up to one year. For such annual incentive awards to constitute “performance-based compensation” under Section 162(m) of the Internal Revenue Code and not be subject to Section 162(m)’s limitations on deductability, the Compensation Committee must establish the terms of the annual incentive awards, including the applicable performance goals and the corresponding amounts payable (subject to per-person limits), and other terms of settlement, and all other terms of these awards, not later than 90 days after the beginning of the performance period. In order for such an annual incentive award to be earned, one or more of the performance objectives described below will have to be achieved. The Compensation Committee may specify additional requirements for the earning of such awards.

Performance Awards

In addition to annual incentive awards, the Compensation Committee may grant restricted stock, deferred stock units, or other equity-based awards as performance awards. Generally, performance awards require satisfaction of pre-established performance goals. Performance may be measured over a period of any length specified by the Compensation Committee. Performance goals may be set:

➢	with fixed, quantitative targets, targets relative to our past performance;

➢	targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Compensation Committee for comparison; or

➢

strategic business criteria consisting of one or more objectives based on meeting specified market penetration or value added, product development or introduction, geographic business expansion goals, cost targets, debt reduction, customer satisfaction, employee satisfaction, information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

The Compensation Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period.

Adjustments to Shares Reserved, Awards and Award Limits

Adjustments to the number and kind of shares reserved under the 2009 Restated Incentive Plan and the shares specified in the share-based Annual Limit will be made in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, or other similar corporate transaction or event affecting our common stock. Adjustments will also be made to outstanding awards upon occurrence of these events, including to the number of shares subject to an award, any exercise price or share price referenced in the award terms (such as the base price of a stock appreciation right) and other terms of the award to preserve without enhancing the value of the award.

Restriction on Repricing

The 2009 Restated Incentive Plan includes a restriction providing that, without stockholder approval, we will not amend or replace options previously granted under the 2009 Restated Incentive Plan in a transaction that constitutes a “repricing.” For this purpose, a “repricing” means amending the terms of an option after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, and canceling an option at a time when its strike price is equal to or greater than the fair market value of the underlying Stock, in exchange for another option, restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spinoff or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option to reflect the effects of a stock split, stock dividend or other extraordinary corporate transaction will not constitute a “repricing.”

Administration

The Compensation Committee will administer the 2009 Restated Incentive Plan, except that the Board may itself act in place of the Compensation Committee to administer the 2009 Restated Incentive Plan, and the Board must make determinations with respect to grants to non-employee directors. Subject to the terms and conditions of the 2009 Restated Incentive Plan, the Compensation Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of an annual or long-term incentive award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2009 Restated Incentive Plan, and make all other determinations which may be necessary or advisable for the administration of the 2009 Restated Incentive Plan. The Compensation Committee is permitted to delegate authority to executive officers for the granting and administration of awards to the extent permitted under Section 157(c) of the Delaware General Corporation Law. Our current policy has been to not delegate such authority. The 2009 Restated Incentive Plan provides that Compensation Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2009 Restated Incentive Plan.

Other Terms of Awards

The Compensation Committee is authorized to impose non-competition, non-solicitation, confidentiality, non-disparagement and other requirements as a condition on the participant’s right to retain an award or gains realized by exercise or settlement of an award. Awards under the 2009 Restated Incentive Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law.

Vesting, Forfeitures, and Related Award Terms

The Compensation Committee may, in its discretion, determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

Except as otherwise waived or agreed to by the Compensation Committee, an award will be forfeited, and gains may have to be repaid to us by a participant, if any of the following occur during the participant’s employment by us or within one year after termination: (a) the participant competes with us, induces a customer, supplier, licensee or licensor to curtail business with us or solicits any employee or service provider to terminate employment with or service to us; (b) the participant misuses our confidential information; or (c) the participant fails to reasonably assist us in a legal proceeding.

Upon a change in control, as defined in the 2009 Restated Incentive Plan, unless the Compensation Committee provides otherwise in the grant agreement, non-performance awards will become vested and exercisable or fully payable, and restrictions on any restricted stock will lapse, and any option that was not vested and exercisable as of the time of the change in control may be surrendered for a cash payment equal to the spread between the exercise price and the price per share paid in the transaction triggering the change in control. The Compensation Committee may also specify in any award agreement for performance awards that performance conditions will be deemed met or exceeded upon a change in control.

Amendment and Termination of the 2009 Restated Incentive Plan

The Board may amend, suspend, discontinue, or terminate the 2009 Restated Incentive Plan or the Compensation Committee’s authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the NYSE rules. Unless earlier terminated, the 2009 Restated Incentive Plan will terminate at such time that no shares reserved under the 2009 Restated Incentive Plan remain available, and we have no further obligation with respect to any outstanding award.

Federal Income Tax Implications—Options

The federal income tax consequences of granting and exercising options under the 2009 Restated Incentive Plan are as follows (based on federal tax laws and regulations, as of October 20, 2009). The grant of an option does not result in federal income tax consequences for the optionee or a deduction for WMS. An optionee exercising a non-qualified stock option will recognize ordinary income equal to the difference between the fair market value of the stock exercised (on the date of exercise) and the option price. When an optionee recognizes ordinary income on the exercise of a non-qualified stock option, WMS is generally entitled to a deduction in the same amount. Certain requirements, such as reporting the income to the IRS, must be met for the deduction to be allowable. Also, for our Chairman and Chief Executive Officer and the three other highest compensated officers, other than our Chief Financial Officer, WMS’s deduction may be contingent on certain factors such as the grant being made by a committee of outside directors.

New Plan Benefits Under the 2009 Restated Incentive Plan

Because most future awards under the 2009 Restated Incentive Plan will be granted at the discretion of the Compensation Committee and the Board, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to annual incentive awards and equity-based compensation under the Amended and Restated Incentive Plan and the Preexisting Plans is presented in the “Summary Compensation Table” elsewhere in this proxy statement and in our financial statements for the fiscal year ended June 30, 2009, and in the Annual Report which accompanies this proxy statement.

Vote Required for Adoption

In order for the 2009 Restated Incentive Plan to be approved, this proposal must receive affirmative votes from more than 50 percent of the shares that are present and entitled to vote, provided that at least a majority of our outstanding shares of common stock vote on the proposal. Broker non-votes are not counted as shares voted on this proposal. An abstention has the same effect as a vote AGAINST this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE 2009 RESTATED INCENTIVE PLAN.

PROPOSAL 3 — APPROVAL OF AN AMENDMENT TO THE

WMS INDUSTRIES INC. CERTIFICATE OF INCORPORATION

TO INCREASE OUR AUTHORIZED COMMON STOCK TO 200,000,000 SHARES

Amendment

Our Restated Certificate of Incorporation, as currently in effect, provides that we are authorized to issue 105,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, $0.50 par value per share and 5,000,000 shares of preferred stock, $0.50 par value per shares. This authorized capital was approved by our Board of Directors and stockholders in 1998.

On September 17, 2009, our Board of Directors adopted a resolution approving, subject to stockholder approval, an amendment to our Restated Certificate of Incorporation to increase our authorized common stock to 200,000,000 shares such that our authorized capital would increase from 105,000,000 shares to 205,000,000 shares. The amendment (the “Amendment”) would amend the first paragraph of Article FOURTH of our Restated Certificate of Incorporation to read in its entirety as follows:

“FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue shall be 205,000,000 shares, of which 200,000,000 shares shall be Common Stock, having a par value of $.50 per share, and 5,000,000 shares shall be Preferred Stock, having a par value of $.50 per share.”

The proposed increase in the authorized shares of our common stock would become effective immediately upon the filing of the Amendment with the office of the Secretary of State of the State of Delaware. We expect to promptly file the Amendment described in this Proposal 3 with the Secretary of State of the State of Delaware following approval by our stockholders.

The Board of Directors has reserved the right, in the exercise of its discretion, to abandon the Amendment regardless of whether the stockholders approve the Amendment.

Shares Reserved

As of the close of business on the Record Date, there were 58,723,805 shares of common stock issued and outstanding. In addition, as of such date, 11,112,254 shares were reserved for issuance under various obligations as detailed in the chart below:

	# of Shares Reserved
Equity Compensation Plans	9,484,977	(1)
2003 Convertible	752,277
Outstanding Warrants	875,000

(1)	Includes 3.8 million shares proposed to be added to our Amended and Restated Incentive Plan as described under Proposal 2 above.

Reasons for Amendment

Our Board of Directors believes that the number of authorized but unissued shares of common stock which remain unreserved is not adequate to enable us, as the need may arise, to take advantage of market conditions and favorable opportunities involving the issuance of our common stock without the delay and expense associated with the holding of a special meeting of our stockholders. The availability of additional authorized shares will provide us with the flexibility in the future to issue shares of our common stock for corporate purposes such as acquisitions, raising additional capital, paying dividends in stock or effecting stock splits, settling outstanding obligations, sales of stock or securities convertible into or exercisable for common stock, providing equity incentives to employees, officers and directors, and other general corporate purposes.

We believe that the Amendment will provide us with additional flexibility to meet business and financing needs as and when they may arise. Other than in connection with our currently outstanding convertible notes, warrants and equity awards and shares reserved for our existing equity plans, we do not currently have specific agreements or plans that would involve the issuance of the additional shares that would be authorized by the Amendment, although we intend to continue to consider transactions from time to time that could result in such issuances. Our Board of Directors will determine whether, when and on what terms the issuance of shares of our common stock may be warranted in connection with any future actions. No further action or authorization by our stockholders will be necessary before issuance of the additional shares of our common stock authorized under the Amendment, except as may be required for a particular transaction by applicable law or regulatory agencies or by the rules of the NYSE or any other stock market or exchange on which our common stock may then be listed.

Effect of Amendment

The additional shares of common stock, if issued, would have the same rights and privileges as the shares of common stock now issued. There are no preemptive rights relating to our common stock. Any issuance of additional shares of common stock would increase the number of outstanding shares of common stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. Although an increase in the authorized shares of our common stock could, under certain circumstances, be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction resulting in our acquisition by another company), the proposed increase in shares authorized is not in response to any effort by any person or group to accumulate our common stock or to obtain control of us by any means. In addition, the proposal is not part of any plan by our Board of Directors to recommend or implement a series of anti-takeover measures.

Vote Required for Approval

The Amendment must receive affirmative votes from more than 50 percent of our outstanding shares of common stock in order to be approved. Broker non-votes and abstentions have the same effect as a vote AGAINST this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE WMS INDUSTRIES INC. RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100,000,000 TO 200,000,000.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We propose that the stockholders ratify the appointment of Ernst & Young as our independent registered public accounting firm for fiscal year 2010 by the Audit and Ethics Committee of the Board of Directors. We expect that representatives of Ernst & Young will be present at the Annual Meeting of Stockholders and that they will be available to respond to appropriate questions submitted by stockholders at the meeting. Ernst & Young will have the opportunity to make a statement if they desire to do so.

Ernst & Young served as our independent registered public accounting firm for fiscal years 2008 and 2009 and billed us for services rendered in fiscal years 2008 and 2009 as follows:

Audit Fees.    The aggregate fees billed by Ernst & Young for professional services rendered for the audit of our annual financial statements for fiscal years 2008 and 2009, including the review of the financial statements included in our Quarterly Reports on Form 10-Q, required audit of internal controls over financial reporting and statutory audits required of the financial statements of certain of our international subsidiaries, were $849,550 and $936,825, respectively.

Audit-Related Fees.    The aggregate fees for audit-related services for the same periods were $122,750 and $197,000, respectively. These audit related services generally included fees for the annual audit of our employee benefit plans and agreed-upon procedures relating to wide area progressive systems.

Tax Fees.    The aggregate fees for tax services for the same periods were $174,625 and $383,000, respectively. These tax services include fees for domestic and foreign tax advice and planning.

All Other Fees.    We did not retain Ernst & Young for any other services during fiscal years 2008 and 2009.

Pre-Approval Policies and Procedures.    Our Audit and Ethics Committee has adopted a policy for pre-approving all audit and permitted non-audit services rendered to us by our auditors. All audit services must be approved by the full Committee. Under the policy, any permitted non-audit services must be pre-approved by either the full Committee or by a designated member of the Audit and Ethics Committee and our internal audit director. If a designated member and our internal audit director approve any non-audit services, the full Committee will be informed of such services at its next regularly scheduled meeting. Our independent registered public accounting firm will verify to our Audit and Ethics Committee annually that they have not performed and will not perform any prohibited non-audit services.

Percentage of Services Approved under Regulation S-X 2-01(c)(7)(i)(C).    None.

Vote Required for Ratification

Ratification by the stockholders of the appointment of an independent registered public accounting firm is not required, but the Board believes that it is desirable to submit this matter to the stockholders. If holders of a majority of our common stock present in person or by proxy do not ratify the selection of Ernst & Young at the meeting, the selection of an independent registered public accounting firm will be reconsidered by the Audit and Ethics Committee. An abstention has the same effect as a vote AGAINST this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT AND ETHICS COMMITTEE REPORT

The Audit and Ethics Committee of our Board of Directors is composed of four independent directors in accordance with the listing standards of the New York Stock Exchange. The Audit and Ethics Committee operates under a written charter adopted by the Board. A copy of the charter is available and can be viewed and downloaded from the Corporate Governance section of the Investor Relations section of our website at http://ir.wms.com.

Our management is primarily responsible for our financial statements, the reporting process and our internal accounting controls. Our independent registered public accounting firm, Ernst & Young, is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of our audited consolidated financial statements with generally accepted accounting principles and their judgments as to the quality, not just the acceptability, of our accounting principles. The Audit and Ethics Committee’s responsibility is to monitor and oversee these processes.

In keeping with that responsibility, the Audit and Ethics Committee has reviewed and discussed with management and with our independent registered public accounting firm our audited and interim consolidated financial statements, including Management’s Discussion and Analysis, that have been included in our reports on Form 10-K and Form 10-Q. The Audit and Ethics Committee and the independent registered public accounting firm regularly discuss the results of their audit of our consolidated financial statements, their examination of internal controls over financial reporting and their opinion of the appropriateness of our accounting principles. In addition, the Audit and Ethics Committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees,” as amended by Statement on Auditing Standards No. 90, “Communication with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (PCAOB), other standards of the PCAOB, rules of the Securities and Exchange Commission and other applicable regulations.

The Audit and Ethics Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Ethics Committee concerning independence, and has discussed with the independent registered public accounting firm their independence. The Audit and Ethics Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm is consistent with maintaining auditor independence.

Based on the Audit and Ethics Committee’s discussions with management and the independent registered public accounting firm and the Audit and Ethics Committee’s review of the representations of management and the report of the independent registered public accounting firm, the Audit and Ethics Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2009 for filing with the Securities and Exchange Commission. The Audit and Ethics Committee and the Board also have recommended, subject to stockholder ratification, the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2010.

This report is respectfully submitted by the Audit and Ethics Committee of the Board of Directors:

Harold H. Bach, Jr.

(Chairman)

Robert J. Bahash

Edward W. Rabin, Jr.

William J. Vareschi, Jr.

OTHER MATTERS

Stockholder Proposals

As of the date of this proxy statement, the Board has not received notice of, and does not intend to propose, any other matters for stockholder action. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are required by regulation to furnish us with copies of all Section 16(a) reports that they file. Based on our review of copies of these reports that we have received and on representations from reporting persons that no Form 5 report was required to be filed by them, we believe that during fiscal year 2009 our officers, directors and 10% beneficial owners complied with all of their Section 16(a) filing requirements.

It is important that you return the accompanying proxy card promptly. Therefore, whether or not you plan to attend the meeting in person, you are requested to mark, date, sign and return your proxy in the enclosed postpaid envelope. You may revoke the proxy at any time before it is exercised. If you attend the meeting in person, you may withdraw the proxy and vote your own shares.

By Order of the Board of Directors,

Kathleen J. McJohn

Vice President, General Counsel

and Secretary

Waukegan, Illinois

October 27, 2009

ANNEX A

WMS Industries Inc.

Amended and Restated Incentive Plan

(2009 Restatement)

1.	Establishment and Effective Date.	A-1
2.	Purpose	A-1
3.	Definitions	A-1
4.	Administration	A-3
5.	Stock Subject to Plan	A-4
6.	Eligibility and Certain Award Limitations	A-5
7.	Specific Terms of Awards	A-6
8.	Performance Awards, Including Annual Incentive Awards	A-8
9.	Certain Provisions Applicable to Awards	A-10
10.	Change in Control	A-11
11.	Additional Award Forfeiture Provisions	A-12
12.	General Provisions	A-14

A-i

WMS INDUSTRIES INC.

INCENTIVE PLAN

(2009 RESTATEMENT)

1.    Establishment and Effective Date. Effective December 9, 2004, WMS Industries Inc., a Delaware corporation (the “Company”) established the WMS Industries Inc. Incentive Plan (the “Plan”). The Plan was subsequently amended and restated with the approval of the Company’s stockholders effective December 14, 2006. The Plan is hereby further amended and restated, subject to the approval of the Company’s stockholders, on December 10, 2009, to be effective at the time set forth in Section 12(p) (“2009 Restatement”).

2.    Purpose. The purpose of this Plan is to aid the Company in attracting, retaining, motivating and rewarding employees, non-employee directors and key consultants to the Company or its subsidiaries, to provide for equitable and competitive compensation opportunities, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes equity-based and cash-based incentives for Participants.

3.    Definitions. In addition to the terms defined above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a) “Annual Incentive Award” means a type of Performance Award granted to a Participant under Section 8(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

(b) “Award” means any Option, SAR, Restricted Stock, Deferred Stock Unit, Stock granted as a bonus, Performance Award, other Stock-Based Award or Annual Incentive Award, together with any related right or interest, granted to a Participant under the Plan.

(c) “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) which have been designated by the Participant in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Participant’s Award upon such Participant’s death.

(d) “Board” means the Company’s Board of Directors.

(e) “Change in Control” and related terms have the meanings specified in Section 10.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and proposed and final Treasury Department regulations issued thereunder.

(g) “Committee” means the Compensation Committee of the Board, the composition and governance of which complies with Section 303A.05 of the Listed Company Manual of the New York Stock Exchange (as applicable), and/or other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in this Plan. The full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

(h) “Covered Employee” means an Eligible Person who is a “covered employee” under the provisions of Code Section 162(m) and pursuant to the guidance provided in IRS Notice 2007-49.

(i) “Deferred Stock Unit” means a deferred stock unit granted to a Participant under Section 7(e).

(j) “Effective Date” means the effective date specified in Section 12(p).

(k) “Eligible Person” has the meaning specified in Section 6(a).

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(m)“Fair Market Value” means:

(i) The closing sale price per share of Stock on the principal stock exchange or market on which Stock is traded on the date as of which such value is being determined or, if there is no sale on the principal stock exchange or market that day, then on the last previous day on which a sale on the principal stock exchange or market was reported; or

(ii) Such other method of determining fair market value as shall be permissible under the Code, or the rules and regulations thereunder, and adopted by the Committee.

(n) “Option” means a right, granted to a Participant under Section 7(b), to purchase Stock at a specified price during specified time periods and that does not qualify as an incentive stock option within the meaning of Code Section 422(b).

(o) “Other Stock-Based Awards” means Awards granted to a Participant under Section 7(h).

(p) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(q) “Performance Award” means a conditional right, granted to a Participant under Sections 7(g) and 8, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

(r) “Preexisting Plans” means the Company’s 2002 Stock Option Plan, 2000 Stock Options Plan, 2000 Non-Qualified Stock Option Plan, 1998 Non-Qualified Stock Option Plan, 1994 Stock Option Plan and 1991 Stock Option Plan and the Company’s Treasury Stock Bonus Plan.

(s) “Qualified Member” means a member of the Committee who is a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Treasury Regulation 1.162-27 under Code Section 162(m).

(t) “Related Corporation” means any corporation or other entity in which the Company holds, directly or indirectly, a controlling interest. For purposes of the preceding sentence, the term “controlling interest” shall have the same meaning as provided in Treas. Reg. §1.414(c)-2(b)(2)(i), using “at least 50% percent” instead of “at least 80 percent” each place it appears in such regulation.

(u) “Restricted Stock” means Stock granted to a Participant under Section 7(d) which is subject to certain restrictions and to a risk of forfeiture.

(v) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(w) “Short Term Deferral Period” means, with respect to an amount (including Stock) payable pursuant to an Award, the period ending on the later of (1) the 15th day of the third month following the Participant’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture, or (2) the 15th day of the third month following the Company’s first taxable year in which the amount is no longer subject to a substantial risk of forfeiture; provided, however, that such period (measured from the last day of the period) shall be within one calendar year and shall not exceed 2 1/2 months. A Participant shall have no discretion over the payment date and shall have no right to interest as a result of payment on a date other than the first day of the Short-Term Deferral Period.

(x) “Stock” means the Company’s Common Stock, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 12(c).

(y) “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 7(c).

(z) “Termination of Service” means (1) with respect to an Award granted to an employee, the termination of the employment relationship between the employee and the Company and all Related Corporations; (2) with respect to an Award granted to a consultant, the termination of the consulting or advisory arrangement between the consultant and the Company and all Related Corporations; and (3) with respect to an Award granted to a non-employee director, the cessation of the provision of services as a director of the Company and all Related Corporations. A Termination of Service shall not be deemed to have resulted by reason of a bona fide leave of absence approved by the Company. Notwithstanding the foregoing: (A) if the Participant’s status changes from employee, consultant or non-employee director to any other status eligible to receive an Award under the Plan, no Termination of Service shall occur for purposes of the Plan until the Participant’s new status with the Company and all Related Corporations terminates; (B) with respect to a Deferred Stock Unit that is subject to Code §409A, “Termination of Service” shall mean separation from service as defined in Treas. Reg. §1.409A-1(h); and (C) if a Participant’s relationship is with a Related Corporation and not the Company, the Participant shall incur a Termination of Service when such corporation ceases to be a Related Corporation, except as otherwise determined by the Committee, or as otherwise necessary to comply with Code §409A (to the extent applicable).

4.    Administration.

(a) Authority of the Committee.    The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto; to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan; provided, however, that the Committee shall submit any equity awards granted to members of the Executive Committee of the Company or any of its subsidiaries to the Board for ratification. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 12(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors (authority with respect to other aspects of non-employee director awards is not exclusive to the Board, however); provided however, any employee director shall abstain from voting on any grant made to non-employee directors.

(b) Manner of Exercise of Committee Authority.    At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder or intended to be covered by an exemption under Rule 16b-3 under the Exchange Act may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members or may be taken by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the fullest extent authorized under Section 157(c) and other applicable provisions of the Delaware General Corporation Law, the Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify.

(c) Limitation of Liability.    The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary, the Company’s independent auditors, consultants, legal counsel or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

5.    Stock Subject to Plan.

(a) Overall Number of Shares Available for Delivery.    Subject to adjustment as provided in Section 12(c), the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be the sum of (i) 3,800,000 new shares approved on December 10, 2009, (ii) 3,479,559 new shares approved with first adoption of the Plan on December 9, 2004, (iii) 3,750,000 new shares approved on December 14, 2006, (iii) the number of shares remaining under the Preexisting Plans which are not the subject of outstanding Awards as of the Effective Date, and (iv) the number of shares subject to outstanding Awards under any Preexisting Plan as of the Effective Date which become available in accordance with Section 5(b) after the Effective Date Reserve”).

Awards that may be granted to non-employee directors are subject to aggregate limitations under Section 6(c). Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares. Subject to the adjustment provisions of Section 12(c), the Company shall not amend this Plan to increase the number of shares available for issuance under the Plan without such amendment being subject to receipt of stockholder approval.

(b) Share Counting Rules.    The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

With regard to any shares granted pursuant to full-value Awards after stockholder approval of the 2009 Restatement, each such share shall reduce the shares available by 1.6 shares.

Shares that are potentially deliverable under an Award under the Plan or an award under any Preexisting Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted as delivered under the Plan or such Preexisting Plan and shall be available for Awards under this Plan. Shares that have been issued in connection with an Award under this Plan (e.g., Restricted Stock) or Preexisting Plan award that is canceled, forfeited, or settled in cash such that those shares are returned to the Company shall be available for Awards under this Plan. Notwithstanding the preceding sentence, after stockholder approval of the 2009 Restatement, each share made available for Awards under this provision in connection with the cancellation, forfeiture or cash settlement of full-value Awards shall increase the shares available for grant by 1.6 shares. However, shares withheld in payment of the exercise price or taxes relating to an Award or Preexisting Plan award and shares equal to the number surrendered in payment of any exercise price or taxes relating to an Award or Preexisting Plan award shall be deemed to constitute shares delivered to the Participant and shall not be available for reissue as Awards under this Plan.

Because shares will count against the number reserved in Section 5(a) upon delivery, and subject to the share counting rules under this Section 5(b), the Committee may determine that Awards may be outstanding that relate to a greater number of shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.

6.    Eligibility and Certain Award Limitations.

(a) Eligibility.    Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an employee of the Company or any subsidiary, a non-employee director or key consultant to the Company, or a subsidiary, and any person who has been offered employment by the Company or a subsidiary, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary.

(b) Per-Person Award Limitations.    In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards intended to qualify as “performance-based compensation” under Code Section 162(m) under each of Section 7(b), 7(c), 7(d), 7(e), 7(f), 7(g) or 7(h) relating to up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection). Subject to Section 5(a), a Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 750,000 shares plus the amount of the Participant’s unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 12(c) (“Annual Limit”). In the case of an Award which is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying Treasury Regulation 1.162-27(e)(4) (including a Performance Award under Section 8 not related to an Award specified in Section 7), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant’s Annual Limit, which for this purpose shall equal $3,000,000 plus the amount of the Participant’s unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

(c) Limits on Non-Employee Director Awards.    Non-employee directors may be granted any type of Award under the Plan, but the aggregate number of shares that may be delivered in connection with Awards granted to non-employee directors shall be forty percent (40%) of the total reserved under the Plan, and in each calendar year during any part of which the Plan is in effect, a non-employee director may be granted Awards relating to no more than 750,000 shares, subject to adjustment as provided in Section 12(c).

7.    Specific Terms of Awards.

(a) General.    Awards may be granted on the terms and conditions set forth in this Section 7. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 12(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of Termination of Service by the Participant, terms in the event of a Change in Control and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b) Options.    The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price.    The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option.

(ii) Option Term; Time and Method of Exercise.    The Committee shall determine the term of each Option, provided that in no event shall the term of any Option or SAR issued in tandem therewith exceed seven years. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 12(k)), including, without limitation, cash, Stock (including through withholding of Stock deliverable upon exercise, if such withholding will not result in the recognition of additional accounting expense to the Company), other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including through “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants.

(c) Stock Appreciation Rights.    The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i) Right to Payment.    A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a “Limited SAR,” the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 10(d) hereof) over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

(ii) Other Terms.    The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with an Option, and the maximum term of a SAR, which in no event shall exceed a period of seven years from the date of grant. Limited SARs that may only be exercised in connection with a Change in Control or other event as specified by the Committee may be granted on such terms, not inconsistent with this Section 7(c), as the Committee may determine.

(d) Restricted Stock.    The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions.    Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii) Forfeiture.    Except as otherwise determined by the Committee, upon Termination of Service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii) Certificates for Stock.    Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(e) Deferred Stock Units.    The Committee is authorized to grant Deferred Stock Units to Participants. A Deferred Stock Unit entitles the Participant to receive, with respect to each Deferred Stock Unit that vests in accordance with paragraph (i), one share of Stock, or cash equal to Fair Market Value of a share of Stock on the date of vesting, or a combination thereof as determined by the Committee and set forth in the Award agreement. Any fractional Deferred Stock Unit shall be paid in cash.

(i) Vesting.

(1) Deferred Stock Units other than Performance-Based Deferred Stock Units.    With respect to Deferred Stock Units that are not Performance-Based Deferred Stock Units, the Committee shall determine when such units shall vest and any conditions (such as continued employment or performance measures) that must be met in order for such units to vest at the end of the applicable restriction period. The Committee may at any time accelerate the time at which Deferred Stock Units (other than Performance-Based Deferred Stock Units) shall vest.

(2) Performance-Based Deferred Stock Units.    Performance-Based Deferred Stock Units shall vest at the end of the applicable performance period, if and to the extent the performance goals (established in accordance with Section 8) have been achieved for such period. The Committee shall certify the extent to which the performance goals are achieved and shall the have the discretion to decrease (but not increase) the extent to which Performance-Based Deferred Stock Units vest on account of such achievement. Performance-Based Deferred Stock Units shall also vest (A) as provided in Section 10, or (B) if and to the extent determined by the Committee in the case of the Participant’s death or disability.

(ii) Payment.    Except as otherwise provided in the Award Agreement, upon the vesting of a Deferred Stock Unit in accordance with subsection (i) or Section 10, payment, in Stock or cash (as applicable), shall be made in the Short-Term Deferral Period; provided, however, that a Change in Control (as defined in

Section 10) shall not accelerate the payment date of a Deferred Stock Unit that is subject to Code Section 409A unless such Change in Control is also a “change in control event” as defined in regulations under Code Section 409A.

(iii) Forfeitures.    Except as otherwise determined by the Committee, upon Termination of Service during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award document evidencing the Deferred Stock Unit), all Deferred Stock Units that are at that time subject to such forfeiture conditions shall be forfeited.

(f) Bonus Stock.    The Committee is authorized to grant Stock as a bonus subject to such terms as shall be determined by the Committee; provided, however, that such bonus shall either be limited to (i) a de minimus amount of not more than five percent (5%) of the shares subject to the Plan or to (ii) Awards made in lieu of cash bonuses under the Company’s or a subsidiary’s bonus plan on no more than a dollar-for-dollar basis.

(g) Performance Awards.    Performance Awards, denominated in cash or in Stock or other Awards, may be granted by the Committee in accordance with Section 8.

(h) Other Stock-Based Awards.    The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 7(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 7(h).

8.    Performance Awards, Including Annual Incentive Awards.

(a) Performance Awards Generally.    The Committee is authorized to grant any of the awards described in Sections 7(d), (e), (f), (g) and (h) as Performance Awards, the terms and conditions of which are described in this Section 8. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

(b) Performance Awards Granted to Covered Employees.    If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 8(b).

(i) Performance Goal Generally.    The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria.    One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards: (1) revenues; (2) earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items; (3) net income or net income per common share (basic or diluted); (4) return on assets, return on net assets, return on investment, return on capital, or return on equity; (5) cash flow, free cash flow, cash flow return on investment, or net cash provided by operations; (6) economic value created or added; (7) operating margin or profit margin; (8) stock price, dividends or total stockholder return; and (9) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or value added, product development or introduction, geographic business expansion goals, cost targets, debt reduction, customer satisfaction, employee satisfaction, information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii) Performance Period; Timing for Establishing Performance Goals.    Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv) Performance Award Pool.    The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v) Settlement of Performance Awards; Other Terms.    Settlement of such Performance Awards shall be in cash, Stock, or other property, in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of Termination of Service by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees.    The Committee may grant an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as “performance-based compensation” for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

(i) Grant of Annual Incentive Awards.    Not later than the earlier of 90 days after the beginning of any performance period applicable to such Annual Incentive Award or the time 25% of such performance period has elapsed, the Committee shall determine the Covered Employees who will potentially receive Annual Incentive Awards, and the amount(s) potentially payable thereunder, for that performance period. The amount(s) potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 8(b)(ii) in the given performance period, as specified by the Committee. The Committee may designate an annual incentive award pool as the means by which Annual Incentive Awards will be measured, which pool shall conform to the provisions of Section 8(b)(iv). In such case, the portion of the Annual Incentive Award pool potentially payable to each Covered Employee shall be preestablished by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 6.

(d) Payout of Annual Incentive Awards.    After the end of each performance period, the Committee shall determine the amount, if any, of the Annual Incentive Award for that performance period payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of Termination of Service by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Annual Incentive Award.

(e) Written Determinations.    Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards and Annual Incentive Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and Annual Incentive Awards, and the amount of any final Performance Award and Annual Incentive Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

9.    Certain Provisions Applicable to Awards.

(a) Stand-Alone, Additional, Tandem, and Substitute Awards.    Options and SARs granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with the other, and any Award granted under the Plan may, in the discretion of the Committee, be granted in substitution or exchange for any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary, provided that such substitution or exchange does not cause the recipient to become subject to excise taxes under Code Section 409A. Options and SARs granted in addition to or in tandem with the other may be granted either as of the same time as or a different time from the grant of such other Award, except to the extent that grants at different times would cause the recipient of the Option or SAR to become subject to excise taxes under Code Section 409A.

(b) Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Section 7(b)(ii).

(c) Form and Timing of Payment under Awards; Deferrals.    Subject to the terms of the Plan (including Section 12(k)) and any applicable Award document, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, or other property. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (subject to Section 12(k)), provided such acceleration does not cause the recipient to become subject to excise taxes under Code Section 409A.

(d) Exemptions from Section 16(b) Liability.    With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b), except that this provision shall not limit sales by such a Participant, and such a Participant may engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 12(k)) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

(e) Limitation on Vesting of Certain Awards.    If the granting or vesting of full-value Awards (as defined in Section 5(a)) is subject to performance conditions, the minimum vesting period of such Awards shall be no less than one year. If neither the granting nor vesting of full-value Awards is subject to performance conditions, such Awards shall have a minimum vesting period of no less than three years; provided, however, that such Awards may vest on an accelerated basis in the event of a Participant’s death, disability, Termination of Service after age 65 (or such other age as determined by the Committee), or in the event of a Change in Control or other special circumstances; provided however, the vesting of no more than 10% of the shares of Stock authorized under the Plan may be accelerated for other special circumstances. For purposes of this Section 9(e), (i) a performance period that precedes the grant of the Award will be treated as part of the vesting period if the participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award based on performance and continued service, and (ii) vesting over a one-year period or three-year period will include periodic vesting (i.e., monthly step vesting in the case of a one-year award, or annual step vesting over a two or three year award) over such period if the rate of such vesting is proportional (or less rapid) to the number of months or years that have lapsed, as applicable, in such period. The foregoing notwithstanding, up to 10% of the shares of Stock authorized under the Plan may be granted as full-value Awards without the minimum vesting requirements set forth in this Section 9(e).

(f) Deferred Compensation Awards.    Notwithstanding anything to the contrary contained herein, any Award which is subject to Code Section 409A shall, at a minimum, comply with all of the requirements set forth in Code Section 409A as are necessary to allow the deferral of federal income tax on the deferred compensation resulting from the Award and to avoid the constructive receipt of such deferred compensation.

10.    Change in Control.

(a) Effect of “Change in Control” on Non-Performance Based Awards.    In the event of a “Change in Control,” the following provisions shall apply to non-performance based Awards, including Awards as to which performance conditions previously have been satisfied or are deemed satisfied under Section 10(b), unless otherwise determined by the Committee at the time of the Change in Control or as otherwise provided in a current employment agreement between the Company and the Participant:

(i) All deferral of settlement, forfeiture conditions and other restrictions applicable to Awards granted under the Plan shall lapse and such Awards shall be fully payable as of the time of the Change in Control without regard to deferral and vesting conditions, except to the extent of any waiver by the Participant or other express election to defer beyond the Change in Control and subject to applicable restrictions set forth in Section 12(a);

(ii) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any Termination of Service by the Participant other than a termination for “cause” (as defined in any employment or severance agreement between the Company or its subsidiary and the Participant then in effect or, if none, as defined by the Committee and in effect at the time of the Change in Control), subject only to applicable restrictions set forth in Section 12(a); and

(iii) The Committee may, in its discretion, determine to extend to any Participant who holds an Option the right to elect, during the 60-day period immediately following the Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option, and to extend to any Participant who holds other types of Awards denominated in shares the right to elect, during the 60-day period immediately following the Change in Control, in lieu of receiving the shares of Stock covered by such Award, to receive in cash the Change in Control Price multiplied by the number of shares of Stock covered by such Award.

(b) Effect of “Change in Control” on Performance-Based Awards.    In the event of a “Change in Control,” with respect to an outstanding Award subject to achievement of performance goals and conditions, such performance goals and conditions shall be deemed to be met or exceeded if and to the extent so provided by the Committee in the Award document governing such Award or other agreement with the Participant.

(c) Definition of “Change in Control.”    A “Change in Control” shall be deemed to have occurred if, after the Effective Date, there shall have occurred any of the following:

(i) a complete dissolution or liquidation of the Company, or similar occurrence;

(ii) the consummation of a merger, consolidation, acquisition, separation, reorganization, or similar occurrence, where the Company is not the surviving entity;

(iii) a transfer of substantially all of the assets of the Company or more than 80% of the outstanding Common Stock in a single transaction; or

(iv) the individuals who constitute the Board as of the Effective Date, or who have been recommended for election to the Board by two-thirds of the Board consisting of individuals who are either on the Board as of the Effective Date or such successors, cease for any reason to constitute at least a majority of such Board.

Notwithstanding the foregoing, with respect to any deferred compensation Award which is subject to Code Section 409A and with respect to which Section 409A(a)(2)(A)(v) is applicable, a “Change in Control” shall not have been deemed to have occurred unless the requirements of Section 409A(a)(2)(A)(v) have been satisfied.

(d) Definition of “Change in Control Price.”    The “Change in Control Price” means an amount in cash equal to the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company.

11.    Additional Award Forfeiture Provisions.

(a) Forfeiture of Options and Other Awards and Gains Realized Upon Prior Option Exercises or Award Settlements.    Unless otherwise determined by the Committee, each Award granted hereunder shall be subject to the following additional forfeiture conditions, to which the Participant, by accepting an Award hereunder, agrees. If any of the events specified in Section 11(b)(i), (ii), or (iii) occurs (a “Forfeiture Event”), all of the following forfeitures will result, with such forfeitures becoming effective at the later of the occurrence of the Forfeiture Event or the Participant’s Termination of Service:

(i) The unexercised portion of the Option, whether or not vested, and any other Award not then settled (except for an Award that has not been settled solely due to an elective deferral by the Participant and otherwise is not forfeitable in the event of any termination of service of the Participant) will be immediately forfeited and canceled upon the occurrence of the Forfeiture Event; and

(ii) The Participant will be obligated to repay to the Company, in cash, within five business days after demand is made therefor by the Company, the total amount of Award Gain (as defined herein) realized by the Participant upon each exercise of an Option or settlement of an Award (regardless of any elective deferral) that occurred on or after (A) the date that is six months prior to the occurrence of the Forfeiture Event, if the Forfeiture Event occurred while the Participant was employed by the Company or a subsidiary, or (B) the date that is six months prior to the date the Participant’s employment by the Company or a subsidiary terminated, if the Forfeiture Event occurred after the Participant ceased to be so employed. For purposes of this Section, the term “Award Gain” shall mean (i) in respect of a given Option exercise, the product of (X) the Fair Market Value per share of Stock at the date of such exercise (without regard to any subsequent change in the market price of shares) minus the exercise price times (Y) the number of shares as to which the Option was exercised at that date, and (ii) in respect of any other settlement of an Award granted to the Participant, the Fair Market Value of the cash or Stock paid or payable to Participant (regardless of any elective deferral) less any cash or the Fair Market Value of any Stock or property (other than an Award or award which would have itself then been forfeitable hereunder and excluding any payment of tax withholding) paid by the Participant to the Company as a condition of or in connection with such settlement.

(b) Events Triggering Forfeiture.    The forfeitures specified in Section 11(a) will be triggered upon the occurrence of any one of the following Forfeiture Events at any time during the Participant’s employment by the Company or a subsidiary or during the one-year period following termination of such employment:

(i) The Participant, acting alone or with others, directly or indirectly, prior to a Change in Control, (A) engages, either as employee, employer, consultant, advisor, or director, or as an owner, investor, partner, or stockholder unless the Participant’s interest is insubstantial, in any business in an area or region in which the Company conducts business at the date the event occurs, which is directly in competition with a business then conducted by the Company or a subsidiary; (B) induces any customer, supplier, licensee or licensor of the Company or a subsidiary, or other company with which the Company or a subsidiary has a business relationship, to curtail, cancel, not renew, or not continue his or her or its business with the Company or any subsidiary; or (C) induces, or attempts to influence, any employee of or service provider (including, but not limited to, licensees and licensors) to the Company or a subsidiary to terminate such employment or service. The Committee shall, in its discretion, determine which lines of business the Company conducts on any particular date and which third parties may reasonably be deemed to be in competition with the Company. For purposes of this Section 11(b)(i), a Participant’s interest as a stockholder is insubstantial if it represents beneficial ownership of less than five percent of the outstanding class of stock, and a Participant’s interest as an owner, investor, or partner is insubstantial if it represents ownership, as determined by the Committee in its discretion, of less than five percent of the outstanding equity of the entity;

(ii) The Participant discloses, uses, sells, or otherwise transfers, except in the course of employment with or other service to the Company or any subsidiary, any confidential or proprietary information of the Company or any subsidiary, including but not limited to information regarding the Company’s current and potential customers, organization, employees, finances, and methods of operations and investments, so long as such information has not otherwise been disclosed to the public or is not otherwise in the public domain, except as required by law or pursuant to legal process, or the Participant makes statements or representations, or otherwise communicates, directly or indirectly, in writing, orally, or otherwise, or takes any other action which may, directly or indirectly, disparage or be damaging to the Company or any of its subsidiaries or their respective officers, directors, employees, advisors, businesses or reputations, except as required by law or pursuant to legal process; or

(iii) The Participant fails to cooperate with the Company or any subsidiary or by making himself or herself available to testify on behalf of the Company or such subsidiary in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, or otherwise fails to assist the Company or any subsidiary in any such action, suit, or proceeding by providing information and meeting and consulting with members of management of, other representatives of, or counsel to, the Company or such subsidiary, as reasonably requested.

(c) Agreement Does Not Prohibit Competition or Other Participant Activities.    Although the conditions set forth in this Section 11 shall be deemed to be incorporated into an Award, a Participant is not thereby prohibited from engaging in any activity, including but not limited to competition with the Company and its subsidiaries. Rather, the non-occurrence of the Forfeiture Events set forth in Section 11(b) is a condition to the Participant’s right to realize and retain value from his or her compensatory Options and Awards, and the consequence under the Plan if the Participant engages in an activity giving rise to any such Forfeiture Event are the forfeitures specified herein. The Company and the Participant shall not be precluded by this provision or otherwise from entering into other agreements concerning the subject matter of Section 11(a) and 11(b).

(d) Committee Discretion.    The Committee may, in its discretion, waive in whole or in part the Company’s right to forfeiture under this Section, but no such waiver shall be effective unless evidenced by a writing signed by a duly authorized officer of the Company. In addition, the Committee may impose additional conditions on Awards, by inclusion of appropriate provisions in the document evidencing or governing any such Award.

12.    General Provisions.

(a) Compliance with Legal and Other Requirements.    The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations.

(b) Limits on Transferability; Beneficiaries.    No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (including limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments.    In the event of any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock, the Committee shall adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 6(b) and Section 6(c), (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Section 12(k)). In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or other business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under Section 8 to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Tax Provisions.

(i) Withholding.    The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, except a greater amount of Stock may be withheld if such withholding would not result in the recognition of additional accounting expense to the Company.

(ii) Required Consent to and Notification of Code Section 83(b) Election.    No election under Code Section 83(b) (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election, which election right shall not be unreasonably withheld if the Participant requests to make such an election in writing to the Committee. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(e) Changes to the Plan.    The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(f) Right of Setoff.    The Company or any subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or its subsidiary may owe to the Participant from time to time, including amounts payable in connection with any Award, owed as wages, fringe benefits, or other compensation owed to the Participant, any such amounts as may be owed by the Participant to the Company, including but not limited to amounts owed under Section 11(a), although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 12(f).

(g) Unfunded Status of Awards; Creation of Trusts.    The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h) Nonexclusivity of the Plan.    Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i) Payments in the Event of Forfeitures; Fractional Shares.    Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Compliance with Code Section 162(m).    It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 8 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 8(b), (c), and (d), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k) Certain Limitations Relating to Accounting Treatment of Awards.    At any time that the Company is accounting for stock-denominated Awards under the Statement of Financial Accounting Standards No. 123R (“FAS 123R”), the Company intends that, with respect to such Awards, the compensation measurement date for accounting purposes shall occur at the date of grant or such other date that applies to Awards that are treated as equity awards under FAS 123R, unless the Committee specifically determines otherwise. Therefore, other provisions of the Plan notwithstanding, in order to preserve this fundamental objective of the Plan, if any authority granted to the Committee hereunder or any provision of the Plan or an Award agreement would result, under FAS 123R, in “liability” accounting, if the Committee was not specifically aware of such accounting consequence at the time such Award was granted or provision otherwise became effective, such authority shall be limited and such provision shall be automatically modified and reformed to the extent necessary to preserve the accounting treatment of the award intended by the Committee. This provision shall cease to be effective if and at such time as the Company no longer accounts for equity compensation under FAS 123R.

(l) Governing Law.    The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m) Awards to Participants Outside the United States.    The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 12(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(n) Limitation on Rights Conferred under Plan.    Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(o) Severability; Entire Agreement.    If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby; provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements (unless an employment agreement entered into between the Company and the Participant specifically provides contradictory terms, in which case the terms of the employment agreement shall govern), promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(p) Plan Effective Date and Termination.    The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present in person or by proxy and entitled to vote on the subject matter at a duly held meeting of stockholders at which a quorum is present provided at least a majority of the Company’s outstanding shares entitled to vote on the Plan have voted. Notwithstanding the foregoing, any outstanding awards (as of the Effective Date) granted pursuant to any Preexisting Plan continue to be governed by the terms of such Preexisting Plans. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

ANNEX B

WMS INDUSTRIES INC.

Proxy for Annual Meeting of Stockholders on December 10, 2009

Solicited on Behalf of the Board of Directors

THE UNDERSIGNED hereby appoints BRIAN R. GAMACHE, ORRIN J. EDIDIN, SCOTT D. SCHWEINFURTH and KATHLEEN J. MCJOHN, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Stockholders of WMS Industries Inc. to be held on December 10, 2009 and at any adjournments or postponement thereof as follows:

(Continued and to be signed on the reverse side.)

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

Our 2009 Annual Report, Notice of Annual Meeting, Proxy Statement and Proxy Card

Are Available Online at http://ir.wms.com

Please sign, date and mail your proxy card in

the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE. ☒

1. Election of Directors.		NOMINEES:	2. Approval of our Amended and Restated Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

☐ ☐ ☐	FOR all nominees WITHHOLD AUTHORITY FOR ALL EXCEPT (see instructions below)

( ) Harold H. Bach, Jr.

( ) Robert J. Bahash

( ) Brian R. Gamache

( ) Patricia M. Nazemetz

( ) Louis J. Nicastro

( ) Neil D. Nicastro

( ) Edward W. Rabin, Jr.

( ) Ira S. Sheinfeld

( ) Bobby L. Siller

( ) William J. Vareschi, Jr.

			3. Approval of an Amendment to our Certificate of Incorporation to increase our authorized common stock to 200,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐
			4. Ratification of appointment of Ernst & Young as our independent registered public accounting firm for fiscal year 2010.	FOR ☐	AGAINST ☐	ABSTAIN ☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: (•)			In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2, 3 and 4.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted by this method.

☐

Signature of stockholder: _______________  Date: __________  Signature of stockholder: ________________  Date: __________

NOTE: Please sign exactly as your name(s) appear hereon. If signing as attorney, executor, administrator, trustee or guardian, give your full title as such. If signatory is a corporation, sign the full corporate name by a duly authorized officer. If shares are held jointly, each stockholder named should sign.